Exhibit 10.7

CERTAIN SCHEDULES AND EXHIBITS HAVE BEEN OMITTED FROM THIS
EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K.

MASTER REPURCHASE AGREEMENT

among

GOLDMAN SACHS BANK USA,
as Buyer and Repo Agent

FCR NS SELLER I LLC,
as a Seller

and

EACH OTHER PERSON FROM TIME TO TIME PARTY HERETO,
as a Seller

Dated November 21, 2025

-i-

28.	APPOINTMENT AS REPO AGENT	118
29.	JOINT AND SEVERAL	121

SCHEDULES
SCHEDULE 1	Purchased Loan Information	1-1
SCHEDULE 2	Acceptable States and Metro Areas	2-1
SCHEDULE 3	Approved Originators	3-1
SCHEDULE 4	Construction Verification Agents	5-1

EXHIBITS
EXHIBIT I‑1	Form of Confirmation	I‑1
EXHIBIT I‑2	Form of Purchase Price Increase Confirmation	I‑2
EXHIBIT II	[Reserved]	II‑1
EXHIBIT III	[Reserved]	III‑1
EXHIBIT IV	Representations and Warranties Regarding the Purchased	IV
EXHIBIT V	Officer’s Compliance Certificate	V‑1
EXHIBIT VI	[Reserved]	VI‑1
EXHIBIT VII	[Reserved]	VII‑1
EXHIBIT VIII	[Reserved]	VIII-1
EXHIBIT IX	[Reserved]	IX-1
EXHIBIT X	Limited Crossed Repurchase Agreements	X‑1
EXHIBIT XI	Underwriting Guidelines	XI-1
-ii-

MASTER REPURCHASE AGREEMENT

This Master Repurchase Agreement (this “Agreement”) is dated as of November 21, 2025 and is made by and among Goldman Sachs Bank USA (“Goldman”), as a buyer (in such capacity, “Buyer”) and as Repo Agent (in such capacity, “Repo Agent”) and FCR NS Seller I LLC, a Delaware limited liability company and each additional Person that joins this Agreement as a “seller” with the prior written consent of the Repo Agent in its sole and absolute discretion (each a “Seller” and collectively, the “Sellers”).

1.	APPLICABILITY

From time to time the parties hereto may enter into transactions in which one or more Sellers agree to transfer to Buyer all of its respective right, title and interest in and to one or more Eligible Loans (including without limitation all of such Seller’s right, title and interest in and to the related Servicing Rights) on a servicing released basis, against the transfer of funds by Buyer to such Seller, with a simultaneous agreement by Buyer to transfer to such Seller such Purchased Loans at a date certain (or an earlier date, in accordance with the terms hereof), against the transfer of funds by such Seller to Buyer.  Each such transaction involving the transfer by a Seller to Buyer of a Purchased Loan and each Purchase Price Increase for any Purchased Loan already subject to a Transaction shall each be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement.  Notwithstanding any provision or agreement herein, at no time shall Buyer be obligated to purchase or effect the transfer of any Eligible Loan from a Seller to Buyer or to fund any requested Purchase Price Increase for any Purchased Loan.

2.	DEFINITIONS

(a)	Capitalized terms in this Agreement shall have the respective meanings set forth below:

“Accelerated Repurchase Date” shall have the meaning specified in Section 14(b)(i).

“Acceptable Compensating Factors” shall mean compensating factors approved by Repo Agent in its sole and absolute discretion.

“Acceptable State” shall mean each state listed on Schedule 2, as amended, supplemented or otherwise modified from time to time with the prior written consent of Repo Agent.

“Accepted Servicing Practices” shall mean, with respect to any Purchased Loan, those mortgage loan servicing practices (including collection procedures) or property management practices, as applicable, of prudent lending and servicing institutions that service mortgage loans and manage real estate properties of the same type as such Purchased Loan and related Mortgaged Property or Mortgaged Properties, as applicable, in the state where the related Mortgaged Property is located, and in accordance with (i) all applicable Requirements of Law, (ii) the terms and provisions of the related Purchased Loan Documents, and (iii) the Servicing Agreement, in each case in a manner at least equal in quality to the servicing and real estate property management that the applicable Seller or Servicer, as applicable, provides to similar mortgage loans or real estate properties which they own in their own portfolios.

“Act” shall have the meaning specified in Section 26(b).

“Act of Insolvency” shall mean, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in writing or in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure of such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Acquisition Price” shall mean, with respect to any Mortgage Loan, the purchase price paid by the applicable Seller for such Mortgage Loan.

“Advance” shall mean an advance of funds by the applicable Approved Originator to the related Mortgagor pursuant to the terms of the related Purchased Loan.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to any specified Person, (i) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person or (ii) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.  Notwithstanding the foregoing, Mubadala and members of the Mubadala Group shall not be deemed Affiliates of Fortress, Fortress Funds, Seller, Pledgor, Depositor or of any of its or their Affiliates.  As used in this definition, “Mubadala” means Mubadala Investment Company PJSC, and “Mubadala Group” means any Person controlling, controlled by or under common control with Mubadala and any other direct or indirect owner of Fortress, that is not also controlled by Fortress.

“Aggregate Repurchase Price” shall mean, as of any date of determination, the aggregate Repurchase Price (excluding any accrued and unpaid Price Differential) of all Purchased Loans subject to Transactions as of such date.

“Agreement” shall have the meaning specified in the introductory paragraph of this Agreement.

“Allocated Cash” shall mean, for any Person, any amount of cash or borrowing capacity of such Person, which as of the date of the related Payment Extension Certificate (a) has been (i) encumbered with a prior lien or claim, (ii) contractually required to be set aside, (iii) allocated for another payment or performance obligation, or (iv) reserved by such person in good faith, and consistent with such Person’s accounting, cash management, capital and treasury policies in procedures in effect from time-to-time; and/or (b) is not otherwise available for immediate and general use by such Person.

“Amortization Event” shall mean the occurrence of any one or more of the following: (a) a Full Amortization Event or (b) the commencement of the Extension Period.

“Amortization Period” shall mean the period commencing on the date on which an Amortization Event occurs and ending on (i) if such Amortization Period commences solely as a result of a Full Amortization Event, the earlier to occur of (x) the date on which the related Full Amortization Event is no longer in effect (provided that, should any such Full Amortization Event take effect, the ability to terminate the Amortization Period that commenced as a result of such Full Amortization Event shall be at the sole discretion of the Repo Agent), and (y) the Facility Termination Date, or (ii) if such Amortization Period commences as a result of the commencement of the Extension Period (irrespective of whether or not a Full Amortization Event had occurred), the Facility Termination Date.

“Annual Asset Fees” shall have the meaning specified in the Fee Letter.

“Applicable Spread” shall mean, as of any date of determination, (i) with respect to a Core Bridge Loan, 2.10% or, with respect to any Large Loan, such other rate specified in the related Confirmation or Purchase Price Increase Confirmation; (ii) with respect to a Ground Up Construction Loan, 2.25% or, with respect to any Large Loan, such other rate specified in the related Confirmation or Purchase Price Increase Confirmation; (iii) with respect to a Commercial Bridge Loan, 2.25%, or such other rate specified in the related Confirmation or Purchase Price Increase Confirmation; and (iv) after the occurrence and during the continuance of an Event of Default, the sum of (x) the Applicable Spread described in clause (i), (ii) or (iii) of this definition, as applicable, plus (y)  3.00%.

“Appraisal” shall mean an appraisal obtained by the applicable Seller or the applicable Approved Originator prepared in accordance with Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, in compliance with the requirements of Title 11 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 by an independent, third-party appraiser holding an MAI designation, who is licensed or certified under the laws of the state in which the applicable Mortgaged Property is located, if required by the laws of such state, and approved by Repo Agent in its reasonable discretion.

“Appraised Value” shall mean, with respect to any Mortgaged Property, the value (or the lowest value if more than one Appraisal is received) thereof as set forth in the Appraisal obtained at the time of (i) origination of the Mortgage Loan or (ii) such other determination of value as specified in Section 12(y), as applicable.

“Approved Originator” shall mean, those originators listed on Schedule 3, and any other originator that has been approved by Repo Agent in its sole and absolute discretion exercised in good faith.

“ARV” shall mean the “as-repaired value” as shown in the Appraisal obtained by the applicable Approved Originator in connection with origination of the Mortgage Loan, and set forth in the Purchased Loan Information.

“Asset Base Component” shall mean, as of any date of determination with respect to any Purchased Loan that is subject to a Transaction under this Agreement as of such date, the product of (x) the then-applicable Purchase Price Percentage for such Purchased Loan, and (y) the Asset Value for such Purchased Loan as of such date.

 “Asset Base Margin Value” shall mean, as of any date of determination, the aggregate of the Asset Base Components for all Purchased Loans subject to Transactions under this Agreement as of such date.

“Asset Value” shall mean, in each case subject to the last sentence of Section 7(b)(iii), with respect to any Mortgage Loan that is an Eligible Loan as of any date of determination, and as determined by Repo Agent in good faith (which determination shall be conclusive and binding upon each Seller absent manifest error):

(a) the lesser of (i) the Acquisition Price and (ii) the outstanding principal balance of such Mortgage Loan; minus

(b) any scheduled principal payments and any full or partial prepayments received in respect of such Mortgage Loan; minus

(c) if the Value Decline Percentage for the Mortgaged Property related to such Mortgage Loan is 2.0% or more, an amount equal to (i) the remainder after giving effect to clauses (a) and (b) above, multiplied by (ii) the percentage equal to (x) 100% minus (y) the Value Decline Percentage.

For the avoidance of doubt, the Asset Value for any Purchased Loan that is not an Eligible Loan as of any date of determination, as determined by Repo Agent in its sole and absolute discretion exercised in good faith, shall be $0.00.

“As-is Value” shall mean, with respect to any Mortgaged Property, the Appraised Value reflecting the then-current condition of such Mortgaged Property.

“Assignment Agreement” shall mean each Assignment Agreement between the applicable Depositor or such other Affiliate as is approved by Repo Agent in its sole and absolute discretion exercised in good faith, as seller/assignor, on the one hand, and the applicable Depositor or the applicable Seller, on the other hand, pursuant to which such seller/assignor sells and transfers Purchased Loans to such Depositor or such Seller, as applicable, from time to time, as the same may be amended, supplemented or otherwise modified from time to time.

“Assignment of Lease” shall mean, with respect to any Mortgaged Property, an assignment of leases and rents with respect thereto, either as part of the related Mortgage or in a separate document.

“Assignment of Mortgage” shall mean, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, that when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the related Mortgage Loan to Repo Agent or its designee.

“Bail In Action” shall mean the exercise of any Write Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean Title 11 of the United State Code, as amended from time to time.

“Benchmark” shall mean, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement; and provided, further, that in no event shall Benchmark with respect to any Transaction be less than the applicable Benchmark Floor.

“Benchmark Floor” means 0.50%.

“Benchmark Notice” shall have the meaning specified in Section 3(k).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of:

(1) the alternate benchmark rate of interest that has been selected by Buyer as the replacement for the then-current Benchmark (or published component used in the calculation thereof), giving due consideration to (i) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a rate, by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then-current Benchmark (or such component thereof) for U.S. dollar-denominated floating rate commercial mortgage loans at such time (the “Unadjusted Benchmark Replacement”), and

 (2) the Benchmark Replacement Adjustment;

provided that, in no event shall the Benchmark Replacement for any Pricing Period be deemed to be less than the Benchmark Floor.

“Benchmark Replacement Adjustment” shall mean, with respect to any Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to (a) any selection or recommendation by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate commercial mortgage loans at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark (or published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component thereof); and

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or such component thereof) has been determined and announced by or on behalf of the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark to be non-representative or noncompliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such nonrepresentativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark (or published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Business Day” shall mean any day other than (i) a Saturday or Sunday and (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian, the Buyer or Repo Agent are authorized or obligated by law or executive order to be closed.

“Buyer” shall have the meaning specified in the introductory paragraph to this Agreement.

“Capital Lease Obligation” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, and any and all warrants or options to purchase any of the foregoing.

“Cash Collateral Account” shall have the meaning given to the term “Account” in the Controlled Account Agreement (Cash Collateral Account).

“Change of Control” shall mean:

(a)
any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of the directors or such “person” or “group” obtains Control of the Guarantor;

(b)	Manager or an Affiliate of Manager shall cease to act as the investment advisor of Guarantor;

(c)	Guarantor shall cease to directly or indirectly own and Control, of record and beneficially, 100% of the Capital Stock of Depositor;

(d)	Depositor shall cease to directly own and Control, of record and beneficially, 100% of the Capital Stock of Pledgor; or

(e)	Pledgor shall cease to directly own and Control, of record and beneficially, 100% of the Capital Stock of Seller.

“Closing Date” shall mean November 21, 2025.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning specified in Section 5(a).

“Collection Account Bank” shall mean Bank of America, N.A., or any successor Collection Account Bank appointed by the applicable Seller and reasonably acceptable to Repo Agent.

“Collection Account Control Agreement” shall mean (i) the Deposit Account Control Agreement, dated as of the Closing Date, executed by the Repo Agent, as secured party, the Seller, as debtor, and the Collection Account Bank, as bank and (ii) any other account control agreement among the Repo Agent, as secured party, a Seller, as debtor and the Collection Account Bank, as bank, in form and substance acceptable to the Repo Agent.

“Commercial Bridge Loan” shall mean a Mortgage Loan that satisfies Section D of the definition of Eligible Loan and is secured by a first Lien on one or more Commercial Property Types.

“Commercial Property Types” shall mean office, retail, industrial, hospitality, or multifamily (including student housing) properties made up of any combination of the foregoing and any other property type(s) approved by Buyer in its sole discretion. The Commercial Property Type criteria set forth herein may be revised by Buyer in its sole and absolute discretion with respect to any new Eligible Loan proposed to be purchased by the Buyer under this Agreement.

“Concentration Limit” shall mean, as of any date of determination, with respect to any Mortgage Loan:

(i)
if the Mortgaged Property relating to such Mortgage Loan is located in the First Largest Acceptable State, the Purchase Price of such Mortgage Loan, when added to the aggregate Purchase Price of all other Eligible Loans then subject to Transactions under this Agreement with related Mortgaged Properties located in the First Largest Acceptable State, does not exceed the product of (A) 35.0% and (B) the greater of (x) the aggregate outstanding Purchase Price of Eligible Loans then subject to Transactions under this Agreement and (y) $50,000,000;

(ii)
if the Mortgaged Property relating to such Mortgage Loan is located in the Second Largest Acceptable State, the Purchase Price of such Mortgage Loan, when added to the aggregate Purchase Price of all other Eligible Loans then subject to Transactions under this Agreement with related Mortgaged Properties located in the Second Largest Acceptable State, does not exceed the product of (A) 25.0% and (B) the greater of (x) the aggregate outstanding Purchase Price of Eligible Loans then subject to Transactions under this Agreement and (y) $50,000,000;

(iii)
if the Mortgagor for such Mortgage Loan is in the First Largest Sponsor Group, the Purchase Price of such Mortgage Loan, when added to the aggregate Purchase Price of all other Eligible Loans then subject to Transactions under this Agreement with a Mortgagor in the First Largest Sponsor Group, does not exceed the product of (A) 15.0% and (B) the greater of (x) the aggregate outstanding Purchase Price of Eligible Loans then subject to Transactions under this Agreement and (y) $50,000,000;

(iv)
if the Mortgagor for such Mortgage Loan is in the Top Three Sponsor Groups, the Purchase Price of such Mortgage Loan, when added to the aggregate Purchase Price of all other Eligible Loans then subject to Transactions under this Agreement with a Mortgagor in the Top Three Sponsor Groups, does not exceed the product of (A) 35.0% and (B) the greater of (x) the aggregate outstanding Purchase Price of Eligible Loans then subject to Transactions under this Agreement and (y) $50,000,000;

(v)
if the Mortgaged Property related to such Mortgage Loan is a condominium, the Purchase Price of such Mortgage Loan, when added to the aggregate Purchase Price of all other Eligible Loans then subject to Transactions under this Agreement for which the related Mortgaged Property is a condominium, does not exceed the product of (A) 15.0% and (B) the greater of (x) the aggregate outstanding Purchase Price of Eligible Loans then subject to Transactions under this Agreement and (y) $50,000,000;

(vi)
if such Mortgage Loan is an Extended Loan, the Purchase Price of such Mortgage Loan, when added to the aggregate Purchase Price of all other Eligible Loans then subject to Transactions under this Agreement that are Extended Loans, does not exceed the product of (A) 15.0% and (B) the greater of (x) the aggregate outstanding Purchase Price of Eligible Loans then subject to Transactions under this Agreement and (y) $50,000,000;

(vii)
if such Mortgage Loan is either a Thirty-day Delinquent Loan or past its maturity date without a Valid Extension, the Purchase Price of such Mortgage Loan, when added to the aggregate Purchase Price of all other Eligible Loans then subject to Transactions under this Agreement that are either Thirty-day Delinquent Loans or past their maturity date without a Valid Extension, does not exceed the product of (A) 5.0% and (B) the aggregate outstanding Purchase Price of Eligible Loans then subject to Transactions under this Agreement; and

(viii)
if such Mortgage Loan is a Commercial Bridge Loan, the Purchase Price of such Mortgage Loan, when added to the aggregate Purchase Price of all other Eligible Loans then subject to Transactions under this Agreement for which the related Mortgaged Property is a Commercial Bridge Loan, does not exceed the product of (A) 15.0% and (B) the aggregate outstanding Purchase Price of Eligible Loans then subject to Transactions under this Agreement.

“Confidential Information” shall have the meaning specified in Section 26(b).

“Confirmation” shall mean, with respect to any Purchased Loan, Repo Agent’s written confirmation of its approval of a Transaction with respect to such Purchased Loan, substantially in the form of Exhibit I‑1.

“Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, as applicable, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate Determination Date”, the definition of “Pricing Period,” the timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative matters) that Buyer determines may be appropriate or necessary to reflect the adoption and implementation of such Benchmark or the Benchmark Replacement, as applicable, and to permit the administration thereof by Buyer in a manner substantially consistent with market practice for repurchase facilities or similar structured finance arrangements (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark or the Benchmark Replacement, as applicable, exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Construction Verification Agent” shall mean any Person listed on Schedule 4, as amended, supplemented or otherwise modified from time to time with the prior written consent of Repo Agent.

“Construction Verification Agent Report” shall mean, with respect to any Renovation Advance, the report delivered by Construction Verification Agent to the applicable Seller upon the completion of the renovations relating to such Renovation Advance.

“Consumer Loan” shall mean a mortgage loan subject to the requirements of (x) the Truth in Lending Act of 1968, as amended, or Regulation Z promulgated thereunder, or (y) the “ability to repay” rules set forth at 12 C.F.R. § 1026.43.

“Control” shall mean, with respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreement (Cash Collateral Account)” shall mean that certain Amended and Restated Deposit Account Control Agreement, entered into on December 18, 2024, among Repo Agent, Guarantor (and/or one or more subsidiaries of Guarantor) and the Controlled Account Bank, relating to the Cash Collateral Account, as the same may be modified or supplemented from time to time. Any Controlled Account Agreement (Cash Collateral Account) may be entered into in Repo Agent’s sole and absolute discretion, and no reference to a Controlled Account Agreement (Cash Collateral Account) or any related defined term herein shall be deemed to constitute a commitment or agreement by Buyer to enter into any such Controlled Account Agreement (Cash Collateral Account).

“Controlled Account Bank” shall mean CIBC Bank USA, or any successor Controlled Account Bank appointed by Repo Agent with the prior written consent of each Seller (which consent shall not be unreasonably withheld or delayed).

“Core Bridge Loan” shall mean a Mortgage Loan that satisfies Sections A and B of the definition of Eligible Loan for the business purpose of acquiring, renovating, and reselling or refinancing homes.

“Custody Agreement” shall mean, with respect to any Purchased Loan, the Custody Agreement, dated as of November 21, 2025, entered into by and among WTNA, as Custodian, Seller, as owner, and Repo Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“Custodial Delivery Certificate” shall mean the “Delivery Transmittal Form” as defined in the Custodial Agreement, a form of which is attached to the Custodial Agreement.

“Custodian” shall mean WTNA, or any successor Custodian appointed by Repo Agent and reasonably acceptable to Sellers.

“Default” shall mean any event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Defaulted Loan” shall mean, any Purchased Loan as to which

(i)
there is a breach beyond any applicable notice and cure period of a representation or warranty by the applicable Seller under Exhibit IV attached hereto (without regard to any knowledge qualifier therein), except to the extent disclosed in the Exception Report delivered to Repo Agent prior to the related Purchase Date,

(ii)
a default has occurred and is continuing beyond any applicable notice and cure period under the related Purchased Loan Documents in the payment when due of any scheduled payment of interest or principal or any other amounts due under the related Purchased Loan Documents,

(iii)	the occurrence and continuance of any other “Event of Default” or “event of default” as defined under the related Purchased Loan Documents, or

(iv)
the related Purchased Loan File or any portion thereof has been released from the possession of the Custodian under the applicable Custodial Agreement to anyone other than Buyer or any Affiliate of Buyer except in accordance with the terms of such Custodial Agreement.

“Depositor” shall mean FCR NS Holdings LLC, a Delaware limited liability company.

“Diligence Fees” shall mean reasonable out‑of‑pocket fees, costs and expenses payable by Sellers to Buyer in respect of Buyer’s and Repo Agent’s out‑of‑pocket fees, costs and expenses (including legal fees and expenses) incurred in connection with its review of the diligence materials hereunder and Buyer’s and Repo Agent’s continuing due diligence reviews of Purchased Loans pursuant to Section 21 or otherwise hereunder.

“Diligence Fees Cap” shall have the meaning specified in Section 21(a).

“Draw Fee” shall have the meaning specified in the Fee Letter.

“Early Repurchase Date” shall have the meaning specified in Section 3(g).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Loan” shall mean a Mortgage Loan which was originated by an Approved Originator, and sold by such Approved Originator directly to the Depositor or such other Affiliate of the Depositor as is approved by Repo Agent in its sole and absolute discretion exercised in good faith.  No Mortgage Loan shall be an Eligible Loan unless such Mortgage Loan (or unless with respect to such Mortgage Loan, as the context may require):

A.	With respect to all Mortgage Loans:

(i)	is not a Consumer Loan;

(ii)
all Mortgaged Properties securing the related Mortgage are (except as otherwise provided for in clause B(i) and D of this definition) single family (one-to-four family) residential properties (including condominiums, town homes and planned unit developments) or land bought for the purpose of building any of the foregoing residential properties, in each case, located in the United States and such Mortgage Loan has been made (and any related Advance has been made) solely for investment and business purposes;

(iii)
was originated by an Approved Originator in accordance with the applicable Underwriting Guidelines without exceptions unless such Mortgage Loan has Acceptable Compensating Factors as of the related Purchase Date in respect of such exceptions that have been approved by the Repo Agent in its sole and absolute discretion;

(iv)	any Advance, to the extent then due to the related Mortgagor or previously disbursed, was made in accordance with the related Purchased Loan Documents;

(v)	as of the related Purchase Date, has been or was approved by Repo Agent for purchase by Buyer in its sole and absolute discretion;

(vi)	[Reserved];

(vii)
the applicable Seller has legal title to such Mortgage Loan, free and clear of any and all liens, charges, pledges, encumbrances, participations, and any other ownership interests on, in or to such Mortgage Loan;

(viii)	is secured by a valid first mortgage or deed of trust sufficient to ensure a perfected first lien security interest in each related Mortgaged Property and insured by a lender’s title insurance policy;

(ix)	is the subject of an Appraisal satisfying the requirements of Section 12(y) shall have been timely delivered to Repo Agent at the applicable Seller’s sole cost and expense;

(x)
the related Purchased Loan File is in possession of the Custodian and no such Purchased Loan File has any material exceptions unless otherwise approved by Repo Agent in its sole and absolute discretion exercised in good faith;

(xi)
the related Purchased Loan File has not been released from the possession of Custodian under the applicable Custodial Agreement for a period in excess of twenty (20) calendar days unless release is provided pursuant to a bailee letter to a servicer or attorney in connection with foreclosure;

(xii)	is not a “high cost” Mortgage Loan and is in compliance with (or exempt from) all Requirements of Law;

(xiii)
is not delinquent in the payment of any real estate taxes, governmental assessments, other outstanding governmental charges (including, without limitation, water and sewage charges) or homeowner association dues or fees, or installments thereof, that could be a lien on any Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage;

(xiv)	has not been deemed uncollectible or “charged off” by any Relevant Party or the Servicer;

(xv)	no related Mortgaged Property has been condemned or deemed unfit for use by any Governmental Authority;

(xvi)	to the applicable Seller’s actual knowledge, the related Mortgagor is not in default on any cross-defaulted obligation on any other loan originated by the related Approved Originator;

(xvii)	the related Mortgaged Property is owned by the related Mortgagor;

(xviii)	would not result in a violation of any applicable Concentration Limit;

(xix)	is not a Table Funded Loan;

(xx)	is not subject to any Significant Modification;

(xxi)
the applicable representations and warranties set forth in Exhibit IV (as applicable) are true and correct (without regard to any knowledge qualifier therein) unless otherwise approved by Repo Agent in its sole and absolute discretion and disclosed in the Exception Report delivered to Repo Agent on or prior to such Purchase Date;

(xxii)	if such Mortgage Loan includes any Purchase Price Increase, Buyer shall have agreed to enter into a Transaction with the applicable Seller in respect of such Purchase Price Increase;

(xxiii)	[reserved];

(xxiv)	is not owner occupied;

(xxv)	is being serviced by the Servicer pursuant to the Servicing Agreement;

(xxvi)	was extended for business purposes to an LLC, corporation, partnership or trust and neither the Mortgagor, nor any relative or relation of the Mortgagor, occupies the related Mortgaged Property;

(xxvii)
as of the related Purchase Date, (x) is not and has never been a Thirty-day Delinquent Loan or an Extended Loan and (y) the related Mortgagor is not and has never been in default under the related loan agreement, Mortgage Note or Mortgage;

(xxviii)
has not been previously financed by Seller or its Affiliates with any other entity or repurchased from, rejected by, pledged under or otherwise subject to any other financing facility, unless such fact has been communicated to Repo Agent in writing prior to the related Purchase Date and approved by Repo Agent in its sole and absolute discretion exercised in good faith;

(xxix)	is not subject to any cross-default provisions unless all such cross defaulted assets are Purchased Loans;

(xxx)	has a maximum principal amount of greater than or equal to $100,000;

(xxxi)	with respect to which the Most Recent Valuation of each Mortgaged Property securing the Purchased Loan is no less than $75,000;

(xxxii)	is not solely for horizontal development nor is an acquisition & development nor a lot loan;

(xxxiii)
in the case of an Extended Loan, the initial maturity date thereof has not been extended for more than six (6) months, except as otherwise consented to by the Repo Agent in its sole and absolute discretion;

(xxxiv)
the related Mortgagor has not notified the applicable Approved Originator, the applicable Seller or Servicer that it is requesting relief under the Servicemembers Civil Relief Act of 2003, or any other similar state or local statutes, unless the relief thereunder has been granted;

(xxxv)
is not subject to any failure by Servicer to make (or cause to be made) any protective servicing advance or advances, including without limitation for property preservation, protection, restoration, repair, taxes, assessments, homeowners’ association fees, dues and assessments, water rates, sewer rents and other charges which are or may become a lien upon the related Mortgaged Property, or for fire and hazard insurance coverage with respect to the related Mortgaged Property, which failure to make such advance or advances continues for fifteen (15) days after the Servicer’s monthly reporting period in which such advance was due;

(xxxvi)	the related Mortgaged Property is located in an Acceptable State;

(xxxvii)
there are no amounts collateralized in holdback, interest or reserve accounts unless all such accounts have been pledged (subject to the terms and conditions of the applicable underlying Purchased Loan Documents) to the Repo Agent and are subject to an account control agreement in favor of Repo Agent;

(xxxviii)
the Interest Reserve Amount on such Mortgaged Loan, when combined with the Interest Reserve Amount on all other Mortgaged Loans, does not cause the aggregate Interest Reserve Amounts on all Mortgaged Loans that are on deposit in a deposit account or a securities account (other than a deposit account or a securities account that is the subject of the Interest Reserve Account Control Agreement) to exceed $200,000; and

B.	With respect to each Core Bridge Loan:

(i)	the related Mortgaged Property is either a single-family home or multi-family home of twenty (20) units or fewer;

(ii)	has a maximum LTC of 90.0%;

(iii)	has a maximum LTARV of 75.0%;

(iv)	has an original term to maturity of not greater than eighteen (18) months;

(v)	such Core Bridge Loan is secured by a personal guaranty from an individual or individuals in accordance with the related Approved Originator’s Underwriting Guidelines; and

(vi)	any rehabilitation performed on the related Mortgaged Property does not constitute “tear down” or “ground-up” construction;

(vii)
the amount of any Advances set forth in the Purchased Loan Documents to be made following the initial Advance thereunder does not exceed 75% of the lesser of (x) the initial Purchase Price thereof or (y) the most recent As-is Value for the related Mortgaged Property;

(viii)	is not a Commercial Bridge Loan; and

C.	With respect to any Ground Up Construction Loan:

(i)	has a maximum LTC of 85.0%;

(ii)	has a maximum LTARV of 70.0%;

(iii)	has an original term to maturity of not greater than three (3) years;

(iv)	any rehabilitation performed on the related Mortgaged Property constitutes “tear down” or “ground-up” construction;

(v)	is not a Commercial Bridge Loan; and

D.	With respect to any Commercial Bridge Loan:

(i)	is originated by Seller or an Affiliate of Seller or, if approved by the Buyer in its sole discretion, was acquired by Seller or an Affiliate of Seller from a third party;

(ii)	is performing and not a Defaulted Loan (provided, for the avoidance of doubt, that it is not a re-performing loan);

(iii)	is fully disbursed, except for customary holdbacks, reserves, escrows and future advances for interest, repairs, tenant improvements, leasing commissions and capital improvements;

(iv)	accrues interest at a fixed rate or a floating rate based on Term SOFR or a substitute rate acceptable to Buyer in its sole discretion;

(v)	has a term to maturity of no greater than five (5) years, inclusive of extension options, unless otherwise approved by Buyer;

(vi)	the underlying Mortgagor is a bankruptcy remote special purpose entity;

(vii)	is secured by a first Lien mortgage or deed of trust on a Commercial Property Type and otherwise satisfies the criteria set forth in the definition of Commercial Property Type;

(viii)
as of the related Purchase Date, the unpaid principal balance of such Mortgage Loan does not exceed 80% of the As-is Value of the related Mortgaged Property, unless otherwise approved by Buyer in its sole discretion and set forth in the related Confirmation;

(ix)	will not cause Seller to violate any Concentration Limits if such Mortgage Loan is included as a Purchased Loan;

(x)
is not a “ground-up” construction loan or a loan secured in any material part by raw, vacant or unimproved land (provided, for the avoidance of doubt, that loan proceeds may be used for capital improvements and/or tenant improvements);

(xi)	is not a mortgage-backed security;

(xii)	has an applicable Appraisal that is (A) dated within ninety (90) days of the related Purchase Date or (B) acceptable to Buyer in its sole and absolute discretion; and

(xiii)
the applicable representations and warranties set forth in Exhibit IV are true and correct (without regard to any knowledge qualifier therein) unless otherwise approved by Repo Agent in its sole and absolute discretion and disclosed in the Exception Report delivered to Repo Agent on or prior to such Purchase Date; and

(xiv)	has been approved by Buyer in its sole and absolute discretion.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business (whether or not incorporated) that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the applicable Seller is a member at any relevant time.

“Event of Default” shall have the meaning given such term in Section 14(a).

“Exception Report” shall have the meaning given such term in Section 3(c)(iii).

“Excess Diligence Fees” shall mean, any Diligence Fees incurred by Buyer or Repo Agent in excess of the Diligence Fees Cap.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Buyer (or any assignee, participant or other Person that that might be a beneficial owner of amounts owed by the applicable Seller with respect to the Transactions) (each a “Recipient”) or required to be withheld or deducted from a payment to Buyer or a Recipient, (a) Taxes imposed on or measured by net income or net worth or similar Taxes imposed in lieu of net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer or a Recipient being organized under the laws of, or having its principal office, applicable lending office or the office from which it books the Transaction located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Taxes imposed as a result of a present or former connection between Buyer or a Recipient and the jurisdiction imposing such Taxes (other than a connection arising from Buyer or such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or Transaction Document), (b) in the case of a Recipient, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to the Transactions pursuant to a law in effect as of the date on which such Recipient (i) becomes a party to this Agreement or otherwise acquires a beneficial interest in the Transactions or (ii) changes the office from which it books the Transaction or its lending office, except to the extent that, pursuant to Section 3(n), amounts with respect to such Taxes were payable to such Recipient’s assignor immediately before such Recipient became a party to this Agreement or otherwise acquired a beneficial interest in the Transactions or to such Recipient immediately before it changed the office from which it books the Transaction or its lending office, (c) Taxes attributable to Buyer’s or Recipient’s failure to comply with Section 3(o) of this Agreement and (d) any withholding Taxes imposed under FATCA.

“Exempted Sponsor Group” shall mean, with respect to any Mortgage Loan, any “Exempted Sponsor Group” as agreed to in Repo Agent’s sole and absolute discretion and described in the related Confirmation or Purchase Price Increase Confirmation.

“Extended Loan” shall mean any Mortgage Loan which has been amended, supplemented or otherwise modified to extend the maturity date of such Mortgage Loan.

“Extension Fee” shall have the meaning specified in the Fee Letter.

“Extension Period” shall mean the period beginning on (but excluding) the Scheduled Revolving Period Termination Date and ending on (and including) the Facility Termination Date.

“Facility Amount” shall mean $200,000,000.

“Facility Termination Date” shall mean the earliest to occur of (i) if the Extension Period is not in effect in accordance with Section 3(r), the Scheduled Revolving Period Termination Date, (ii) if the Extension Period is in effect in accordance with Section 3(r), November 21, 2028, (iii) at the option of Buyer (or Repo Agent on Buyer’s behalf) upon the occurrence of an Event of Default (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to any Seller Party) and (iv) upon the option of Sellers in accordance with Section 3(q).

“First Largest Acceptable State” shall mean, as of any date of determination, the first Acceptable State calculated by ranking each Acceptable State in descending order by the aggregate Purchase Price of all Eligible Loans then subject to Transactions under this Agreement with a Mortgaged Property located in each such Acceptable State.

“First Largest Sponsor Group” shall mean, as of any date of determination, the first Sponsor Group calculated by ranking each Sponsor Group (other than any Exempted Sponsor Group) in descending order by the aggregate Purchase Price of all Eligible Loans then subject to Transactions under this Agreement made to a Mortgagor in each such Sponsor Group.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together in each case with any current or future regulations, guidance or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any U.S. or non-U.S. law, agreement, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with either the implementation of such Sections of the Code or analogous provisions of non-U.S. law.

“FCI” means FCI Lender Services Inc, a California corporation.

“Federal Trade Embargo” shall mean any United States federal law imposing trade restrictions, including (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), (ii) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq., as amended), (iii) any enabling legislation or executive order relating to the foregoing, (iv) Executive Order 13224, and (v) the PATRIOT Act.

“Fee Letter” shall mean that certain fee letter agreement, dated as of the Closing Date, among Buyer, Repo Agent and Sellers, as the same may be amended, supplemented or otherwise modified from time to time.

“Filings” shall have the meaning specified in Section 6(b).

“Financial Covenant Compliance Certificate” shall have the meaning specified in Section 4.9(b) of the Guaranty Agreement.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fortress” means Fortress Investment Group LLC and/or any Affiliate of Fortress Investment Group LLC controlled by Fortress Investment Group LLC.

“Fortress Funds” shall mean, individually and collectively, as the context may require, Guarantor and any other funds, managed accounts or other Persons managed directly or indirectly by Fortress, or any combination of the foregoing.

“Full Amortization Event” shall mean the occurrence of any one or more of the following: (i) an Event of Default or (ii) a Platform Delinquency Event.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Goldman” shall have the meaning specified in the introductory paragraph to this Agreement.

“Governing Documents” shall mean, with respect to any Person, its governing documents, and shall include, without limitation, its certificate of formation, certificate of incorporation, certificate of partnership or certificate of trust, or other similar document pursuant to which such Person was organized and formed, as applicable, and its limited liability company agreement, bylaws, limited partnership agreement, trust agreement or other similar constitutive agreement, as applicable.

“Governmental Authority” shall mean any national, federal or foreign government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ground Up Construction Loans” shall mean a Mortgage Loan that satisfies Sections A and C of the definition of Eligible Loan for the business purpose of acquiring, renovating, and reselling or refinancing homes.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the maximum stated amount of the primary obligations relating to such Guarantee (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee), or if no such amount or liability is stated, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Fortress Credit Realty Income Trust, a Maryland statutory trust.

“Guarantor Financial Covenants” shall have the meaning assigned to such term in the Guaranty Agreement.

“Guaranty Agreement” shall mean that certain Guaranty, dated as of the Closing Date, made by Guarantor in favor of Buyer and Repo Agent, as the same may be amended, supplemented or otherwise modified from time to time.

“HPA Index” shall mean, with respect to any Purchased Loan, the Home Price Index for the applicable U.S. postal zip code geographic area as provided by Red Bell Real Estate LLC or such other provider as may be mutually agreed by Repo Agent and the applicable Seller.

“Income” shall mean, with respect to any Purchased Loan at any time, all principal received thereon or in respect thereof (including without limitation full and partial prepayments) and all interest, dividends or other distributions thereon, all other income, receipts, payments, collections, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Loan or the related Mortgaged Property or Mortgaged Properties, including all proceeds received upon the securitization, liquidation, foreclosure, short sale or other disposition of any such Purchased Loan or Mortgaged Property or Mortgaged Properties, transfer fees, make whole fees, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, insurance payments, judgments, settlements and proceeds, and all other “proceeds” as defined in Section 9‑102(64) of the UCC, including all collections or distributions thereon or other income or receipts therefrom or in respect thereof.

“Indebtedness” shall mean:  (A) with respect to any Person other than Guarantor: (i) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (ii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services rendered; (iii) Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (iv) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (v) contingent or future funding obligations under any Purchased Loan or any obligations senior to, or pari passu with, any Purchased Loan; (vi) Capital Lease Obligations of such Person; (vii) obligations of such Person under repurchase agreements or like arrangements; (viii) Indebtedness of others Guaranteed by such Person to the extent of such guarantee; (ix) Indebtedness of general partnerships of which such Person is a general partner; and (x) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person.  Notwithstanding the foregoing, nonrecourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligation transaction or other similar securitization shall not be considered Indebtedness for any Person, or (B) with respect to Guarantor, “Indebtedness” (as such term is defined in the Guaranty Agreement), as applicable.

“Indemnified Amounts” and “Indemnified Parties” shall have the respective meanings specified in Section 20(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Seller Party under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Manager” shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Manager of Seller or any Affiliate thereof), attorney or counsel of any Seller Party or any Affiliate or equity owner of any Seller Party; (ii) a customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Manager of such party) from its activities with any Seller Party, or any Affiliate or equity owner of any Seller Party; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier (other than any supplier that also employs such Person in its capacity providing independent manager services) or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or Lord Securities Company, or if none of these companies is then providing professional independent directors, another nationally recognized company acceptable to the Buyer, that is not an Affiliate of Seller and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” Affiliated with any Seller Party (provided such Affiliate does not or did not own a direct or indirect equity interest in Seller) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Manager if such individual is a Professional Independent Manager and such individual complies with the requirements of the previous sentence.

“Insolvency Laws” shall mean the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Interest Reserve Account” shall mean one or more deposit accounts (including any sub-accounts thereof, and together with any replacement or successor thereof) established in the name of Servicer at the related Interest Reserve Account Bank, for the benefit of Buyer and under the control of Repo Agent, with respect to which Seller, Repo Agent, the related Interest Reserve Account Bank and the related Servicer, have executed and delivered an Interest Reserve Account Control Agreement, into which all Interest Reserve Amounts in respect of the related Purchased Loans shall be deposited.

“Interest Reserve Account Bank” shall mean a depository bank reasonably acceptable to Repo Agent.

“Interest Reserve Amounts” shall mean, with respect to certain Mortgage Loans, any escrows or interest reserve amounts remitted by the Mortgagor (to the extent that the terms of the related Purchased Loan Documents provide for such escrows or interest reserve amounts).

“Interest Reserve Account Control Agreement” shall mean an account control agreement in respect of an Interest Reserve Account, executed by the Repo Agent, a Seller, a Servicer and an Interest Reserve Account Bank, in form and substance acceptable to the Repo Agent.

“IRS” shall mean the U.S. Internal Revenue Service.

“Large Loan” shall mean any Purchased Loan (a) with an original principal amount greater than $3.0 million as of the related origination date or (b) that is subject to material exceptions to underwriting criteria as set forth in clause (A)(iii) of the definition of Eligible Loan and as further described in the related Confirmation or Purchase Price Increase Confirmation.

“Leverage Ratio” shall have the meaning specified in Exhibit A of the Guaranty Agreement.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“Limited Cross-Collateralization Transaction Documents” shall mean, collectively, any Controlled Account Agreement (Cash Collateral Account), each Limited Crossed Repurchase Agreement, each Limited Crossed Pledge Agreement and any other agreements, documents or instruments reasonably requested by Buyer in connection with any Limited Crossed Repurchase Agreement(s).

“Limited Crossed Event of Default” shall mean the occurrence of an Event of Default as such term is defined and used in any Limited Crossed Repurchase Agreement.

“Limited Crossed Pledge Agreement” shall mean, individually and collectively, as the context may require: (i) that certain Amended and Restated Pledge, Security and Limited Guaranty Agreement, dated as of the Closing Date, by FCR Key JV Holdings LLC, a Delaware limited liability company, to Goldman, as buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement, (ii) that certain Second Amended and Restated Pledge, Security and Limited Guaranty Agreement, dated as of the Closing Date, by FCR CRE Holdco LLC, a Delaware limited liability company, to Goldman, as buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement, (iii) that certain Second Amended and Restated Pledge, Security and Limited Guaranty Agreement, dated as of the Closing Date, by FCR DC JV Holdings LLC, a Delaware limited liability company, to Goldman, as buyer, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement, and (iv) any other “Limited Crossed Pledge Agreement” (as defined in any Limited Crossed Repurchase Agreement).

“Limited Crossed Purchase Price” shall mean, as of any date of determination, the aggregate outstanding Purchase Price advanced by Buyer pursuant to and as such term is defined and used in any Limited Crossed Repurchase Agreement.

“Limited Crossed Purchased Assets” shall mean, with respect to any Limited Crossed Repurchase Agreement, as of any date of determination, the Purchased Assets then subject to Transactions thereunder. As used in this definition, the terms “Purchased Assets” and “Transactions” shall have the meaning attributable to such terms in the applicable Limited Crossed Repurchase Agreement.

“Limited Crossed Repurchase Agreement” shall mean (i) those master repurchase agreements listed on Exhibit X and (ii) any other master repurchase agreement entered into on or after the Closing Date by a subsidiary of Guarantor, as seller, and Goldman, as purchaser, which repurchase agreement expressly contemplates that it is to be considered a Limited Crossed Repurchase Agreement pursuant to this Agreement, in each case, as such agreement may be modified or supplemented from time to time. Any Limited Crossed Repurchase Agreement may be entered into in Goldman’s sole and absolute discretion, and no reference to a Limited Crossed Repurchase Agreement or any related defined term herein shall be deemed to constitute a commitment or agreement by Goldman to enter into any such Limited Crossed Repurchase Agreement.

“LTARV” shall mean, with respect to any Mortgage Loan, as of any date of determination, the ratio (expressed as a percentage) of (i) the original principal balance of the related Mortgage Loan as of such date of determination to (ii) the ARV of the Mortgaged Property securing such Mortgage Loan as of such date of determination.

“LTC” shall mean, with respect to any Mortgage Loan, as of the date of origination, the ratio (expressed as a percentage) of (x) the aggregate original principal balance of such Mortgage Loan, to (y) the “cost basis” of the related Mortgaged Property.  For the purposes of this calculation, “cost basis” is defined as the aggregate purchase price paid by the Mortgagor for the related Mortgaged Property, plus all amounts expended by or on behalf of Mortgagor for replacements, alterations and other improvements performed to bring the Mortgaged Property to sale-ready status or lease-ready status, as applicable, with such purchase price and the cost of any such replacements, alterations and/or other improvements being verified in writing by the Construction Verification Agent.

“Manager” shall mean FCR Advisors LLC, a Delaware limited liability company.

“Margin Call” shall have the meaning specified in Section 4(a).

“Margin Deficit” shall have the meaning specified in Section 4(a).

“Margin Threshold” shall mean $250,000.

“Material Adverse Effect” shall mean (a) a material adverse change in or a material adverse effect on the business, assets, financial condition or credit quality of the Seller Parties, taken as a whole, or (b) a material adverse effect on (i) the ability of any Seller Party to perform or otherwise comply with any obligation, term or provision specified in any Transaction Document applicable to such Seller Party, (ii) the validity or enforceability of any of the Transaction Documents, or (iii) the rights and remedies of Buyer or Repo Agent under any of the Transaction Documents.

“Maximum Facility Amount” shall mean, as of any date of determination, the lesser of (x) the Asset Base Margin Value as of such date (giving pro forma effect to any proposed Transaction to be consummated on such date) and (y) the Facility Amount.

“Maximum Facility Purchase Price” shall mean, as of any date of determination, the aggregate outstanding Purchase Price of all Purchased Loans subject to Transactions under this Agreement and the Limited Crossed Purchase Price under any Limited Crossed Repurchase Agreement; provided, that the aggregate outstanding Purchase Price of all Purchased Loans subject to Transactions under this Agreement shall in no event exceed the Facility Amount; and provided, further, that the Maximum Facility Purchase Price shall upon the commencement of the Amortization Period (if any) be automatically reduced to the sum of (x) the aggregate outstanding Purchase Price of all Purchased Loans subject to a Transaction hereunder and the Limited Crossed Purchase Price under any Limited Crossed Repurchase Agreement, in each case, as of such date and (y) the amount of any Purchase Price Increase pursuant to Section 3(a) of this Agreement and Article 3(h) of any Limited Crossed Repurchase Agreement.

“Membership Certificate” shall mean the non-negotiable certificate issued and endorsed by an officer or authorized signatory of a Seller in accordance with such Seller’s Governing Documents, which evidences ownership of 100% of the Capital Stock of such Seller.

“Monthly Platform Report” shall mean, the monthly report certified and delivered by the Seller to Repo Agent pursuant to Section 12(g)(ii), listing all Mortgage Loans that constitute Platform Delinquency Event Measured Assets, and showing for each such mortgage loan, the following information:

(i)	the loan identification number for such mortgage loan,

(ii)	the current notional amount of such mortgage loan and the aggregate current notional amount of all such mortgage loans,

(iii)
paid through date, loan status, collection performance and any delinquency and loss experience with respect to such mortgage loan (including a specific notation as to whether any such mortgage loan was delinquent with respect to any of its first four (4) scheduled monthly payments),

(iv)	the origination date of such mortgage loan,

(v)	the first payment date of such mortgage loan, and

(vi)	such other information as mutually agreed by the applicable Seller and Repo Agent which report shall be delivered to Repo Agent for each calendar month during the term of this Agreement;

provided, that with respect to any such mortgage loan that was (x) subject to a securitization, repurchase transaction or other similar transaction, the foregoing information shall be required only to the extent Seller or an Affiliate of Seller retains an economic interest in such mortgage loan or transaction, or (y) subject to a whole loan sale, the foregoing information shall be required only to the extent such information is known to Seller.

“Mortgage” shall mean, with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument which creates a first lien on the fee simple or leasehold estate in the real property which secures the entire indebtedness evidenced by the related Mortgage Note.

“Mortgage Loan” shall mean each of (i) the mortgage loans secured by Mortgaged Properties, in each case originated by an Approved Originator, which the Custodian has been instructed to hold for Buyer pursuant to the Custodial Agreement (including, a Mortgage Note which is secured by one or more Mortgages on one or more Mortgaged Properties), (ii) in each case all other Purchased Loan Documents and all rights of the applicable Seller thereunder and (iii) all right, title and interest of the applicable Seller in and to the Mortgaged Properties covered by such Mortgages.

“Mortgage Note” shall mean, with respect to any Mortgage Loan, the related promissory note, together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor (including any additional Advance).

“Mortgaged Property” shall mean each real property (including land and all improvements thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by the related Mortgage Note or, as the context may require, all such real properties and other collateral.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note (including any Person who has assumed or guaranteed the obligations of the obligor thereunder), the grantor of the related equity pledge and the owner of the related Mortgaged Property.

“Mortgagor Borrowing Request and Approval” shall mean, collectively (which may be included in one or multiple documents), the request by a Mortgagor for a Renovation Advance pursuant to its Purchased Loan, together with the approval of such Renovation Advance by the applicable Seller.

“Mortgagor Equity Certificate” shall mean, with respect to any Mortgage Loan, the original equity interests certificate(s), if any, evidencing one hundred per cent (100%) of the beneficial ownership interests in the related Mortgagor.

“Most Recent Valuation” shall mean, as of any date of determination with respect to any Mortgaged Property, the property valuation of such Mortgaged Property as shown in the most recent of the following:

(i)            the initial Appraisal delivered to Repo Agent pursuant to Section 12(y),

(ii)           the most recent Appraisal delivered to Repo Agent pursuant Section 12(y), or

(iii)        any other Appraisal obtained by Buyer, Repo Agent, Servicer, any Seller or any other Seller Party with respect to such Mortgaged Property;

provided, that for purposes of the proviso set forth in the definition of “Value Decline Percentage”, the Subsequent Valuation shall be dated no less than ninety (90) days following the date of the Subject Valuation delivered for such Mortgaged Property.

“Ninety-day Delinquent Loan” shall mean any mortgage loan which is ninety (90) or more days delinquent (calculated under the MBA method) in payment of any related loan payment (including, without limitation, any payment in respect of principal, interest, taxes, insurance premiums and homeowner’s association dues), without regard to any grace or cure period.

“Obligations” shall mean any and all of the following: (a) any and all amounts owed by Sellers to Buyer or Repo Agent in connection with any or all Transactions hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding), all Transaction Costs and any and all other obligations, amounts, fees, costs or expenses which are payable hereunder or under any of the Transaction Documents, including without limitation all of the applicable Seller’s respective obligations to pay the Repurchase Price on the Repurchase Date for each Purchased Loan and the Price Differential and any Spread Maintenance Amount, if any, on each Remittance Date; (b) any and all reasonable and documented sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Loan or Mortgaged Property or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of a Seller’s Indebtedness, Obligations or liabilities referred to in clause (a), the reasonable and documented expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Loan or Mortgaged Property, or of any exercise by Buyer or Repo Agent of its rights under the Transaction Documents, including, without limitation, reasonable and documented attorneys’ fees and disbursements and court costs; (d) any and all other indemnities, obligations and liabilities of any Seller Party to Buyer, Repo Agent and each other Indemnified Party arising under, or in connection with, the Transaction Documents, and (e) any and all Draw Fees, Annual Asset Fees, Extension Fees, Spread Maintenance Amounts, Securitization Exit Fees and Diligence Fees, in each case whether direct or indirect, absolute or contingent, matured or unmatured, or now existing or hereafter arising.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” shall mean, as to any Person, a certificate of the chief executive officer, the chief financial officer, the president, any vice president, the secretary of such Person or such other officer of such Person reasonably acceptable to Repo Agent.

“Other Taxes”  shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that may arise from any payment made under any Transaction Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Transaction Document, except (i) with respect to Buyer or any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction or Transaction Document), (ii) any such Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to such Transaction Documents and (iii) for the avoidance of doubt, any Excluded Taxes.

“Payment Extension Certificate” shall mean Seller’s written certification to Repo Agent delivered pursuant to Article 4, in a form reasonably satisfactory to the Repo Agent and duly executed by an authorized officer of Seller, certifying to Repo Agent that (i) it has paid to Repo Agent all available funds (available to it and Guarantor, and, in each case, other than Allocated Cash) on hand in payment of the payment obligation in respect of which the Payment Extension Certificate is being delivered, and (ii) as of the date of such Payment Extension Certificate, it and Guarantor have duly delivered a funding notice under its liquidity facility or its subscription credit facility or have provided notice to all relevant parties as to application of incoming subscription amounts (annexing a copy of such funding notice or subscription amount notice) for an amount sufficient to pay the remaining amount owing of the payment obligation in respect of which the Payment Extension Certificate is being delivered in accordance with Article 4.

“Permitted Encumbrances” shall mean (a) liens for real property Taxes, ground rents, water charges, sewer rates and assessments not yet delinquent, or which are being contested in good faith in accordance with the Purchased Loan Documents, (b) liens arising by operation of law such as materialmen, mechanics, carriers, workmen, repairmen and similar liens, arising in the ordinary course of business which are discharged by payment, bonding or otherwise or which are being contested in good faith by the Mortgagor in accordance with the related Purchased Loan Documents, (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations when they become due or the value of the related Mortgaged Property, (d) liens and encumbrances set forth in the Title Policy with respect to such Mortgaged Property and (e) rights of future tenants as tenants only, pursuant to leases.

“Permitted Modification” shall mean, with respect to any Mortgage Loan, any amendment, waiver, supplement or other modification to such Mortgage Loan, that

(a)	extends the maturity date of such Mortgage Loan pursuant to contracted extension rights in place at the time such Mortgage Loan was first purchased by Buyer hereunder,

(b)	waives the payment of default interest or late fees due and payable on such Mortgage Loan,

(c)	corrects any clerical errors in respect of such Mortgage Loan,

(d)	is limited to the day-to-day administration of such Mortgage Loan or

(e)	such other amendment, waiver, supplement or other modification that is identified as a “Permitted Modification” by Repo Agent in a signed writing in its sole discretion.

For the avoidance of doubt, no amendment, waiver, supplement or other modification to any Mortgage Loan that waives the payment of, or otherwise modifies, any monetary obligation owed by any Mortgagor thereon shall be a “Permitted Modification”, except as otherwise set forth in clauses (b) and (e) of this definition.

“Person” shall mean an individual, corporation, limited liability company, business trust, statutory trust, partnership, joint tenant or tenant-in-common, trust, unincorporated organization, or other entity, or a federal, state or local government or any agency or political subdivision thereof.

“Plan” shall mean an employee benefit or other plan that is covered by Section 302 or Title IV of ERISA or Section 412 or 430 of the Code.

“Plan Assets” shall mean assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(l) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to any other federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

“Platform Delinquency Event” shall occur if, as of any date of determination on and after the Platform Delinquency Event Commencement Date, the percentage of Platform Delinquency Event Measured Assets that are Sixty-day Delinquent Loans is greater than the Platform Delinquency Event Threshold for three (3) consecutive months.

“Platform Delinquency Event Commencement Date” shall mean the first date on which the Sellers have acquired (in the aggregate among them) $50.0 million of Eligible Loans.

“Platform Delinquency Event Measured Asset” shall mean any Mortgage Loan originated by an Approved Originator that (i) is outstanding or has been converted to “real estate owned”, (ii) is owned by Guarantor or any Subsidiary of Guarantor, (iii) is Seasoned less than two (2) years from its first payment date and (iv) either is or has ever been the subject of a Transaction hereunder.

“Platform Delinquency Event Threshold” shall mean, (i) prior to the first date the Aggregate Repurchase Price of Purchased Loans exceeds $100.0 million, fifteen percent (15%), and (ii) thereafter, ten percent (10%).

“Pledge Agreement” shall mean (i) that certain Pledge and Security Agreement, dated as of the Closing Date, from Pledgor in favor of the Repo Agent and (ii) each other pledge agreement by and among the applicable Pledgor, in favor of the Repo Agent, in form and substance acceptable to Repo Agent.

“Pledgor” shall mean (i) FCR NS Pledgor LLC and (ii) any subsidiary of Depositor that is (a) the parent of a Seller and (b) has Governing Documents that are substantially in the form of the Governing Documents of the Pledgor described in clause (i) of this definition.

“Preliminary Approval” shall have the meaning specified in Section 3(b).

“Price Differential” shall mean, for each Pricing Period, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the outstanding Purchase Price thereof, calculated on the basis of a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (such aggregate amount to be reduced by any amount of such Price Differential paid by Sellers to Buyer, prior to such date, with respect to such Transaction).

“Pricing Period” shall mean, for any Purchased Loan, (a) in the case of the first Remittance Date for such Purchased Loan, the period from and including the Purchase Date of such Purchased Loan to but excluding such Remittance Date and (b) in the case of any subsequent Remittance Date for such Purchased Loan, the period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period shall end after the Repurchase Date for any Purchased Loan.

“Pricing Rate” shall mean, with respect to any Transaction and as of any date of determination, a per annum rate equal to the Benchmark as of such date plus the Applicable Spread (subject to adjustment and/or conversion as provided in Sections 3(k), 3(m) and 3(n) of this Agreement).

“Pricing Rate Determination Date” shall mean with respect to any Pricing Period, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Period.

“Principal Payment” shall mean, with respect to any Purchased Loan, any payment of principal (including any full and partial prepayment) received in respect thereof (including insurance casualty or condemnation proceeds to the extent that such proceeds are not to be reserved, escrowed, re-advanced or applied for the benefit of the Mortgagor or the related Mortgaged Property and to the extent that such proceeds are permitted by the terms of the Purchased Loan Documents to be applied to principal and which are, in fact, so applied).  For purposes of clarification, prepayment premiums, fees or penalties shall not be deemed to be principal.

“Prohibited Person” shall mean (i) a Sanctioned Person, (ii) any foreign shell bank, (iii) any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur, or (iv) that is, or is owned or controlled by any Person that is, the target of any Sanctions or is located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions.

“Purchase Date” shall mean, (i) with respect to any Purchased Loan, the date on which such Purchased Loan is purchased by Buyer from the applicable Seller hereunder, (ii) with respect to any Purchase Price Increase, the related Purchase Price Increase Date.

“Purchase Price” shall mean, (A) with respect to each Purchased Loan, the price at which such Purchased Loan is transferred by the applicable Seller to Buyer on the Purchase Date therefor, plus (B)  the aggregate amount advanced by Buyer to such Seller with respect to any Purchase Price Increases relating to such Purchased Loan; provided, however, that (i) the initial Purchase Price for any Purchased Loan shall be an amount (expressed in dollars) that does not exceed the Purchase Price Percentage applicable to such Purchased Loan on such Purchase Date times the outstanding principal amount of such Purchased Loan, and (ii) the aggregate Purchase Price (including all related Purchase Price Increases) for any Purchased Loan as of any Purchase Price Increase Date shall be an amount (expressed in dollars) that does not exceed the then-applicable Purchase Price Percentage times the Asset Value of such Purchased Loan as of such Purchase Price Increase Date.

“Purchase Price Increase” shall mean, with respect to any Purchased Loan, the increase in Purchase Price with respect to such Purchased Loan in respect of a request by the applicable Seller to increase the related Purchase Price in accordance with the terms of this Agreement.

“Purchase Price Increase Confirmation” shall mean, with respect to any Purchased Loan, written confirmation of Repo Agent’s approval of an increase in the Purchase Price with respect to such Purchased Loan, substantially in the form of Exhibit I‑2.

“Purchase Price Increase Date” shall mean, with respect to any Purchase Price Increase, the date on which such Purchase Price Increase is advanced by Buyer to the applicable Seller.

“Purchase Price Percentage” shall mean, as of any date of determination with respect to any Purchased Loan, 70.0% or, with respect to any Large Loan or any Commercial Bridge Loan, such other rate specified in the related Confirmation or Purchase Price Increase Confirmation;

provided, however, that, with respect to any Ground Up Construction Loan, the “Purchase Price Percentage” shall be no greater than a rate which would cause the Purchase Price for such Purchased Loan (on a pro forma basis) to be 60.0% or greater than the “cost basis” of the related Mortgaged Property;

provided, further, however, that, if such Purchased Loan is an Extended Loan for which the maturity date has been extended for more than six (6) months following the initial maturity date thereof, the Purchase Price Percentage for such Purchased Loan shall be reduced by 5.0% for each six (6) month increment (or portion thereof) that the maturity date has been extended beyond the initial maturity date thereof;

provided, further, however, that:

(i) if such Purchased Loan is (as of such date of determination) either (x) a Thirty-day Delinquent Loan for two or more months or (y) past its maturity date without a Valid Extension for more than thirty (30) days, in each case, then the applicable Purchase Price Percentage set forth above for such Purchased Loan shall be reduced by 5.0%; and

(ii) if such Purchased Loan is (as of such date of determination) either (x) a Sixty-day Delinquent Loan or (y) past its maturity date without a Valid Extension for more than sixty (60) days, in each case, the applicable Purchase Price Percentage set forth above for such Purchased Loan shall be reduced by 15.0%; and

provided, further, however, that, if a Platform Delinquency Event is in effect, applicable Purchase Price Percentage set forth above for such Purchased Loan shall be reduced by 10.0%.

For the avoidance of doubt, the reductions in Purchase Price Percentage described in each proviso above shall be applied on a cumulative basis.

Notwithstanding anything to the contrary set forth in this definition, as of any date of determination with respect to any Purchased Loan, if (a) such Purchased Loan is (1) a Ninety-day Delinquent Loan or (2) past its maturity date without a Valid Extension for more than ninety (90) days or (b) the Mortgagor of such Purchased Loan is the subject of an Act of Insolvency, in each case, the applicable Purchase Price Percentage for such Purchased Loan shall be 0%.

“Purchased Loan” shall mean (i) with respect to any Transaction, the Eligible Loans sold by the applicable Seller to Buyer in such Transaction, and (ii) with respect to the Transactions in general, all Eligible Loans (including all related Advances) sold by the applicable Seller to Buyer.

“Purchased Loan Documents” shall mean, with respect to (i) a Purchased Loan, (ii) a Purchase Price Increase, or (iii) a Mortgage Loan proposed to be sold to Buyer hereunder, the related documents comprising the Purchased Loan File for such Mortgage Loan.

“Purchased Loan File” shall mean, with respect to any Purchased Loan, the documents specified as the “Purchased Loan File” in Section 7(b)(i), together with any additional documents and information required to be delivered to Buyer, Repo Agent or their respective designee (including the Custodian) pursuant to this Agreement and the other Transaction Documents.

“Purchased Loan Information” shall mean, with respect to each Mortgage Loan proposed to be sold to Buyer hereunder (inclusive of any Advances thereunder), the information set forth in

Schedule 1 attached hereto, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the applicable Seller and Repo Agent.

“Purchased Loan Schedule” shall mean a schedule of Purchased Loans, together with the Purchased Loan Information, for each such loan identified in the related Trust Receipt delivered in accordance with the applicable Custodial Agreement.

“Recipient” shall have the meaning specified in the definition of Excluded Taxes.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by the applicable Seller or any other Person with respect to a Repurchase Asset, including any computer tapes delivered by such Seller or any of its Affiliates to Buyer or Repo Agent and any other instruments necessary to document or service a Purchased Loan.

“Register” shall have the meaning specified in Section 17(c) hereof.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Party” shall mean each Seller, each Pledgor and each Depositor, or any of them, as the context may require.

“Remittance Date” shall mean the date which occurs on the twenty-fifth (25th) day of each month (or, if such date is not a Business Day, the immediately succeeding Business Day).

“Renovation Advance” shall mean, with respect to any Mortgage Loan, an Advance made to the related Mortgagor (other than the initial Advance made under such Mortgage Loan) in accordance with the terms of such Mortgage Loan. Notwithstanding anything to the contrary in this Agreement, in no event shall Buyer or Repo Agent have any obligation to fund any underlying Mortgagor with respect to any Renovation Advance, which obligation shall be solely an obligation of the related Approved Originator or Servicer, as applicable.

“Renovation Budget” shall mean, with respect to any Mortgage Loan, the budget agreed to by the related Mortgagor and/or the applicable Approved Originator concerning such Mortgage Loan, pursuant to which the renovation costs related to the Mortgaged Property are estimated and budgeted.

“Repo Agent” shall mean Goldman Sachs Bank USA, or any successor or assign thereof as Repo Agent hereunder.

“Repurchase Assets” shall have the meaning specified in Section 6(a).

“Repurchase Date” shall mean, with respect to any Purchased Loan, the date that is the earliest to occur of the following:

(i)            the Facility Termination Date,

(ii)           the maturity date of such Purchased Loan,

(iii)          the date otherwise specified in the related Confirmation or Purchase Price Increase Confirmation,

(iv)          the related Early Repurchase Date (if applicable), or

(v)           the related Accelerated Repurchase Date (if applicable).

“Repurchase Price” shall mean, with respect to any Purchased Loan as of any date, the price at which such Purchased Loan is to be transferred from Buyer to the applicable Seller upon termination of the related Transaction; in each case, such price shall equal the sum of the Purchase Price of such Purchased Loan (including without limitation all related Purchase Price Increases), the accrued and unpaid Price Differential with respect to such Purchased Loan and all other amounts then due and payable under the Transaction Documents as of the date of such determination, minus (i) all Income and other cash actually received by Buyer in respect of such Purchased Loan and applied towards the Repurchase Price pursuant to this Agreement and (ii) the amount of cash received by Buyer to cure any Margin Deficit pursuant to Section 4(a) and applied to reduce the outstanding Purchase Price of such Purchased Loan thereunder.

“Repurchased Loan” shall mean any Purchased Loan that has been repurchased by the applicable Seller pursuant to the terms hereof.

“Required Buyers” shall mean, as of any date of determination, the Buyers holding more than 50.0% of the aggregate Repurchase Price hereunder.

“Requirement of Law” shall mean any law, statute, ordinance, treaty, rule, regulation, code, directive, policy, order or requirement, or determination of an arbitrator or a court or other Governmental Authority, whether now or hereafter enacted or in effect.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Period” shall mean the period commencing on the Closing Date and ending on the earliest to occur of (i) the Scheduled Revolving Period Termination Date, (ii) the Facility Termination Date and (iii) a Full Amortization Event; provided that the Revolving Period shall resume in the event the Full Amortization Event is no longer continuing.

“Sanctioned Country” shall mean any country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ ofac/programs, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn, or as otherwise published from time to time, or (ii) (a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” shall mean sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, U.S. Department of State, or U.S. Department of Commerce, (b) the United Nations Security Council, the European Union or any of its member states, His Majesty’s Treasury of the United Kingdom, or (c) any other relevant sanctions authority.

“Scheduled Revolving Period Termination Date” shall mean November 21, 2027.

“Seasoned” shall mean, with respect to any Purchased Loan as of any date of determination, the number of months elapsed since the first due date of the scheduled monthly loan payment for such Purchased Loan.  “Seasoning” shall have a correlative meaning.

“Second Largest Acceptable State” shall mean, as of any date of determination, the second Acceptable State calculated by ranking each Acceptable State in descending order by the aggregate Purchase Price of all Eligible Loans then subject to Transactions under this Agreement with a Mortgaged Property located in each such Acceptable State.

“Securitization Exit Fee” shall have the meaning specified in the Fee Letter.

“Securitization Transaction” shall have the meaning specified in Section 3(g)(iv).

“Seller” and “Sellers” have the meaning specified in the introductory paragraph to this Agreement.

“Seller Party” shall mean each Seller, each Pledgor, Guarantor and each Depositor, or any of them, as the context may require.

“Serviced Loans” shall have the meaning specified in the Servicer Acknowledgment.

“Servicer” shall mean FCI or any other servicer appointed by a Seller and acceptable to Repo Agent in its sole and absolute discretion.

“Servicer Acknowledgment” shall mean, the Servicer Acknowledgment, dated as of the Closing Date, from Seller and acknowledged and agreed to by the Servicer, the Buyer and the Repo Agent, as the same may be amended, supplemented or otherwise modified from time to time with the consent of Repo Agent in its sole and absolute discretion.

“Servicer Termination Event” shall mean, the occurrence of any of the following: with respect to any Servicer,

(i)
any failure by such Servicer to (a) service the Purchased Loans in accordance with Accepted Servicing Practices or (b) duly observe or perform any of the covenants, obligations or agreements of such Servicer as set forth in the related Servicing Agreement or the Servicer Acknowledgment which failure to perform specified in this clause (b), as determined by Repo Agent in its sole and absolute discretion exercised in good faith, could reasonably be expected to result in a Material Adverse Effect,

(ii)
any failure by such Servicer to remit to the Collection Account any amount required to be deposited therein pursuant to the terms of this Agreement, the Servicer Acknowledgment or the related Servicing Agreement,

(iii)
any representation or warranty made by such Servicer in any Transaction Document shall prove to be untrue or incomplete in any material respect and continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by any Relevant Party, the Buyer or Repo Agent,

(iv)	[reserved],

(v)	any failure by such Servicer (other than FCI) to make any protective servicing advance required by the related Servicing Agreement,

(vi)
such Servicer shall cease to maintain material licenses under the laws of any jurisdiction in which a Mortgaged Property is located and such failure materially impairs the Servicer’s ability to service the respective Mortgage Loan,

(vii)	the occurrence of an Event of Default under this Agreement or an “event of default”, “servicer termination event” or similar event under the related Servicing Agreement or the Servicer Acknowledgment,

(viii)	[reserved],

(ix)	the occurrence of any Event of Default, or

(x)	the occurrence of an Act of Insolvency with respect to such Servicer.

“Servicing Agreement” shall mean, (i) that certain Loan Servicing Agreement, dated as of July 1, 2025 among, inter alios, the Seller and FCI, as Servicer, as modified by the Servicer Acknowledgment, as the same may be further amended, supplemented or otherwise modified from time to time with the consent of Repo Agent in its sole and absolute discretion, and (ii) with respect to any successor Servicer, any other servicing agreement with such Servicer in form and substance satisfactory to Repo Agent.

“Servicing Records” shall have the meaning specified in Section 22(c).

“Servicing Rights” shall mean contractual, possessory or other rights of the applicable Seller and/or the Servicer to service any Mortgage Loans (or to possess any Servicing Records relating thereto) and to manage any related Mortgaged Properties, including:  (i) the rights to service such Purchased Loans; (ii) the right to receive compensation (whether direct or indirect) for such servicing, including the right to receive and retain the related servicing fee and all other fees with respect to such Purchased Loans; and (iii) all rights, powers and privileges incidental to the foregoing, together with all Servicing Records relating thereto.

“Servicing Standard” shall mean, for any Purchased Loan, the requirement that the Servicer service the applicable Purchased Loans in accordance with Accepted Servicing Practices and comply with all of its respective obligations and duties pursuant the Servicing Agreement and the Servicer Acknowledgment, including but not limited to its respective obligations to:

(a)
maintain, or cause to be maintained, accurate records with respect to the related Purchased Loans and identify on its systems Buyer as the beneficial owner of such Purchased Loans and, as applicable, that such Purchased Loans have been sold to Buyer pursuant to this Agreement;

(b)
maintain systems and operating procedures necessary to comply with all the terms of the Servicing Agreement and the Servicer Acknowledgment, as applicable, including but not limited to maintaining records and systems necessary to indicate cumulative recoveries on each category of Purchased Loans serviced by it;

(c)
deposit all Income (including Interest Reserve Amounts converted to Income in accordance with the applicable Purchased Loan Documents) received by such Servicer with respect to the related Purchased Loans into the applicable Collection Account within two (2) Business Days of such Servicer’s receipt thereof;

(d)
make protective servicing advances (including without limitation for taxes, homeowners’ association fees, dues and assessments, insurance and property preservation) in accordance with the terms of the Servicing Agreement and Accepted Servicing Practices; and

(e)	obtain and maintain applicable property insurance in amounts and types that are set forth in the Servicing Agreement.

“Significant Modification” shall mean, with respect to any Mortgage Loan, any amendment, supplement, waiver or other modification of any term of such Mortgage Loan, other than a Permitted Modification.

“Sixty-day Delinquent Loan” shall mean any mortgage loan which is sixty (60) or more days delinquent (calculated under the Mortgage Bankers Association method) in payment of any related loan payment (including, without limitation, any payment in respect of principal, interest, taxes, insurance premiums and homeowner’s association dues), without regard to any grace or cure period.

“Solvent” shall mean with respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time:  (i) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (ii) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Sponsor” shall mean, with respect to any Mortgage Loan, the individual or entity that is the owner of the Mortgagor.

“Sponsor Group” means, with respect to any Mortgage Loan, the related Mortgagor, Sponsor and each Affiliate of such Sponsor.

“Standard Qualifications” shall have the meaning specified in Paragraph (4) of Exhibit IV attached hereto.

“Spread Maintenance Amount” shall have the meaning specified in Section 3(g)(iv).

“Subsidiary” shall mean, with respect to any Person, any other Person of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Subject Valuation” shall have the meaning specified in the definition of Value Decline Percentage.

“Subsequent Valuation” shall have the meaning specified in the definition of Value Decline Percentage.

“Table Funded Loan” shall mean any Mortgage Loan that is closed or funded in part, either directly or indirectly, with the Purchase Price paid by Buyer for such Mortgage Loan.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to Tax or penalties applicable thereto.

 “Term SOFR” shall mean, for each Pricing Period, the forward-looking term rate for a one-month period that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the Term SOFR Administrator on the applicable Pricing Rate Determination Date; provided, that if, as of 5:00 p.m. (New York City time) on any Pricing Rate Determination Date, such rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Pricing Rate Determination Date. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR as determined by Buyer in its reasonable discretion).

“Thirty-day Delinquent Loan” shall mean any mortgage loan which is thirty (30) or more days delinquent (calculated under the Mortgage Bankers Association method) in payment of any related loan payment (including, without limitation, any payment in respect of principal, interest, taxes, insurance premiums and homeowner’s association dues), without regard to any grace or cure period.

“Title Policy” shall have the meaning specified for a lender’s title insurance policy in Paragraph 39 of Exhibit IV attached hereto.

“Top Three Sponsor Groups” shall mean, as of any date of determination, the first three Sponsor Groups calculated by ranking each Sponsor Group (other than any Exempted Sponsor Group) in descending order by the aggregate Purchase Price of all Eligible Loans then subject to Transactions under this Agreement made to a Mortgagor in each such Sponsor Group.

“Transaction” shall have the meaning specified in Section 1.

“Transaction Conditions Precedent” shall have the meaning specified in Section 3(e).

“Transaction Costs” shall have the meaning specified in Section 20(b).

“Transaction Documents” shall mean, collectively, each Assignment Agreement, this Agreement, the Collection Account Control Agreement, the Interest Reserve Account Control Agreement (if any), the Custody Agreement, the Fee Letter, the Guaranty Agreement, each Purchased Loan Document, the Servicing Agreement, the Servicer Acknowledgment, each Pledge Agreement, all Confirmations and all Purchase Price Increase Confirmations executed pursuant to this Agreement in connection with specific Transactions, all applicable Limited Cross-Collateralization Transaction Documents and all other documents executed in connection herewith and therewith.

“Transfer” shall mean, with respect to any Person, any sale or other whole or partial conveyance of all or any portion of such Person’s assets, or any direct or indirect interest therein to a third party (other than in connection with the transfer of a Purchased Loan to Buyer in accordance herewith), including the granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of such assets or the subjecting of any portion of such assets to restrictions on transfer.

“Trust Receipt” shall mean a trust receipt issued by the Custodian to Buyer confirming the Custodian’s possession of certain Purchased Loan Files that are the property of, and held by Custodian on behalf of, Buyer (or any other holder of such trust receipt) in the form required under the applicable Custodial Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of any security interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, with respect to perfection or the effect of perfection or non-perfection, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or non-perfection.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall have the meaning set forth in the definition of Benchmark Replacement.

“Underwriting Guidelines” shall mean the loan purchase guidelines of the Approved Originator, attached hereto as Exhibit XI.

“United States Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Dollar” or “$” shall mean the lawful currency of the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 3(o)(ii)(B)(3).

“WTNA” shall mean Wilmington Trust, National Association.

“Valid Extension” means, with respect to any Mortgage Loan, (i) a Permitted Modification of such Mortgage Loan described in clause (a) of such definition or (ii) to the extent extending the maturity date of such Mortgage Loan, a Permitted Modification of such Mortgage Loan described in clause (e) of such definition.

“Value” shall mean, with respect to any Mortgaged Property, the lesser of (i) the value of such Mortgaged Property as shown in the Most Recent Valuation for such Mortgaged Property, and (ii) the purchase price paid for the related Mortgaged Property by the related Mortgagor.

“Value Decline Percentage” shall mean, with respect to any Mortgaged Property, the percentage (if any) by which (a) the Most Recent Valuation for such Mortgaged Property (the “Subject Valuation”) has declined from (b) the Appraised Value delivered on the Purchase Date for the related Mortgage Loan; provided, however, that if Sellers deliver to Repo Agent an Appraisal dated no less than ninety (90) days following the date of the Subject Valuation (the “Subsequent Valuation”) that would yield a lower (or no) Value Decline Percentage if used in clause (a) of this definition, then such Subsequent Valuation shall be used for purposes of clause (a) of this definition, and thereafter, shall constitute the “Subject Valuation” hereunder.

“Waterfall Diligence Fees” shall mean, with respect to any Remittance Date, any expenses relating to or consisting of Diligence Fees submitted to any Seller Party by Buyer or Repo Agent at least thirty (30) days prior to such Remittance Date and which have not been paid by such Remittance Date.

“Write Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write down and conversion powers of such EEA Resolution Authority from time to time under the Bail In Legislation for the applicable EEA Member Country, which write down and conversion powers are described in the EU Bail In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail In Legislation that are related to or ancillary to any of those powers.

(b)
The following rules of this Section 2(b) apply unless the context requires otherwise.  The singular includes the plural and conversely.  A gender includes all genders.  Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.  A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof.  A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns permitted by the Transaction Documents.  A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced in accordance with the terms thereof, except to the extent prohibited by any Transaction Document.  A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it.  A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form.  A reference to conduct includes an omission, statement or undertaking, whether or not in writing.  The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise.  The word “including” is not limiting and means “including without limitation.”  The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”  The words “will” and “shall” have the same meaning and effect.  A reference to day or days without further qualification means calendar days.  A reference to any time means New York time.  This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms.  A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form.  Whenever a Person is required to provide any document to Buyer or Repo Agent hereunder, the relevant document shall be provided in writing or printed form unless Repo Agent requests otherwise.  Except where otherwise expressly stated, Buyer or Repo Agent, as applicable, may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion.  Reference herein or in any other Transaction Document to Buyer’s or Repo Agent’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s or Repo Agent’s, as applicable, sole and absolute discretion, and the exercise of such discretion shall be final and conclusive.  In addition, whenever Buyer or Repo Agent has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer or Repo Agent (or any similar language or terms), the decision of Buyer or Repo Agent, as applicable, with respect thereto shall be in the sole and absolute discretion of Buyer or Repo Agent, as applicable, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

(c)
Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries, except that such determinations and financial computations with respect to any Person shall only include joint ventures and other Persons, whether or not such joint ventures and other Persons would be consolidated in accordance with GAAP, to the extent of such Person’s proportionate share of the equity and results of operations of such joint venture or other Person.

3.	INITIATION; CONFIRMATION; TERMINATION; FEES.

(a)
Each Seller may request, from time to time during the Revolving Period, that Buyer enter into a Transaction with respect to one or more Mortgage Loans proposed to be sold to Buyer by such Seller (or any Purchase Price Increase in connection with any Purchased Loan already subject to a Transaction).  Such Seller shall initiate each request by submitting the Purchased Loan Information for each Mortgage Loan (or, to the extent the Transaction involves a Purchase Price Increase, a request for a Purchase Price Increase) to the Repo Agent for Repo Agent’s review and approval in Repo Agent’s sole and absolute discretion.  Notwithstanding anything to the contrary herein, this Agreement is not a commitment by Buyer to enter into Transactions with any Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with each Seller.  Each Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction, to purchase any Mortgage Loan or to fund any Purchase Price Increase pursuant to this Agreement.  Buyer and its representatives shall have the right to review all Mortgage Loans in connection with any Transaction and to conduct its own due diligence investigation of such Mortgage Loans as Buyer determines is necessary in Buyer’s sole and absolute discretion.  Notwithstanding any provision to the contrary herein or any other Transaction Document, Buyer or Repo Agent shall be entitled to make a determination, in its sole and absolute discretion, whether a Mortgage Loan qualifies as an Eligible Loan (based on Buyer’s right to perform due diligence on each Mortgage Loan prior to purchase, such review not to exceed 4 Business Days from the date of such request) or whether to reject any request to purchase such Mortgage Loan or to enter into a Transaction in respect of any Purchase Price Increase relating thereto.  The Aggregate Repurchase Price of Purchased Loans subject to outstanding Transactions shall not at any time exceed the Maximum Facility Amount and, except as Repo Agent and each Buyer may otherwise consent to in writing (email is acceptable), the Purchase Price for any Mortgage Loan, shall not, by itself or when combined with all other Purchase Prices paid by Buyer during the thirty (30) days immediately preceding the proposed Purchase Date, exceed 25.0% of the Facility Amount.

(b)
During the Revolving Period, each Seller may request that Buyer enter into a Transaction on the first Business Day of any week by submitting the Purchased Loan Information for each Mortgage Loan (or, to the extent the Transaction involves a Purchase Price Increase, a request for a Purchase Price Increase) to the Repo Agent before 1:30 p.m. (New York City time).  Upon Repo Agent’s receipt of the Purchased Loan Information with respect to a Mortgage Loan or, to the extent the Transaction involves a Purchase Price Increase, the related Purchase Price Increase request, Buyer and Repo Agent shall have the right to evaluate such Mortgage Loan or Purchase Price Increase request, as applicable, in its sole and absolute discretion.  Repo Agent shall within two (2) Business Days (including the day of such receipt), either (i) notify such Seller of Buyer’s intent to proceed with the Transaction, subject to the terms and conditions of this Agreement, and of its determination with respect to the Purchase Price or Purchase Price Increase, as applicable, and the Asset Value for the related Mortgage Loan (such notice, a “Preliminary Approval”), in which event Buyer shall use commercially reasonable efforts to fund such Transaction within four (4) Business Days of such notice, or (ii) deny, in Repo Agent’s sole and absolute discretion, such Seller’s request for the applicable Transaction.  Repo Agent’s failure to respond to the applicable Seller within two (2) Business Days shall be deemed to be a denial of such Seller’s request to enter into the proposed Transaction, unless Repo Agent and such Seller have agreed otherwise in writing.  For the avoidance of doubt, in no event shall Buyer be required to purchase Mortgage Loans more than once per calendar week.

(c)
Upon a Seller’s receipt of Repo Agent’s Preliminary Approval with respect to a Transaction, such Seller shall, if such Seller desires to enter into such Transaction with respect to the related Mortgage Loan or Purchase Price Increase, as applicable, upon the terms set forth by Repo Agent in its Preliminary Approval, deliver the documents set forth below in this Section 3(c) with respect to each Mortgage Loan and related Mortgaged Property or Mortgaged Properties (to the extent applicable and not already delivered to Buyer or Custodian in connection with Repo Agent’s review of the proposed Transaction) as a condition precedent to Buyer’s issuance of a Confirmation or Purchase Price Increase Confirmation, as applicable, all in a manner and/or form satisfactory to Repo Agent in its sole and absolute discretion and pursuant to documentation satisfactory to Repo Agent in its sole and absolute discretion:

(i)
Delivery of Purchased Loan Documents.  The applicable Seller shall deliver to Custodian the Purchased Loan Documents (with an electronic copy thereof to Repo Agent), together with the related Custodial Delivery Certificate (with a copy to Repo Agent), as described in Section 7(b).

(ii)	Trust Receipt. Custodian shall have delivered to Repo Agent a Trust Receipt, inventory report and exception report relating to such Purchased Loans.

(iii)
Exception Report.  The applicable Seller shall have delivered to Repo Agent, a written report of any exceptions to the representations and warranties in Exhibit IV attached hereto (an “Exception Report”).

(iv)	Serviced Loans List. Servicer shall have delivered to the applicable Seller and Repo Agent an updated list of Serviced Loans pursuant to the Servicer Acknowledgment.

(v)	[Reserved].

(vi)	Other Documents. Buyer and Repo Agent shall have received such other documents in the applicable Seller’s possession as Repo Agent shall reasonably deem to be necessary.

If a Seller delivers to Repo Agent the documents and materials contemplated in clauses (i) through (vi) above (if such delivery occurs no later than 1:30 p.m. EST on a Business Day or, if such delivery occurs after 1:30 p.m. EST on such Business Day, on the next Business Day), Repo Agent shall in its sole and absolute discretion either (A) notify such Seller that Repo Agent has not approved the Mortgage Loan or Purchase Price Increase, as applicable, or (B) notify such Seller of its intent to purchase such Mortgage Loan or fund such Purchase Price Increase, as applicable, subject to satisfaction (or waiver by Repo Agent) of the Transaction Conditions Precedent set forth in Section 3(e).  Repo Agent’s failure to respond to such Seller within one (1) Business Day shall be deemed to be a denial of such Seller’s request that Buyer purchase the Mortgage Loan or fund the Purchase Price Increase, as applicable, unless Repo Agent and such Seller have agreed otherwise in writing.

(d)
On or prior to the Purchase Date or Purchase Price Increase Date, as applicable, for each Transaction, subject to satisfaction of the Transaction Conditions Precedent, Buyer and the applicable Seller shall execute and deliver a written confirmation relating to such Transaction, substantially in the form of a Confirmation or a Purchase Price Increase Confirmation, as applicable.

(e)
Provided that each of the Transaction Conditions Precedent set forth in this Section 3(e) have been satisfied (or waived by Repo Agent in its sole and absolute discretion), and subject to the applicable Seller’s rights under Section 3(f), Buyer shall transfer the Purchase Price or Purchase Price Increase, as applicable, to such Seller with respect to each Mortgage Loan for which it has issued a Confirmation or Purchase Price Increase Confirmation on the Purchase Date or Purchase Price Increase Date specified therein, as applicable, and, in connection with the sale of the Purchased Loan to Buyer hereunder, the related Mortgage Loan (or, in the case of a Purchase Price Increase, the related Advance) shall be concurrently transferred by such Seller to Buyer or its nominee.  For purposes of this Section 3(e), the conditions precedent to any proposed Transaction (“Transaction Conditions Precedent”) shall be satisfied with respect to such proposed Transaction if:

(i)	Repo Agent shall have received each of the documents and other items required by Section 7(d);

(ii)
the Revolving Period shall not have ended, no Default, Event of Default, Margin Deficit or Full Amortization Event shall have occurred and be continuing as of the Purchase Date or Purchase Price Increase Date for such proposed Transaction;

(iii)
the representations and warranties made by the applicable Seller in this Agreement shall be true and correct as of the Purchase Date (or Purchase Price Increase Date) for such Transaction (in each case except such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Repo Agent in an Exception Report prior to issuance of the related Confirmation or Purchase Price Increase Confirmation, as applicable, by Buyer);

(iv)
Repo Agent shall have (A)  determined that such Mortgage Loan (x) is an Eligible Loan and (y) is not and has never been a Defaulted Loan or Thirty-day Delinquent Loan, in each case as of the Purchase Date (or Purchase Price Increase Date) in accordance with the applicable provisions of Section 3(a), (B) completed, to its satisfaction, any due diligence review of each such proposed Mortgage Loan (or Purchase Price Increase), and (C) obtained internal credit and other approvals for the inclusion of each such Mortgage Loan as a Purchased Loan (or such Purchase Price Increase) in a Transaction;

(v)
the applicable Purchased Loan File described in Section 7(b) shall have been delivered to Custodian, and Buyer shall have received a Trust Receipt from Custodian with respect to such Purchased Loan File;

(vi)
each Seller shall have delivered to each related Mortgagor under any Purchased Loan a direction letter in accordance with Section 5(a) unless such Mortgagor is already remitting payments to the Servicer or its designee, as applicable, whereupon such Seller shall direct the Servicer or such designee, as applicable, to remit all such amounts into the Collection Account in accordance with Section 5(a) and to service and administer, as applicable, such payments in accordance with the provisions of this Agreement, the Servicing Agreement and the Servicer Acknowledgment;

(vii)
the applicable Seller shall have paid to Buyer and Repo Agent, as applicable (A) any and all fees then due and payable under this Agreement or the Fee Letter and (B) any unpaid Transaction Costs in respect of such Purchased Loan (or Purchase Price Increase) due and owing by such Seller (which amounts and fees described in the foregoing subclauses (i) and (ii), at such Seller’s option, may be held back and netted from funds remitted to such Seller by Buyer on the Purchase Date or Purchase Price Increase Date, as applicable);

(viii)	the outstanding Aggregate Repurchase Price for all Purchased Loans, when added to the Purchase Price (or Purchase Price Increase) for the requested Transaction, shall not exceed the Facility Amount;

(ix)	the aggregate Purchase Price for such Transaction or the aggregate Purchase Price Increase shall not be less than $500,000;

(x)	[reserved;]

(xi)
such purchase shall not result in (a) more than one (1) initial Purchase Date in any calendar week or (b) more than one (1) Purchase Price Increase in any calendar week, in each case unless otherwise agreed to by Repo Agent in writing in its sole and absolute discretion;

(xii)
as determined by Repo Agent and in its sole and absolute discretion exercised in good faith, (A) no Material Adverse Effect shall have occurred and be continuing or (B) there shall not have occurred any event or circumstance that would reasonably be expected to have a Material Adverse Effect;

(xiii)	each Seller Party shall be in compliance with the terms and conditions of the Transaction Documents applicable to it as of such Purchase Date;

(xiv)
Repo Agent shall not have been advised by counsel (which may be internal counsel) that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on Term SOFR;

(xv)	there shall not have occurred, as determined by Repo Agent:

(A)
(a) a material change in financial, banking or capital markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions, or (b) a general suspension of trading on major stock exchanges, or (c) a disruption in or moratorium on commercial banking activities or securities settlement services; or

(B)
(a) an event or events resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans similar to the Purchased Loans, or (b) an event or events shall have occurred resulting in the Buyer not being able to finance Eligible Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been commercially reasonable prior to the occurrence of such event or events;

(xvi)
Repo Agent shall have been reimbursed by the applicable Seller for any Excess Diligence Fees in respect of such Purchased Loans or Purchase Price Increases; provided, that Buyer shall have no obligation to purchase any proposed Purchased Loan or fund any requested Purchase Price Increase if the applicable Seller does not agree to reimburse Repo Agent for the related Excess Diligence Fees; provided, further, if Seller approves any requested reimbursement of Excess Diligence Fees, any such approval shall be in writing (which may include e-mail) and such approved reimbursement, may at such Seller’s option, be held back and netted from funds remitted to such Seller by Buyer on the Purchase Date or Purchase Price Increase Date, as applicable);

(xvii)	such Transaction shall not conflict with or result in a breach or violation of any of the terms, conditions, provisions or stipulations contained in the Governing Documents of any Relevant Party; and

(xviii)	the outstanding Limited Crossed Purchase Price pursuant to each applicable Limited Crossed Repurchase Agreement shall not exceed an amount equal to the Maximum Facility Purchase Price.

(f)
Each Confirmation and Purchase Price Increase Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Sellers with respect to the Transaction to which the Confirmation or Purchase Price Increase Confirmation relates.  Each Confirmation and Purchase Price Increase Confirmation shall be deemed to be incorporated herein by reference with the same effect as if set forth herein at length.  In the event of any conflict between this Agreement and a Confirmation or Purchase Price Increase Confirmation, the terms of the Confirmation or Purchase Price Increase Confirmation, as applicable, shall control with respect to the related Transaction.

(g)
Each Seller shall be entitled to terminate a Transaction on demand, and repurchase the related Purchased Loan on any Business Day prior to the applicable Repurchase Date (an “Early Repurchase Date”); provided, however, that:

(i)
no more than two (2) Early Repurchase Dates may occur in any calendar month; provided, that the foregoing limitation shall not apply to any repurchase consummated to remedy any breach of a representation or warranty or Concentration Limit, or to eliminate (in whole or in part) any Margin Deficit;

(ii)
no Default, Event of Default, Limited Crossed Event of Default or Margin Deficit shall be continuing or would occur or result from such early repurchase, unless, in the case of a Default, Event of Default, Limited Crossed Event of Default or Margin Deficit, otherwise cured in connection with such repurchase;

(iii)
the applicable Seller notifies Repo Agent in writing, no later than two (2) Business Days (or, if the repurchase relates to more than three (3) Purchased Loans that are to be repurchased on such Early Repurchase Date, no later than five (5) Business Days) prior to such Early Repurchase Date, of its intent to terminate such Transaction and repurchase the related Purchased Loan;

(iv)
if any Seller repurchases (or one of its Affiliates following a repurchase by such Seller and sale or other transfer by such Seller to such Affiliate) any Purchased Loan other than in connection with a broadly distributed and marketed securitization transaction (any such broadly distributed and marketed securitization transaction, a “Securitization Transaction”), such Seller shall pay Buyer an amount equal to the product of (a) the Applicable Spread multiplied by (b) the Aggregate Purchase Price for the Purchased Loans being repurchased multiplied by (c) a fraction, expressed as a percentage, the numerator of which equals the number of days from and including the Early Repurchase Date to but excluding the Scheduled Revolving Period Termination Date and the denominator of which equals 360 (the “Spread Maintenance Amount”); provided that no Spread Maintenance Amount shall be payable in respect any repurchase consummated to remedy any breach of a representation or warranty or Concentration Limit, or to eliminate (in whole or in part) any Margin Deficit; and

(v)
the applicable Seller shall pay to Buyer on the Early Repurchase Date an amount equal to the sum of the Repurchase Price for such Transaction, all Transaction Costs and any other amounts payable by such Seller and outstanding under this Agreement (including, without limitation, Sections 3(l), 3(m) and 3(n), if any) with respect to such Transaction against transfer to such Seller or its agent of the related Purchased Loan.

For the avoidance of doubt, any applicable Spread Maintenance Amount shall be due and payable at any time all or any portion of the aggregate Repurchase Price becomes due and payable prior to the Scheduled Revolving Period Termination Date, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately), by operation of law or otherwise (including, without limitation, on account of the commencement of an Act of Insolvency), and whether such acceleration occurs prior to, upon or subsequent to the commencement of an Act of Insolvency.  In view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Buyer or profits lost by Buyer as a result of acceleration or prepayment, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Buyer, the Spread Maintenance Amounts constitute liquidated damages (and not penalties) which shall be due and payable upon such date.  Each Seller hereby waives any defense to payment other than payment on performance, whether such defense may be based in public policy, ambiguity, or otherwise.  The Sellers, Repo Agent and Buyer acknowledge and agree that any Spread Maintenance Amount due and payable hereunder shall not constitute unmatured interest or price differential, whether under Section 502(b)(3) of the Bankruptcy Code or otherwise.  Each Seller further acknowledges and agrees, and waives any argument to the contrary, that payment of such amount does not constitute a penalty or an otherwise unenforceable or invalid obligation.

(h)
On the Repurchase Date (or the Early Repurchase Date, as applicable), termination of the applicable Transactions will be effected by transfer to the applicable Seller or, if requested by such Seller, its designee of the related Purchased Loans (and not substitutes therefor), free and clear of any Liens on such Purchased Loans created by or through Buyer, and any Income in respect thereof received by Buyer or Repo Agent (and not previously credited or transferred to, or applied to the obligations of, such Seller pursuant to Section 4 or Section 5) against the simultaneous transfer of the Repurchase Price, all Transaction Costs and any other amounts payable by such Seller and outstanding under this Agreement or the Fee Letter (including without limitation, Sections 3(l), 3(m) and 3(n), if any) with respect to such Transactions to an account of Buyer.

(i)
With respect to full and partial prepayments made by the related Mortgagor of a Purchased Loan, each Seller agrees to (i) promptly provide Repo Agent with a copy of a report from the Servicer or the applicable Seller, as applicable, indicating that such Purchased Loan has been the subject of a prepayment and (ii) promptly remit to the applicable Collection Account all Income with respect to the related, prepaid Purchased Loan.  Buyer agrees to execute and deliver such instruments of transfer, assignment or release requested by, and prepared by or on behalf of, the applicable Seller and at such Seller’s expense, without recourse, representation or warranty, with respect to any Purchased Loan which has been prepaid in full within three (3) Business Days after receipt of such instruments and evidence of compliance with clauses (i) and (ii) of the immediately preceding sentence.  Amounts on deposit in the applicable Collection Account representing prepayments shall be applied by Buyer to such Repurchase Price for such prepaid Purchased Loan and any other amounts owing to Buyer under this Agreement in the order of priority specified in Section 5.

(j)	Intentionally Omitted.

(k)
(i) Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Pricing Rate Determination Date in respect of any determination of the Benchmark (or published component used in the calculation thereof) for any Pricing Period (as determined by Buyer in its sole and absolute discretion (which determination shall be conclusive and binding upon Seller absent manifest error)), Buyer shall have the sole and exclusive right to elect to replace the then-current Benchmark (or such component thereof) with a Benchmark Replacement selected by Buyer for all purposes under this Agreement and under any other Transaction Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of any Seller).

(ii) In connection with the use or implementation of any Benchmark or Benchmark Replacement, as applicable, Buyer shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Agreement or in any other Transaction Documents, any amendments implementing such Conforming Changes shall become effective without any further action or consent of any Seller.

(iii) Buyer shall promptly notify each Seller of (x) the occurrence of a Benchmark Replacement Date, (y) the implementation of any Benchmark Replacement and (z) the effectiveness of any related Conforming Changes (such notice, the “Benchmark Notice”). From and after the Benchmark Replacement Date related to such Benchmark Notice, the specified Benchmark Replacement shall be the Benchmark (or shall replace the published component used in the calculation thereof, as applicable) for all purposes under this Agreement, each of the other Transaction Documents and every Transaction hereunder.

(iv) Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, any determination, decision or election that may be made by Buyer pursuant to this Section 3(k), including, but not limited to, any determination of any Benchmark Transition Event, any election to replace the then-current Benchmark (or published component used in the calculation thereof) with a Benchmark Replacement, any Benchmark Notice or any selection of the Benchmark Replacement, the related Benchmark Replacement Adjustment or any related Conforming Changes or any other determination, decision or election with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error and may, subject to the express terms of this Agreement, be made in the sole discretion of Buyer without consent from any Seller.

(l)
Upon written demand by Buyer or Repo Agent, each Seller shall indemnify Buyer and hold Buyer harmless from any actual out‑of‑pocket loss or expense (not to include any indirect or consequential damages including, without limitation, any lost profit or opportunity, and shall not include any Excluded Taxes) (including, without limitation, reasonable out‑of‑pocket external attorneys’ fees and disbursements) that Buyer may sustain or incur as a result of (i) a default by such Seller in terminating any Transaction promptly after such Seller has given a notice in accordance with Section 3(g) of a termination of a Transaction, (ii) any payment of all or any portion of the Repurchase Price, as the case may be, on any day other than a Remittance Date (including, without limitation, any such loss or expense arising from the reemployment of funds obtained by Buyer to maintain Transactions hereunder or from fees payable to terminate the deposits from which such funds were obtained), (iii) the conversion of the Pricing Rate on any Transaction from one based on Term SOFR to one based on a Benchmark Replacement, other than on a Remittance Date, or (iv) such Seller’s failure to sell Eligible Loans to Buyer or consummate a Purchase Price Increase after such Seller has notified Buyer of a proposed Transaction and prior to such failure Buyer has issued a Confirmation or Purchase Price Increase Confirmation, as applicable, to purchase such Eligible Loans or increase the Purchase Price thereof in accordance with the provisions of this Agreement.

(m)
If Repo Agent shall have reasonably determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer’s Governing Documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling such Person with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, the applicable Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction; provided, that, Buyer shall provide a reasonably detailed written explanation and calculation reflecting how such additional amount or amounts were reached.  In exercising its rights under this Section 3(m), Buyer shall exercise its rights and remedies in a manner which is consistent with the manner in which Buyer is exercising similar remedies under residential real estate mortgage loan repurchase facilities with similarly situated counterparties. For the avoidance of doubt, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in Requirements of Law” subject to this Section 3(m), regardless of the date enacted, adopted or issued.

(n)
Any and all payments by or on account of any obligation of any Seller Party under this Agreement or any other Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law or in connection with FATCA (including a voluntary agreement entered into with a taxing authority), as modified by the practice of any relevant governmental revenue authority, then in effect.  If any such deduction or withholding of any Tax from any such payment is so required, then the applicable Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and FATCA and, if such Tax is an Indemnified Tax, then the sum payable shall be increased by such Seller as necessary so that after such deduction or withholding has been made, Buyer or the Recipient, as applicable, receives an amount equal to the amount it would have received had no such deduction or withholding been made.  Such Seller shall timely pay any Other Taxes (i) imposed on such Seller to the relevant Governmental Authority in accordance with Requirements of Law, and (ii) imposed on Buyer, as the case may be, upon written notice from such Person setting forth in reasonable detail the calculation of such Other Taxes.  As soon as practicable after any payment of Taxes by such Seller to a Governmental Authority pursuant to this Section 3(n), such Seller shall deliver to Buyer or the Recipient, as applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer or the Recipient, as applicable.

(o)
(i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under the Transaction Documents, Buyer or Repo Agent shall deliver to the applicable Seller, at the time or times reasonably requested by such Seller, such properly completed and executed documentation reasonably requested by such Seller as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, Buyer, if reasonably requested by such Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Seller as will enable such Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3(o)(ii) shall not be required if in Buyer’s judgment such completion, execution or submission would be illegal, would subject Buyer to any unreimbursed cost or expense or would otherwise prejudice the legal or commercial position of Buyer.

(ii)	Without limiting the generality of the foregoing,

(A)
if Buyer is a United States Person, it shall deliver to each Seller on or prior to the date on which Buyer becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Seller), executed originals of IRS Form W‑9 (or any successor form) certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B)
if the Buyer is not a United States Person, it shall, to the extent it is legally entitled to do so, deliver to each Seller (in such number of copies as shall be reasonably requested by such Seller) on or prior to the date on which Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of such Seller), whichever of the following is applicable:

(1)
in the case of a Buyer that is claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments characterized as interest for U.S. tax purposes under any Transaction Document, executed originals of IRS Form W‑8BEN or IRS Form W‑8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W‑8BEN or IRS Form W‑8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed originals of IRS Form W‑8ECI (or any successor form);

(3)
in the case of a Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of each Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W‑8BEN or IRS Form W‑8BEN-E; or

(4)
to the extent a Buyer is not the beneficial owner, executed originals of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN, IRS Form W‑8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Buyer is a partnership and one or more direct or indirect partners of such Buyer are claiming the portfolio interest exemption, such Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)
if Buyer is not a United States Person, it shall, to the extent it is legally entitled to do so, deliver to each Seller (in such number of copies as shall be reasonably requested by such Seller) on or prior to the date on which Buyer becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of such Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Seller to determine the withholding or deduction required to be made; and

(D)
if a payment made to Buyer under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or Section 1472(b) of the Code, as applicable), Buyer shall deliver to each Seller at the time or times prescribed by law and at such time or times reasonably requested by such Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Seller as may be necessary for such Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  For the avoidance of doubt, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify each Seller in writing of its legal inability to do so.

(p)
If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3 (including by the payment of additional amounts pursuant to this Section 3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Agreement with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket costs and expenses (including Taxes) of such indemnified party.  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3(p) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 3(p), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3(p) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(q)
If any of the events described in Section 3(k), Section 3(m) or Section 3(n) result in Repo Agent’s election to use a Benchmark Replacement or Buyer’s request for additional amounts, then each Seller shall have the option to notify Repo Agent in writing of its intent to terminate this Agreement and all of the Transactions and repurchase all of the Purchased Loans no later than five (5) Business Days after such notice is given to Repo Agent, and such repurchase by such Seller shall be conducted pursuant to and in accordance with Section 3(g); provided, that no Spread Maintenance Amount shall be due and payable in connection with such repurchase.  The election by a Seller to terminate the Transactions in accordance with this Section 3(q) shall not relieve such Seller for liability with respect to any additional amounts or increased costs actually incurred by Buyer prior to the actual repurchase of the Purchased Loans.

(r)
From and after the Facility Termination Date, Buyer shall have no further obligation to consider any request to purchase any Mortgage Loans or to fund Purchase Price Increases. On the Facility Termination Date, Buyer shall not be obligated to transfer any Purchased Loans to any Seller until payment in full to Buyer and Repo Agent of all amounts due under this Agreement, the Fee Letter and the other Transaction Documents.  On the Facility Termination Date, each Seller shall be obligated to repurchase all of the Purchased Loans and transfer payment of the Repurchase Price for each such Purchased Loan, together with any and all other Obligations due and payable to Buyer or Repo Agent under this Agreement or any other Transaction Agreement.  The Sellers may, by delivering written notice to Repo Agent and Buyer no earlier than ninety (90) days and no later than forty‑five (45) days prior to the Scheduled Revolving Period Termination Date, request that Repo Agent and Buyer effect the Extension Period; provided, however, that following such written notice, the Extension Period shall only be in effect if, as of the Scheduled Revolving Period Termination Date (i) the Sellers have paid the Extension Fee, in U.S. Dollars of immediately available funds, to Repo Agent for the benefit of Buyer and (ii) no Default, Event of Default or Full Amortization Event has occurred and is continuing.

(s)	[Reserved].

(t)
Each party’s obligations under Subsections (l), (m), (n), (o), (p), (q), (r) and (t) of this Section 3 shall survive any assignment of rights by Buyer, the termination of this Agreement and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

4.	MARGIN MAINTENANCE; CONCENTRATION LIMITS; INELIGIBLE LOANS

(a)
Repo Agent shall determine and re-determine the Asset Value of each Purchased Loan in good faith in the manner specified in this Agreement.  Repo Agent’s determination of Asset Value and Asset Base Margin Value in the manner specified in this Agreement shall be conclusive and binding upon the parties absent manifest error.  If at any time the Aggregate Repurchase Price of the Purchased Loans then subject to Transactions hereunder is greater than the Asset Base Margin Value (a “Margin Deficit”) and such Margin Deficit is greater than the Margin Threshold, then Repo Agent may, at its sole option and by notice to each Seller (as such notice is more particularly set forth in Section 4(b)), require each Seller to transfer to Buyer U.S. Dollars in immediately available funds or additional Eligible Loans that are acceptable to Repo Agent in its sole and absolute discretion exercised in good faith and pledged to Buyer hereunder, in an amount sufficient to reduce the Aggregate Repurchase Price to the Asset Base Margin Value (such requirement, a “Margin Call”).  Any cash delivered to Buyer pursuant to this Section 4(a) shall be applied by Buyer to reduce the Repurchase Price of each Purchased Loan in such manner as shall be determined by Repo Agent in its sole and absolute discretion exercised in good faith.

(b)
Notice delivered by Repo Agent pursuant to Section 4(a) may be given by any written or electronic means.  The Seller shall (x) by not later than the close of business on the fourth (4th) Business Day following the Business Day on which notice is received from Repo Agent (i) satisfy the related Margin Call by transferring the amount of such Margin Call (or, if sufficient cash is not available to Seller and Guarantor, all cash as may then be available to Seller and Guarantor (other than Allocated Cash) to Buyer as described in Section 4(a), (ii) with respect to any portion of the Margin Call that may remain, provide a Payment Extension Certificate and (y) within twelve (12) Business Days of receipt of such notice from Repo Agent, transfer U.S. Dollars of immediately available funds by wire transfer to Repo Agent in an amount no less than the remaining Margin Call. The failure of Buyer or Repo Agent, on any one or more occasions, to exercise its rights under this Section 4 shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer or Repo Agent to do so at a later date.  Each Seller and Buyer each agree that a failure or delay by Buyer or Repo Agent to exercise its rights under this Section 4 shall not limit or waive Buyer’s or Repo Agent’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Sellers.

(c)
If a Margin Deficit exists and is continuing, Buyer may retain any Income to which each Seller would otherwise be entitled hereunder, which funds shall be applied by Buyer against the Repurchase Price of the Purchased Loans to reduce the Repurchase Price in respect thereof in such manner as shall be determined by Repo Agent.  Notwithstanding the foregoing, Buyer and Repo Agent retain the right, in its sole and absolute discretion, to make a Margin Call in accordance with the provisions of this Section 4.

(d)
If any Purchased Loan is for any reason not an Eligible Loan, the applicable Seller shall, upon obtaining knowledge thereof, promptly notify Repo Agent and (i) pay Buyer the Repurchase Price of the related Purchased Loan(s) within four (4) Business Days after the earlier of the date that (x) such Seller receives notice thereof from Repo Agent and (y) such Seller obtains knowledge thereof, and (ii) Repo Agent shall have the option in its sole and absolute discretion exercised in good faith to transfer such Purchased Loan(s) back to such Seller, and such Seller shall accept any such transfer and cooperate with Repo Agent in connection with effecting such transfer.  Notwithstanding the foregoing, if on or prior to the applicable date referred to in the preceding sentence (x) Seller and Guarantor shall have transferred to Repo Agent all available funds (available to Seller and Guarantor, and, in each case, other than Allocated Cash) on hand, which funds are not sufficient to pay the Repurchase Price in full, and (y) Seller shall have delivered to Repo Agent a Payment Extension Certificate, then the funds required to complete the payment of such Repurchase Price in full and terminate the relevant Transaction and repurchase of the related Purchased Loans shall be paid not later than the earlier to occur of (1) one Business Day after Seller’s receipt of such funds, and (2) the date that is eight (8) Business Days after the date referred to in the preceding sentence. Payments made by or on behalf of such Seller pursuant to this clause (d) shall be made by depositing to the Collection Account cash in an amount at least equal to the Repurchase Price of such Purchased Loan(s).  For the avoidance of doubt, Repo Agent shall not use as grounds for determining that any Purchased Loan is not an Eligible Loan any ineligibility based solely upon (x) the fact that such Mortgage Loan was sold by the related Approved Originator directly to an Affiliate of a Seller Party previously approved by Repo Agent, or (y) an exception to clause (A)(iii), clause A(x), clause A(xxi) or clause A(xxviii) of the definition of Eligible Loan that was previously approved with respect to such Purchased Loan by Repo Agent.

5.	INCOME PAYMENTS

(a)
On or before the Closing Date, Sellers and Buyer shall establish and maintain with the applicable Collection Account Bank (i) a deposit account in the name of one of the Sellers for the benefit of Buyer under the sole control of Repo Agent with respect to which the Collection Account Control Agreement shall have been executed (such account, together with any replacement or successor thereof, the “Collection Account”).  Each Seller shall cause all Income with respect to the Purchased Loans to be deposited in the Collection Account. In furtherance of the foregoing, all Income in respect of the Purchased Loans shall be the property of the Buyer and all Interest Reserve Amounts shall be converted to Income in accordance with the terms of the applicable Purchased Loan Documents.

(b)	On each Remittance Date, all Income on deposit in the Collection Account shall be applied (without duplication) by the Collection Account Bank at the direction of Repo Agent as follows:

(i)
first, to the extent not previously paid under the Servicing Agreement, to pay, pro rata, the following amounts, including any amounts remaining unpaid from prior Remittance Dates:  (A) to the Custodian, the custodial fees due and owing to Custodian solely in respect of the Purchased Loans as of such date, (B) to Collection Account Bank for fees and expenses (excluding indemnities) owing pursuant to the Collection Account Control Agreement; and (C) to Buyer, any Draw Fees, Annual Asset Fees and Securitization Exit Fees then due and owing;

(ii)	second, to Buyer, to pay any Price Differential and any Spread Maintenance Amount then due and owing in respect of Purchased Loans;

(iii)
third, to Buyer, to pay, pro rata, (A) any indemnity amounts as to which any Seller has received notice from Buyer or Repo Agent at least five (5) Business Days prior to such Remittance Date, and (B) any increased costs, Indemnified Taxes, Transaction Costs and all other costs, fees, expenses and all other Obligations then due and payable by any Seller Party pursuant to the terms of this Agreement or any other Transaction Document (other than amounts referred to in clause (iv) below); provided, that no expenses related to Diligence Fees shall be payable pursuant to this clause (iii) unless such expenses are Waterfall Diligence Fees;

(iv)
fourth, if such Remittance Date occurs during the Amortization Period, to Buyer, to be applied to the reduction of the outstanding Repurchase Price of the Purchased Loans (in such order and in such amounts as Repo Agent may elect in its sole and absolute discretion) until reduced to zero;

(v)
fifth, if such Remittance Date occurs during the Revolving Period, to Buyer (A) all amounts received in connection with any prepayment in full, liquidation or other release of any Purchased Loan or Repurchased Loan up to the outstanding Repurchase Price of such Purchased Loan or Repurchased Loan, and (B) with respect to any principal prepayment in part received in connection with any Purchased Loan, an amount equal to the product of (i) the Purchase Price Percentage for such Purchased Loan and (ii) the amount of such principal prepayment in part (any such amount so remitted to Buyer with respect to any Purchased Loan to be applied to reduce the outstanding Purchase Price of such Purchased Loan);

(vi)	sixth, to Buyer, to be applied to the reduction of the outstanding Repurchase Price to eliminate any Margin Deficit then existing;

(vii)
seventh, pro rata (i) to the Custodian, all other amounts due and owing to the Custodian under the Custodial Agreement in respect of the Purchased Loans, (ii) to Collection Account Bank, all other amounts due and owing to the Collection Account Bank under the Collection Account Control Agreement and (iii) to the Interest Reserve Account Bank, any amounts due and owing to the Interest Reserve Bank under the Interest Reserve Account Control Agreement in respect of the Purchased Loans;

(viii)
eighth, upon the occurrence of a Limited Crossed Event of Default until the aggregate unpaid Repurchase Obligations (as defined in the related Limited Crossed Repurchase Agreement) of all applicable Limited Crossed Purchased Assets have been satisfied in full (including after giving effect to any amounts applied by Buyer in reduction of such Repurchase Obligations from the proceeds of any disposition of such Limited Crossed Purchased Assets in accordance with Article 14(b)(ii)(D) (or such corresponding section) of the applicable Limited Crossed Repurchase Agreement), to remit remaining available funds to the Cash Collateral Account to be disbursed in accordance with the Controlled Account Agreement (Cash Collateral Account); and

(ix)	ninth, all remaining amounts, if any, to Sellers.

If, on any Remittance Date, the amounts deposited in the Collection Account shall be insufficient to make the payments required under clauses (i) through (vii) of this Section 5(b), and Sellers do not otherwise make such payments on such Remittance Date, the same shall constitute an Event of Default hereunder.  Notwithstanding any provision to the contrary in this Section 5(b), upon the occurrence and continuance of an Event of Default, all Income shall be remitted to Buyer for application (i) first, to the amounts specified under Section 5(b)(i), (ii) second, to the aggregate Repurchase Price and any other Obligations owing by the Sellers (or any other Seller Party) hereunder or under any other Transaction Document as Repo Agent deems appropriate, (iii) third, to pay amounts set forth in clause (seventh) above and (iv) fourth, any remainder shall be paid to Sellers.

6.	SECURITY INTEREST

(a)
Buyer and Sellers intend that all Transactions hereunder be sales to Buyer of the Purchased Loans for all purposes (other than for accounting and U.S. federal, state and local income or franchise Tax purposes) and not loans from Buyer to Sellers secured by the Purchased Loans.  Notwithstanding the foregoing, in order to preserve Buyer’s rights under this Agreement and the other Transaction Documents (i) in the event that a court or other forum recharacterizes the Transactions hereunder as other than sales, and (ii) irrespective of any recharacterization determination, as security for Sellers’ performance of all Obligations hereunder and under the Transaction Documents, each Seller hereby grants Buyer and Repo Agent, for the benefit of Buyer and Repo Agent, a fully perfected first priority security interest in such Seller’s right, title and interest in, to and under the following property, whether now owned or existing or hereafter acquired or arising:  (i) all of the Purchased Loans, inclusive of any related Advances (including, for the avoidance of doubt, all security interests, mortgages and liens on personal or real property securing the Purchased Loans), (ii) the Purchased Loan Documents and all Records, (iii) all related Servicing Rights and Servicing Records, (iv) (x) the Collection Account and all amounts and property from time to time on deposit therein and (y) the Interest Reserve Account (if any), all Interest Reserve Amounts and all other amounts and property from time to time on deposit in the Interest Reserve Account, (v)  all Income from the Purchased Loans, inclusive of any related Advances, (vi) each deposit account established for the benefit of any Relevant Party pursuant to the related Servicing Agreement and Servicer Acknowledgment, (vii) all mortgage guarantees and insurance policies relating to any Purchased Loan or the related Mortgaged Property, and all proceeds thereunder, (viii) each Assignment Agreement, (ix) each Mortgagor Equity Certificate, (x)  all “general intangibles”, “accounts” and “chattel paper” as defined in the UCC relating to or constituting any and all of the foregoing, (xi) all replacements, substitutions or distributions on or proceeds, payments, cash, and profits of, and records and files relating to, any and all of the foregoing, and (xii) any other property, rights, titles or interests as are specified in a Confirmation or Purchase Price Increase Confirmation, Trust Receipt, the Purchased Loan Schedule or Exception Report, in all instances whether now owned or hereafter acquired, now existing or hereafter created, and wherever located (collectively, the “Repurchase Assets”). Each Seller hereby acknowledges and agrees that its rights with respect to the Repurchase Assets (including, without limitation, any security interest it may have in the Purchased Loans and any other collateral granted to such Seller pursuant to any other agreement) are and shall continue to be at all times junior and subordinate to the rights of Buyer and Repo Agent hereunder and under the other Transaction Documents.

(b)
With respect to the security interest in the Repurchase Assets granted in Section 6(a), and with respect to the security interests granted in Section 6(c), Buyer and Repo Agent shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and any other applicable law and shall have the right to apply the Repurchase Assets, or proceeds therefrom to the Obligations of each Seller under this Agreement and the other Transaction Documents.  In furtherance of the foregoing, (i) Buyer, at the applicable Seller’s sole cost and expense, shall cause to be filed as a protective filing with respect to the Repurchase Assets and as a UCC filing with respect to the security interests granted in Section 6(c) one or more UCC financing statements in form satisfactory to Repo Agent (to be filed in the filing office indicated therein), in such locations as may be necessary to perfect and maintain perfection and priority of the outright transfer (including under Section 22 of this Agreement) and the security interest granted hereby and, in each case, continuation statements and any amendments thereto (collectively, the “Filings”), and shall forward copies of such Filings to each Seller upon completion thereof, and (ii) each Seller shall, from time to time, at its own expense, deliver and cause to be duly filed all such further filings, instruments and documents and take all such further actions as may be necessary or desirable or as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the outright transfer of the Purchased Loans and the security interest granted hereunder in the Repurchase Assets and the rights and remedies of Buyer and Repo Agent with respect to the Repurchase Assets (including under Section 22 of this Agreement) (including the payments of any fees and Taxes required in connection with the execution and delivery of this Agreement).  Each Seller hereby authorizes Repo Agent to file or cause to be filed such financing statement or statements relating to the Repurchase Assets and all proceeds thereof and the Servicing Rights, and the proceeds related thereto (including a financing statement describing the collateral as “all assets of Seller, whether now owned or hereafter acquired or arising, wherever located, together with all accessions thereto and proceeds thereof” or such other super-generic description thereof as Repo Agent may determine) without such Seller’s signature thereon as Repo Agent, at its option, may deem appropriate.

(c)
For the avoidance of doubt, no Seller retains economic rights to the servicing or administration of the Purchased Loans and Mortgaged Properties; provided that each Seller shall and shall cause the Servicer to continue to service and administer the related Purchased Loans and Mortgaged Properties hereunder as part of its Obligations hereunder.  As such, each Seller expressly acknowledges that the Purchased Loans and Mortgaged Properties are sold to Buyer on a “servicing released” basis and such Seller hereby grants, assigns and pledges to Buyer and Repo Agent a security interest in the Servicing Rights and all proceeds related thereto and in all instances, whether now owned or existing or hereafter acquired or arising.

(d)
The pledges set forth in clauses (a) and (c) are intended to constitute security agreements or other arrangements or other credit enhancements related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(xi) of the Bankruptcy Code.

7.	PAYMENT, TRANSFER AND CUSTODY

(a)
Subject to the terms and conditions of this Agreement, on the Purchase Date for each Transaction, ownership of the Purchased Loans and each Advance thereunder and all rights thereunder shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price or Purchase Price Increase, as applicable, to an account designated by the applicable Seller specified in the Confirmation or Purchase Price Increase Confirmation relating to such Transaction.

(b)	In connection with, and as a condition precedent to, the sale of each Purchased Loan and funding of the related Purchase Price or Purchase Price Increase, in accordance with Section 3(c):

(i)
The applicable Seller shall deliver (with an electronic copy to Buyer) and release to the Custodian the following original (or where indicated, copied) documents, to the extent applicable and subject to clause (iii) below (collectively, the “Purchased Loan File”), together with a Custodial Delivery Certificate provided to the Custodian (with an electronic copy to Buyer), and shall cause the Custodian to deliver a Trust Receipt, inventory report and Exception Report to Buyer on the Purchase Date confirming the receipt of such Purchased Loan Documents pertaining to each of the Purchased Loans identified in the Custodial Delivery Certificate delivered therewith:

(A)	The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ______ without recourse” and signed in the name of the applicable Seller or the last endorsee.

(B)
The original or copy of the loan agreement, and all written modification agreements and guaranty, if any, executed by the Mortgagor in connection with the Purchased Loan, each in a form that does not restrict assignment thereof to Buyer.

(C)
The original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or if such public recording office retains the original recorded mortgage, a duplicate copy of the original Mortgage certified by the applicable Seller to be a true and complete copy of the original recorded Mortgage which has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located), the original Assignment of Mortgage (and the related original Assignment of Leases if contained in a separate instrument) in blank, together with the originals of all intervening assignments (if applicable), and such other documents necessary and sufficient to transfer to Buyer all of the applicable Seller’s right, title and interest in and to the Purchased Loan and each document described in clauses (B), (D), (E), (F), (G), (I) and (K) of this Section 7(b)(i).

(D)	All original Mortgagor Equity Certificate(s) held as collateral for the Purchased Loan, if any, together with an original endorsement to such certificate(s) in blank.

(E)	A copy or the original of the pledge agreement or equivalent document, if applicable, executed in connection with the Purchased Loan, in a form that does not restrict assignment thereof to Buyer.

(F)	The related Assignment Agreement.

(G)
The originals or copies of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an Officer’s Certificate of the applicable Seller certifying that such copies represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(H)
With respect to the Mortgagor Equity Certificates, a copy of the UCC financing statements and all necessary UCC continuation statements with evidence of filing thereon or, if unrecorded, copies thereof together with evidence that such UCC financing or continuation statements have been sent for filing, and UCC assignments in blank, which UCC assignments shall be in form and substance acceptable for filing in the applicable jurisdictions.

(I)
A copy or the original of any environmental indemnity agreement or similar guaranty or indemnity, whether stand-alone or incorporated into the applicable loan documents (if any), in a form that does not restrict assignment thereof to Buyer.

(J)
The original Title Policy or commitment (with the Title Policy to be delivered within 60 days unless the related Mortgage shall not have been returned by the appropriate recording office, but in any event such Title Policy shall be delivered within 180 days) for such Mortgaged Property.

(K)
All other material documents and instruments evidencing, guaranteeing, insuring, securing or modifying such Purchased Loan, executed and delivered in connection with, or otherwise relating to, such Purchased Loan, including all documents establishing or implementing any lockbox pursuant to which the applicable Seller is entitled to receive any payments from cash flow of the underlying real property.

(ii)
In addition to the documents described in clause (i) above, the applicable Seller shall deliver and release to Buyer or its designee (which may include Servicer) in accordance with Section 3(c)(i) the following original (or where indicated, copied) documents, to the extent applicable, and subject to clause (iii) below:

(A)	A copy or the original of any assignment of any management agreements, permits, contracts, leases, rents and other material agreements (if any).

(B)
Copies of all documents relating to the formation and organization of the related obligor under such Purchased Loan, together with all consents and resolutions delivered in connection with such obligor’s obtaining such Purchased Loan.

(C)
With respect to each Mortgaged Property: (i) a copy of the deed evidencing ownership of such Mortgaged Property by the Mortgagor, (ii) to the extent available, evidence of property and business liability insurance for such Mortgaged Property, (iii) an Appraisal of such Mortgaged Property and (iv) a copy of any related Construction Verification Agent Report.

(D)
the original Membership Certificates of Sellers, evidencing 100% of the Capital Stock of each Seller, together with all applicable transfer documents required under the applicable Governing Documents duly completed and executed in blank.

(iii)
The applicable Seller shall deliver the original executed Mortgage Note bearing all intervening endorsements, the original or copy of the loan agreement, the original mortgage and any intervening assignments of mortgage with evidence of recording thereon (or a certified true copy of a mortgage or assignment out for recording) and the original Title Policy or commitment (with the Title Policy to be delivered within 60 days unless the related Mortgage shall not have been returned by the appropriate recording office, but in any event such Title Policy shall be delivered within 180 days) (as required by clause (b)(i)(A),(B), (C) and (J) of this Section 7) for each Purchased Loan by no later than the related Purchase Date.  If such Seller cannot deliver, or cause to be delivered, any of the original documents and/or instruments required to be delivered as originals under clauses (b)(i)(C) and clause (b)(ii) of this Section 7, such Seller shall deliver a photocopy thereof and an Officer’s Certificate of such Seller certifying that such copy represents a true and correct copy of the original.  Such Seller shall use commercially reasonable efforts to obtain and deliver the original document within thirty (30) days (or, (i) if such document is the Title Policy, such document shall be delivered with sixty (60) days, and (ii) if such original document has been submitted for recordation in the appropriate governmental recording office but not yet returned, such document shall be delivered no later than one hundred eighty (180) days, or such later date as may be approved in writing by Repo Agent in its sole and absolute discretion exercised in good faith) after the related Purchase Date.  After the expiration of the applicable period specified above, Repo Agent may, in its sole and absolute discretion, reduce the Asset Value for such Purchased Loan to $0.00.

(c)
From time to time, the applicable Seller shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents on behalf of Buyer pursuant to the applicable Custodial Agreement.  With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the applicable Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, such Seller shall deliver to Custodian a true copy thereof with an Officer’s Certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation.  The applicable Seller shall deliver such original documents to the Custodian promptly when they are received.  All Purchased Loan Files shall be deposited directly with the Custodian to be held by the Custodian on behalf of Buyer.  The Purchased Loan Files shall be maintained in accordance with the applicable Custodial Agreement.  Any Purchased Loan File not delivered to Custodian is and shall be held in trust by the applicable Seller or its designee for the benefit of Buyer as the owner thereof.  The applicable Seller or its designee shall maintain a copy of the Purchased Loan File and the originals of the Purchased Loan File not delivered to Custodian.  The possession of the Purchased Loan File by the applicable Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Loan, and such retention and possession by the applicable Seller or its designee is in a custodial capacity only.  The books and records (including, without limitation, any computer records or tapes) of the applicable Seller or its designee shall be marked appropriately to reflect clearly the transfer, subject to the terms and conditions of this Agreement, of the related Purchased Loan to Buyer.  The applicable Seller or its designee (including the Custodian) shall release its custody of the Purchased Loan File only in accordance with written instructions from Repo Agent, unless such release is required as incidental to the servicing of the Purchased Loans, is in connection with a Mortgage Loan that was delivered to Custodian by such Seller but was not purchased by Buyer pursuant to this Agreement or is in connection with a repurchase of any Purchased Loan by such Seller or is pursuant to the order of a court of competent jurisdiction.

(d)	On the date of this Agreement, Buyer or Repo Agent shall have received all of the following items and documents, each of which shall be satisfactory to Repo Agent in form and substance:

(i)	Transaction Documents.

(A)	this Agreement, duly executed and delivered by Sellers and Buyer;

(B)	the Custody Agreement, duly executed and delivered by the parties thereto;

(C)
the Collection Account Control Agreement, duly executed and delivered by the applicable Seller, Repo Agent and the applicable Collection Account Bank, together with evidence that the Collection Account has been established;

(D)	the Fee Letter, duly executed and delivered by Sellers and Buyer;

(E)	each Guaranty Agreement, duly executed and delivered by the applicable Guarantor;

(F)	each Pledge Agreement, duly executed and delivered by Buyer and Pledgor and in form and substance satisfactory to Repo Agent;

(G)	a true and correct copy of the Underwriting Guidelines;

(H)	the Servicing Agreement, duly executed and delivered by the applicable Seller and Servicer;

(I)	the Servicer Acknowledgment, duly executed and delivered by Buyer, Sellers and Servicer;

(J)	[reserved;] and

(K)	amendments to the Controlled Account Agreement (Cash Collateral Account) and the Limited Crossed Repurchase Agreement, duly executed and delivered by the parties thereto.

(ii)
Governing Documents.  Certified copies of the Governing Documents of each Seller Party (other than Guarantor) and resolutions or other documents evidencing the authority of each Seller Party with respect to the execution, delivery and performance of the Transaction Documents to which it is a party and each other document to be delivered by any Seller Party from time to time in connection with the Transaction Documents (and Buyer may conclusively rely on such certifications until it receives notice in writing from the applicable Seller Party, as the case may be, to the contrary).

(iii)
Legal Opinions.  Opinions of counsel to each Seller Party in form and substance satisfactory to Repo Agent as to usual and customary corporate matters, enforceability of the Transaction Documents to which it is a party, first priority perfected security interest with respect to all collateral pledged under this Agreement and the Guaranty Agreement), the applicability of Bankruptcy Code “securities contract” and “master netting agreement” safe harbors to this Agreement and the Guaranty Agreement, the Investment Company Act and such other matters as may be requested by Repo Agent.

(iv)
Good Standing Certificates, Etc.  Good standing certificates dated a recent date and certified copies of the charters and by-laws (or equivalent documents) of each Seller Party and of Guarantor and of all corporate or other authority for each Seller Party and Guarantor with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by such Seller Party and Guarantor, as applicable, from time to time in connection herewith (and Buyer may conclusively rely on such certificates until it receives notice in writing from the applicable Seller to the contrary).

(v)
Incumbency Certificates.  Incumbency certificates of each Seller Party certifying the names, true signatures and titles of their respective representatives duly authorized to execute the Transaction Documents and the other documents to be delivered thereunder.

(vi)
UCC Matters.  Evidence that actions taken to perfect and protect Buyer’s interest in the Purchased Loans and other Repurchase Assets have been taken, including, without limitation, duly completed and filed Uniform Commercial Code financing statements on Form UCC‑1 concerning the Mortgagor Equity Certificates.

(vii)	Fees and Expenses. The payment of all fees and expenses as set forth in and pursuant to the terms and provisions of this Agreement and the Fee Letter, as applicable.

(viii)	Membership Certificates. Buyer has received the original Membership Certificate(s) evidencing 100% of the Capital Stock in each Seller.

(ix)	Other Documents. Such other documents as Buyer may reasonably request on or prior to the Closing Date.

8.	CERTAIN RIGHTS OF BUYER WITH RESPECT TO THE PURCHASED LOANS

(a)
Subject to the terms and conditions of this Agreement, title to all Purchased Loans shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of its interest in the Purchased Loans in accordance with the terms and conditions of the Purchased Loan Documents.  Nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging, at Buyer’s expense, in repurchase transactions with the Purchased Loans with Persons in conformity with the terms and conditions of the Purchased Loan Documents or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating all or a portion of its interest in the Purchased Loans to Persons in conformity with the terms and conditions of the Purchased Loan Documents, but no such transaction shall relieve Buyer of its obligations to transfer the Purchased Loans to the applicable Seller when required pursuant to this Agreement, of Buyer’s obligation to credit or pay Income to, or apply Income to the Obligations of, such Seller pursuant to Section 5, of Buyers obligations in Section 17 or otherwise affect the rights, obligations and remedies of any party to this Agreement.

(b)
Subject to the terms and conditions of this Agreement, any documents delivered to the Custodian pursuant to Section 7 shall be released only in accordance with the terms and conditions of the applicable Custodial Agreement.

9.	RESERVED

10.	REPRESENTATIONS AND WARRANTIES

(a)	Each Seller hereby represents and warrants to Buyer and Repo Agent that as of the Closing Date, as of each Purchase Date and as of each Purchase Price Increase Date:

(i)
Organization; Power and Authority.  Each Seller Party is duly organized, validly existing and in good standing under the laws and regulations of its respective jurisdiction of organization.  Each Seller Party is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations, consents and approvals in every jurisdiction necessary for the conduct of its respective business substantially as currently conducted (including the acquisition, origination, sale and servicing, as applicable, of mortgage loans similar to the Mortgage Loans) and the performance of its respective obligations under this Agreement and the other Transaction Documents except where failure to obtain same is not reasonably likely result in a Material Adverse Effect.  Each Seller Party has all necessary power and authority to own and hold its respective properties and assets and to carry on its respective business as now being conducted and proposed to be conducted, and to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii)
Due Execution; Enforceability.  The Transaction Documents to which it is a party have been duly executed and delivered by each Seller Party, for good and valuable consideration.  The Transaction Documents to which it is a party constitute the legal, valid and binding obligations of each Seller Party, as applicable, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii)
Non-Contravention; Consents.  Neither the execution and delivery of the Transaction Documents, nor consummation by any Seller Party of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by any Seller Party with the terms, conditions and provisions of the Transaction Documents (or any of them) to which such Seller Party is a party (A) require any consent or approval of the directors, shareholders, partners, trustees, certificateholders, members, administrators or managers of any Seller Party, other than any consents or approvals previously obtained, (B) conflict with or result in a breach of any of the terms, conditions or provisions of (1) the Governing Documents of such Seller Party, or (2) any material contractual obligation to which such Seller Party is now a party or the rights under which have been assigned to or assumed by such Seller Party, or to which the properties or assets of such Seller Party are subject or constitute a default thereunder, result in the creation or imposition of any Lien upon any of the material properties or assets of such Seller Party or any Repurchase Assets, other than pursuant to the Transaction Documents, (3) conflict with, contravene or violate any judgment, order, writ, injunction, decree or demand of any court applicable to any Seller Party, or (4) conflict with, contravene or violate any Requirements of Law in any material respect.  No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for any Relevant Party to acquire, own and sell the Purchased Loans or the execution, delivery or performance by any Seller Party of the Transaction Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Agreement or that, if not obtained or made, are not reasonably likely to have a Material Adverse Effect.

(iv)
Litigation; Requirements of Law.  There is no action, suit, proceeding, investigation, or arbitration pending or, to the knowledge of such Seller, threatened against any Relevant Party or any of their respective properties or assets which, individually or in the aggregate, is reasonably likely to result in any Material Adverse Effect, or which questions or is reasonably likely to have an adverse effect on the validity or enforceability of any of the Transaction Documents or any action taken or to be taken in connection with the obligations of any Relevant Party under any of the Transaction Documents to which it is a party.  Each Relevant Party is in compliance with all Requirements of Law.  No Relevant Party is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(v)
No Broker.  No Relevant Party has dealt with any broker, investment banker, agent or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of the Purchased Loans pursuant to any Transaction Documents.

(vi)	Good Title to Purchased Loans.

(A)
No Relevant Party has assigned, pledged, or otherwise conveyed or encumbered any Purchased Loan or other Repurchase Asset to any other Person other than as contemplated by the Transaction Documents, and immediately prior to the sale of any such Purchased Loan to Buyer, the applicable Seller was the sole owner of such Purchased Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of Buyer hereunder, and no Person other than Buyer has any Lien on any Purchased Loan.

(B)
The provisions of this Agreement are effective to either constitute a sale of the Purchased Loans to Buyer, or create in favor of Buyer a valid security interest in all right, title and interest of such Seller in, to and under the Repurchase Assets.

(C)
Upon receipt by Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of the payee or last endorsee, either a purchase shall have been completed by Buyer of, or Buyer shall have a fully perfected first priority security interest in, such Mortgage Note, the Mortgage Loan evidenced thereby, and such Seller’s interest in the related Mortgaged Properties.

(D)
Upon the filing of financing statements on Form UCC‑1, naming Repo Agent as “Secured Party” and such Seller as “Debtor” and describing the Repurchase Assets or covering “all assets” of such Seller, the security interests granted hereunder in the Repurchase Assets will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of such Seller in, to and under such Repurchase Assets, which can be perfected by filing under the Uniform Commercial Code.

(E)	Upon the execution and delivery of each Collection Account Control Agreement, Repo Agent shall have a fully perfected first priority security interest in each Collection Account.

(vii)
No Material Adverse Effect; No Default.  There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Relevant Party that, individually or in the aggregate, since the date of Guarantor’s last audited financial statements, would reasonably be expected to have a Material Adverse Effect that such Relevant Party has not notified Repo Agent of in writing.  No Default or Event of Default has occurred and is continuing under this Agreement or any other Transaction Document.

(viii)
Representations and Warranties Regarding Purchased Loans; Delivery of Purchased Loan File.  The applicable representations and warranties set forth in Exhibit IV attached hereto with respect to each Purchased Loan sold to Buyer in a Transaction hereunder are true, complete and correct, except as has been disclosed to Buyer in an Exception Report delivered to Buyer prior to the Purchase Date with respect to the related Purchased Loan.  It is understood and agreed that the representations and warranties set forth in Exhibit IV attached hereto (as modified by any Exception Report disclosed to Buyer in writing prior to the Purchase Date with respect to the related Purchased Loan), shall survive delivery of the respective Purchased Loan File to Buyer or its designee (including the Custodian).  With respect to each Purchased Loan, Purchased Loan Documents and any other documents required to be delivered under this Agreement and the applicable Custodial Agreement for such Purchased Loan have been delivered to Buyer or the Custodian on its behalf or such requirement will have been expressly waived in writing by Buyer.  Such Seller or its designee is in possession of a complete, true and accurate Purchased Loan File with respect to each Purchased Loan, except for such documents the originals or copies (as applicable) of which have been delivered to the Custodian.

(ix)
Principal Place of Business.  Such Seller’s principal place of business on the Closing Date is located at c/o Fortress Investment Group, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. Guarantor’s principal place of business on the Closing Date is located at c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.  Each Pledgor’s principal place of business on the Closing Date is located at c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(x)
Adequate Capitalization; No Fraudulent Transfer.  As of the Closing Date and immediately after giving effect to each Transaction, with respect to each Seller Party, the fair value of its assets is greater than the fair value of its liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on its financial statements in accordance with GAAP) and it is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small amount of capital to engage in the business in which it is engaged and proposes to engage.  No Seller Party intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature.  No Seller Party has entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.  No Seller Party has received any written notice that any payment or other transfer made from or on account of any Mortgagor or any other person obligated under any Purchased Loan Documents is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer.  No Seller Party is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of any Seller Party or any of its respective assets.  The amount of consideration being received by such Seller upon the sale of the Purchased Loans to Buyer constitutes reasonably equivalent value for such Purchased Loans.

(xi)	Corporate Separateness. The funds and assets of such Seller are not, and will not be, commingled with the funds of any other Person. Such Seller is in compliance with the requirements of Section 13.

(xii)
Governing Documents.  Each Relevant Party has delivered to Repo Agent true and correct certified copies of its Governing Documents, together with all amendments, supplements, restatements and other modifications thereto.

(xiii)
No Encumbrances.  Except for (or otherwise in connection with) the Transactions contemplated by the Transaction Documents, there are (a) no outstanding rights, options, warrants or agreements on the part of any Relevant Party for a purchase, sale or issuance, in connection with the Purchased Loans, (b) no agreements on the part of any Relevant Party to issue, sell or distribute the Purchased Loans and (c) no obligations on the part of any Relevant Party (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Purchased Loans.

(xiv)
No Investment Company.  No Seller Party is an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Seller Party is subject to any federal or state statute or regulation which limits its ability to incur indebtedness or, in the case of Guarantor, to guarantee the indebtedness of each Seller.  Each Seller is exempt from the registration requirements of the Investment Company Act of 1940, as amended, without reliance solely upon exemptions or exclusions available to such Seller pursuant to Section 3(c)(1) or 3(c)(7) thereof.  Each Seller has been structured so as not to constitute, and is not, a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(xv)
Taxes.  Each Relevant Party has timely filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all Taxes (whether or not shown on a return), which have become due, except for Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP.  Each Relevant Party has satisfied all of its withholding tax obligations.  No tax Liens have been filed against any assets of any Relevant Party and no claims are currently being asserted in writing against any Seller Party with respect to Taxes (except for liens and with respect to Taxes not yet due and payable or liens or claims with respect to Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP).

(xvi)
ERISA.  Neither any Relevant Party (A) sponsors or maintains, or has in the six-year period preceding the date of this Agreement sponsored or maintained, any Plans or (B) makes or has made within the six-year period preceding the date of this Agreement, any contributions to or has or had within the six-year period preceding the date of this Agreement, any liabilities or obligations (direct or contingent) with respect to any Plans.  No Relevant Party holds, and no Relevant Party would be deemed to hold, Plan Assets, and the consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction, with respect to which Buyer is the party in interest, disqualified person or equivalent, under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under any other federal, state or local laws, rules or regulations.

(xvii)
Judgments/Bankruptcy.  Except as disclosed in writing to Repo Agent, there are no judgments against any Relevant Party that are unsatisfied of record in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to any Relevant Party.

(xviii)
Full and Accurate Disclosure.  The information, reports, financial statements, exhibits and schedules furnished by or on behalf of any Seller Party to Repo Agent and/or Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, as of the date as of which such information speaks, do not, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by or on behalf of any Seller Party to be reasonable at the time made, it being recognized by Buyer and Repo Agent that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

(xix)
Financial Information.  All consolidated audited financial statements concerning Guarantor and Seller and, to Sellers’ knowledge, all data concerning the Purchased Loans, that has been delivered to Repo Agent and/or Buyer by any Seller Party or any Affiliate of any Seller Party is true, complete and correct in all material respects and has been prepared in accordance with GAAP (to the extent applicable).  Since the delivery of such data, except as otherwise disclosed in writing to Repo Agent, there has been no change in the consolidated financial conditions of the Seller Parties, the Purchased Loans, or the results of operations of any Seller Party, which change is reasonably likely to result in a Material Adverse Effect.

(xx)	Jurisdiction of Organization. Such Seller’s jurisdiction of organization is Delaware. Guarantor’s jurisdiction of organization is Delaware.

(xxi)
Location of Books and Records.  The location where each Seller keeps its books and records at its principal place of business at c/o Fortress Investment Group, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(xxii)
Regulation T, U and X.  Neither the entering into nor consummation of any Transaction hereunder, nor the use of the proceeds thereof, will violate any provisions of Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II.  All proceeds of each Transaction shall be used by such Seller for purposes permitted under such Seller’s governing documents.

(xxiii)
Federal Trade Embargoes.  Each Seller Party is in compliance with all Federal Trade Embargos.  Without regard to owners of publicly traded stock traded on a national exchange, to such Seller’s knowledge, no Prohibited Person owns any direct or indirect equity interest in any Seller Party.

(xxiv)	No Conflict of Interest. No Relevant Party is, and no Relevant Party has at any time, been an Affiliate of any Mortgagor or Approved Originator.

(xxv)
Ability to Perform.  Such Seller does not believe, nor does it have any reason or cause to believe, that (x) any Relevant Party cannot perform each and every covenant contained in the Transaction Documents to which it is a party or (y) any Relevant Party cannot perform each and every obligation, term or provision specified in any Transaction Document as being applicable to such other Relevant Party.

(xxvi)	[Reserved].

(xxvii)
Servicing Agreement.  Such Seller has delivered to Repo Agent the Servicing Agreement (including all amendments and supplements thereto) and, as of the date of this Agreement and as of the Purchase Date for the purchase of any Purchased Loans subject to the Servicing Agreement, Servicing Agreement (as so amended or supplemented) is in full force and effect in accordance with its terms and no default or event of default exists thereunder.

(xxviii)
No Reliance.  Each Relevant Party has made its own independent decisions to enter into the Transaction Documents to which it is a party and, in the case of such Seller, each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  Such Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(xxix)
True Sales.  Any and all interest of the applicable Approved Originator in, to and under any Purchased Loan has been sold, transferred, conveyed and assigned to such Seller pursuant to a legal sale and the applicable Approved Originator retains no interest in such Purchased Loan.

(xxx)	Anti-Money Laundering, Anti-Corruption and Economic Sanctions.

(A)
Each Seller Party is in compliance with (1) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, (2) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), (3) the United States Foreign Corrupt Practices Act of 1977, as amended, and (4) the Corporate Transparency Act and any other applicable anti-bribery laws and regulations.  Each Seller Party has complied with all applicable anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”). No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(B)
Such Seller agrees that, from time to time upon the prior written request of Repo Agent, it shall, and shall cause each other Seller Party to, as applicable, execute and deliver such further documents, provide such additional information and reports and perform such other acts as Repo Agent may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the USA Patriot Act of 2001 and to fully effectuate the purposes of this Agreement; provided, however, that nothing in this Section 10(a)(xxx) shall be construed as requiring Buyer or Repo Agent to conduct any inquiry or decreasing such Seller’s responsibility for its statements, representations, warranties or covenants hereunder.  In order to enable Buyer and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the USA Patriot Act of 2001 and regulations thereunder, such Seller represents and covenants on behalf of itself and each other Seller Party, that no Seller Party is a Prohibited Person and no Seller Party nor any such Affiliate within the Fortress Investment Group Credit Funds business is acting on behalf of or on behalf of any Prohibited Person.

(xxxi)
Office of Foreign Assets Control.  No Seller Party (A) is a Sanctioned Person, (B) has any of its assets in Sanctioned Countries or (C) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  The proceeds of any Transaction will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(xxxii)
Notice Address; Jurisdiction of Organization.  On the date of this Agreement, each Seller Party’s address for notices is as specified on Exhibit I.  Any Seller Party may change its address for notices by giving Repo Agent written notice of such change and such notice shall be deemed to amend Exhibit I.

(xxxiii)	Ownership. Such Seller is and shall remain at all times a wholly owned direct or indirect subsidiary of Guarantors.

(xxxiv)	Ordinary Course of Business. The consummation of the transactions contemplated by the Transaction Documents are in the ordinary course of business of each Relevant Party.

(xxxv)	Guarantor Financial Covenants. On the Closing Date, Guarantor is in compliance with each financial covenant set forth in Article V of the Guaranty Agreement.

11.	NEGATIVE COVENANTS OF SELLER

On and as of the Closing Date and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, each Seller hereby covenants with the Buyer as follows:

(a)
subject to such Seller’s right to repurchase any Purchased Loan, such Seller shall not take any action which would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Loans;

(b)
such Seller shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Loans (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Loans (or any of them) with any Person other than Buyer, except where the Purchased Loans in question are simultaneously repurchased from Buyer.  No Relevant Party shall create or suffer to exist, and no Seller Party shall create, assume or guaranty, any lien, encumbrance, charge or security interest in or on any of the Repurchase Assets (except where the Purchased Loans in question are simultaneously repurchased from Buyer in accordance with this Agreement) or other collateral subject to the security interests granted by any Relevant Party pursuant to any Transaction Document for the benefit of any Person other than Buyer, without the prior written consent of Repo Agent;

(c)
such Seller shall not amend, modify, cancel or terminate, or permit the amendment, modification, cancellation or termination of (i) any Transaction Document, (ii) the Collection Account and (iii) the Interest Reserve Account (if any), in each case, without the consent of Repo Agent in its sole and absolute discretion exercised in good faith;

(d)
such Seller shall not create, incur, assume, guaranty or suffer to exist any lien, encumbrance, charge or security interest in or on any of its assets (including the Repurchase Assets) or other collateral subject to the security interests granted by such Seller pursuant to Section 6 for the benefit of any Person other than Buyer, without the prior written consent of Repo Agent;

(e)
other than such Seller’s interests in the Purchased Loans, directly or indirectly, such Seller shall not lend money or extend credit (by way of guarantee, assumption of debt or otherwise) or make advances to any Person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract other than with the written consent of Repo Agent;

(f)
No Relevant Party shall engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of such Relevant Party’s properties and assets to any Person (except as contemplated in any of the Transaction Documents); provided, that any Relevant Party may merge with and into, or transfer all or substantially all of its properties and assets to, another Relevant Party or any of their respective Affiliates (in the case of any such Affiliate of a Relevant Party, with the prior written consent of Repo Agent, such consent not to be unreasonably withheld, conditioned or delayed), or enter into any similar transaction, so long as a Relevant Party or such Affiliate is the surviving entity or the transferee of such properties and assets, as applicable, and such surviving or transferee Relevant Party or Affiliate, as applicable, expressly assumes all obligations of the non-surviving Relevant Party under this Agreement and the other Transaction Documents;

(g)
after the occurrence and during the continuation of any Event of Default, such Seller shall not make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of such Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller; provided, however, that notwithstanding anything in this paragraph (g) to the contrary, Seller shall be permitted to declare and/or pay any dividends and distributions to its shareholders or equity owners in order for Guarantor to (x) maintain its status as a real estate investment trust (as defined under Section 856 of the Code) for U.S. federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax;

(h)
such Seller shall not sponsor or maintain any Plans or make any contributions to, or have any liability or obligation (direct or contingent) with respect to, any Plan or permit any ERISA Affiliate to sponsor or maintain any Plans or make any contributions to, or have any liability or obligation (direct or contingent) with respect to, any Plan;

(i)
such Seller shall not hold or be deemed to hold Plan Assets or engage in any transaction, in each case, that would cause any obligation or action taken or to be taken hereunder (or the exercise by Buyer or Repo Agent of any of its rights under this Agreement, the Purchased Loans or any Transaction Document) to be a non-exempt prohibited transaction, with respect to which Buyer is the party in interest, disqualified person or equivalent, under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under any other federal, state or local laws, rules or regulations;

(j)	such Seller not make any future advances under any Purchased Loan to any Mortgagor that are not permitted by the related Purchased Loan Documents;

(k)	such Seller shall not seek its dissolution, liquidation or winding up, in whole or in part, or sell all or substantially all of its properties or assets;

(l)	such Seller shall not organize, form or acquire any subsidiaries other than as explicitly provided in this Agreement without the prior written consent of Repo Agent;

(m)
such Seller shall not (i) misapply, misappropriate or convert (x) any Income or other collections or other amounts derived from the Purchased Loans, including, if applicable, in connection with a failure to deposit such amounts into the Collection Account or (y) any Interest Reserve Amounts, (ii) deliver to any Person any materially misleading financial report or any financial report that is untrue or incorrect in any material respect, (iii) engage in any fraud, willful misconduct or intentional misrepresentation in connection with this Agreement or any other Transaction Document, (iv) pay or otherwise transfer dividends, distributions or other payments in contravention of the provisions of this Agreement or any other Transaction Document, (v) assert that this Agreement or any other Transaction Document, or any Lien arising thereunder, is not the legal, valid and binding obligation of the applicable Person or any other party thereto, (vi) sell, convey, voluntarily transfer or voluntarily encumber any Purchased Loan or other Repurchase Asset other than in compliance with the provisions of this Agreement and the other Transaction Documents, or (vii) take any action, or fail to take any action, which prevents, delays or hinders the Buyer’s perfection of its Lien in any portion or all of the Repurchase Assets;

(n)	such Seller shall not incur any Indebtedness except as provided in Section 13(a)(i) or otherwise cease to be a single-purpose entity meeting the requirements set forth in Section 13(a);

(o)	such Seller shall not change its jurisdiction of organization unless it shall have provided Repo Agent at least ten (10) days’ prior written notice of such change; or

(p)	with respect to any Purchased Loan, the applicable Seller shall not fund any Advance after origination that is not a Renovation Advance.

12.	AFFIRMATIVE COVENANTS OF SELLERS

On and as of the Closing Date and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction:

(a)	Each Seller shall promptly notify Repo Agent of any event and/or condition of which such Seller has knowledge and that is reasonably likely to have a Material Adverse Effect.

(b)
Each Seller shall give notice to Repo Agent of any and all of the following (such notice, in the case of clause (i) and clauses (vi) through (x) below, shall be accompanied by an Officer’s Certificate) setting forth details of the occurrence referred to therein and stating what actions such Seller has taken or proposes to take with respect thereto:

(i)
promptly upon receipt by such Seller of notice or actual knowledge of the occurrence of any and all of the following: (x) any Default or Servicer Termination Event (but in each case in any event within five (5) Business Days after receipt of such notice or after actual knowledge), or (y) any Event of Default (but in each case in any event within two (2) Business Days after receipt of such notice or after actual knowledge);

(ii)
promptly (but in any event in each case within three (3) Business Days thereafter) upon receipt by such Seller of notice or actual knowledge of (A) any Purchased Loan that becomes a Defaulted Loan or a Sixty-day Delinquent Loan, or the occurrence of any default related to any Purchased Loan or Repurchase Asset, or (B) any event, occurrence or change in circumstances that has or would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the market value of a Purchased Loan;

(iii)	with respect to any Purchased Loan sold to Buyer hereunder, promptly following receipt of any Principal Payment;

(iv)
with respect to any Purchased Loan sold to Buyer hereunder, promptly following receipt by such Seller of notice or actual knowledge that the related Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgaged Property;

(v)
promptly upon receipt by such Seller of notice or actual knowledge of any lien or security interest (other than security interests created by this Agreement) on, or claim asserted against, any Purchased Loan or the underlying collateral therefor;

(vi)
(A) promptly, upon the entry of a judgment or decree against any Relevant Party in an amount equal to or in excess of $250,000 (in the case of such Seller) or $1,000,000 (in the case of any other Relevant Party) or; or (B) and in any event within ten (10) Business Days after service of process on any of the following, give to Repo Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened in writing) or other legal or arbitral proceedings affecting any Relevant Party or affecting any of the assets of such Relevant Party before any Governmental Authority that (1) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby or thereby, (2) makes a claim or claims in an aggregate amount equal to or greater than $250,000 (in the case of any Seller) or $1,000,000 (in the case of any other Relevant Party), or (3) which, individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect;

(vii)	promptly upon any material adverse change in licenses held by any Relevant Party that may affect its ability to hold and/or originate, as applicable, Mortgage Loans in any jurisdiction;

(viii)	promptly upon the termination of any Custodial Agreement, the Collection Account Control Agreement, the Interest Reserve Account Control Agreement (if any) or any Servicing Agreement;

(ix)
promptly upon any transfer of any underlying Mortgaged Property or any direct or indirect equity interest in any Mortgagor of which such Seller has actual knowledge, whether or not consent to such transfer is required under the applicable Purchased Loan Documents; and

(x)
promptly, and in any event within ten (10) Business Days after such Seller has knowledge that any “reportable event” (within the meaning of Section 4043(c) of ERISA, with respect to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event) has occurred or is reasonably expected to occur in respect of a Plan that, individually or in the aggregate, either has resulted, or would reasonably be expected to result, in a Material Adverse Effect), together with a notice of any action that such Seller or any of its ERISA Affiliates proposes to take with respect thereto, along with a copy of any notices received from or filed with the PBGC or the IRS with respect to such “reportable event”, as applicable.

(c)	Each Seller shall provide Repo Agent with copies of such documents as Repo Agent may reasonably request evidencing the truthfulness of the representations set forth in Section 10.

(d)
Each Seller shall defend the right, title and interest of Buyer in and to the Repurchase Assets against, and take such other action as is necessary to remove, any liens, security interests, claims, encumbrances, charges and demands of all Persons thereon (other than security interests granted to Buyer hereunder).

(e)
Each Seller will permit, and will cause each other Relevant Party to permit, Buyer or its designated representative to inspect, any of such Person’s records with respect to all or any portion of the Repurchase Assets (other than agreements with third parties that are not relevant to any Transaction or to the servicing or administration of any Purchased Loan or management of any related Mortgaged Property), the Transaction Documents, and the conduct and operation of its business related thereto upon reasonable prior notice at such reasonable times and with reasonable frequency (but not more frequently than twice in any twelve (12) month period unless a Default shall have occurred) requested by Repo Agent or its designated representative and to make copies of extracts of any and all thereof.

(f)
If any amount payable under or in connection with any of the Purchased Loans shall be or become evidenced by any promissory note, other instrument or chattel paper (as each of the foregoing is defined under the UCC), such note, instrument or chattel paper shall be immediately delivered to Repo Agent or its designee, duly endorsed in a manner satisfactory to Buyer or if any collateral or other security shall subsequently be delivered to the applicable Seller in connection with any Purchased Loan, such Seller shall immediately deliver or forward such item of collateral or other security to Buyer or its designee, together with such instruments of assignment as Repo Agent may reasonably request.

(g)	Each Seller shall provide (or cause to be provided) to Buyer and Repo Agent the following financial and reporting information:

(i)	[Reserved];

(ii)	As soon as available, but in any event by no later than eighteen (18) days following the end of each calendar month, the Monthly Platform Report for such calendar month;

(iii)
as soon as available and in any event within sixty (60) days after the end of each quarterly fiscal period of each fiscal year of Guarantor, the unaudited, consolidated balance sheet of Guarantor, as at the end of such period and the related unaudited, consolidated statements of income and cash flows for such portion of the fiscal year through the end of such period, accompanied by an Officer’s Certificate of Guarantor, which certificate shall state that said consolidated financial statements fairly represent the consolidated financial condition and results of operations of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(iv)
as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, the audited, consolidated balance sheet of Guarantor, as at the end of such period and the related audited, consolidated statements of income and cash flows for such period, accompanied by an opinion thereon of an independent certified public accountant of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the consolidated financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP;

(v)
simultaneously with the delivery of each set of financial statements referred to in clauses (iii) and (iv) above, an Officer’s Certificate of each Seller, in form and substance reasonably satisfactory to Repo Agent certifying that (1) such Seller and each other Relevant Party has complied with all covenants and agreements in the Transaction Documents and (2) either no Default or Event of Default exists on the date of such certificate or if any Default or Event of Default then exists, setting forth the details thereof and the action which any Relevant Party is taking or proposes to take with respect thereto;

(vi)
promptly (and in any event within five (5) Business Days) after Repo Agent’s request, such additional information regarding the Repurchase Assets or the financial condition or business or assets of any Relevant Party as Repo Agent may reasonably request from time to time;

(vii)
promptly (and in any event within five (5) Business Days of receipt thereof), a copy of each Appraisal received by Servicer or any Relevant Party with respect to any Mortgaged Property relating to a Purchased Loan (irrespective of whether such Appraisal is required to be delivered pursuant to Section 12(y));

(viii)	[reserved]; and

(ix)	promptly (and in any event within five (5) Business Days) after Repo Agent’s request, such other reports or information regarding the Relevant Parties as Repo Agent shall reasonably request.

(h)
Each Seller shall, and shall cause each other Relevant Party to, comply in all material respects with all applicable federal, state and local laws, ordinances, rules, regulations and orders relating to it, or to its business, properties or operations, including, without limitation, all Requirements of Law.

(i)
Each Seller shall, and shall cause each other Relevant Party to, preserve and maintain its existence, licenses and the right to carry on its business and duly procure all necessary renewals and extensions thereof and maintain, preserve and renew all rights, powers, privileges and franchises and conduct its business in the usual and ordinary course.

(j)
Each Seller shall, and shall cause each other Relevant Party (in the case of such other Relevant Party, only to the extent such books and records relate to the Purchased Loans, any Seller, any Transaction, this Agreement or any other Transaction Agreement and the transactions contemplated hereby and thereby) to, at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.  All such books and records shall be kept at the offices of such Relevant Party or such other locations as to which written notice has been given to Repo Agent.  Each Seller shall, and shall cause each other Relevant Party to, permit any representatives designated by Buyer or Repo Agent to visit and inspect the financial records with respect to all or any portion of the Repurchase Assets (other than agreements with third parties that are not relevant to any Transaction or to the servicing or administration of any Purchased Loan or management of any related Mortgaged Property), the Transaction Documents, and the conduct and operation of its business, and any related property and assets, related thereto upon reasonable prior notice at such reasonable times and with reasonable frequency (but not more frequently than twice in any twelve (12) month period unless a Default shall have occurred) and to make extracts from and copies of such financial records, and permit any representatives designated by Buyer to discuss the affairs, finances and condition of such Person, in each case to the extent, but only to the extent, relevant to all or any portion of the Repurchase Assets (other than agreements with third parties that are not relevant to any Transaction or to the servicing or administration of any Purchased Loan or management of any related Mortgaged Property, the Transaction Documents, and the conduct and operation of its business related thereto, with the officers thereof and independent accountants therefor.  Such Seller shall reimburse Buyer for the costs and expenses associated with all such visits, subject to the Diligence Fees Cap.

(k)
Each Seller shall, and shall cause each other Relevant Party to, in each case to the extent applicable, to, collect and maintain or cause to be collected and maintained all Records relating to the Purchased Loans in accordance with industry custom and practice for assets similar to the Purchased Loans and with no less a degree of prudence than if the Purchased Loans were held by such Seller or such Relevant Party for its own account, and all applicable Records shall be in Custodian’s or such other Person’s possession as permitted under the terms of the applicable Custodial Agreement unless Repo Agent otherwise approves.  Except in accordance with the Custodial Agreement, no Relevant Party will allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Purchased Loan, in which event such Relevant Party will obtain or cause to be obtained a receipt or request for release from a financially responsible person for any such paper, record or file.  Each Relevant Party will or will cause Servicer to maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Loans.  For so long as Buyer has an interest in or lien on any Purchased Loan, each Relevant Party will hold or cause to be held all related Records in trust for Buyer.  Each Relevant Party shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.  In addition, each Relevant Party shall (x) at Sellers’ sole cost and expense, make any and all Records available to Custodian, Buyer or Repo Agent to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer, Repo Agent or their authorized agents to discuss the affairs, finances and accounts of such Relevant Party with its chief operating officer and chief financial officer, as applicable, and to discuss the affairs, finances and accounts of such Relevant Party with its independent certified public accountants, upon reasonable prior notice at such reasonable times and with reasonable frequency (but not more frequently than twice in any twelve (12) month period unless a Default shall have occurred), in each case in accordance with and subject to the terms and conditions specified in Section 21.

(l)
Each Seller shall, and shall cause each other Relevant Party to, promptly advise Buyer in writing of the opening of any new principal place of business of such Seller or the closing of any such office and of any change in such Seller’s name or the places where the books and records pertaining to the Purchased Loans are held, but in no event later than thirty (30) days before any financing statement filing will lapse, lose perfection or become materially misleading.

(m)
Each Seller shall pay and discharge all Taxes, levies, liens and other charges, if any, on its assets and on the Purchased Loans that, in each case, in any manner would create any lien or charge upon the Purchased Loans, except for any such Taxes and other charges as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(n)
Each Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all Transaction Costs.  Such Seller shall maintain its existence as a limited liability company organized solely and in good standing under the law of the State of Delaware and shall not dissolve, liquidate, merge with or into any other Person or otherwise change its organizational structure or Governing Documents or identity or incorporate or organize in any other jurisdiction other than in a manner permitted under the Transaction Documents.

(o)
Each Seller shall maintain all records with respect to the Purchased Loans and the conduct and operation of its business with no less a degree of prudence than if the Purchased Loans were held by such Seller for its own account and will furnish Buyer and Repo Agent, upon request by Buyer or its designated representative, with information reasonably obtainable by such Seller with respect to the Purchased Loans.

(p)	[Reserved].

(q)	[Reserved].

(r)	No Seller nor any other Seller Party shall have any right to take any action pursuant to the Purchased Loan Documents during the continuance of an Event of Default.

(s)
No Relevant Party shall cause the Purchased Loans to be serviced or sub-serviced by any servicer other than a Person duly licensed in each jurisdiction where any related Mortgaged Property is located and expressly approved in writing by Repo Agent in its sole and absolute discretion.

(t)
Neither any Seller Party nor any of their respective direct equityholders shall (i) knowingly conduct any business, or engage in any transaction or dealing, with any Prohibited Person, including the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (ii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Federal Trade Embargo.  Each Seller Party shall cause the representation set forth in Section 10(a)(xxiii) to remain true and correct at all times.

(u)
Each Seller shall cause the Servicer to service and administer, as applicable, each Purchased Loan in accordance with the terms of the Transaction Documents, the Purchased Loan Documents, and applicable law, and independent of any relationship that such Seller, any Relevant Party, Servicer, sub-servicer or any of their respective Affiliates may have with the applicable Approved Originator, Mortgagor or any of their respective Affiliates other than with respect to the Purchased Loan.

(v)
Each Seller shall, at such Seller’s sole cost and expense, promptly execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and fixture filings), which may be reasonably requested and/or required under any applicable Requirement of Law to effectuate the transactions contemplated by the Transaction Documents or to grant, preserve, protect or perfect the Liens created by the Transaction Documents or the validity or priority of any such Lien.  During the existence and continuance of an Event of Default, such Seller also agrees to provide to Repo Agent, from time to time upon request, evidence reasonably satisfactory to Repo Agent as to the perfection and priority of the Liens created or intended to be created by the Transaction Documents.

(w)
Each Purchased Loan shall be originated in accordance with the related Underwriting Guidelines consistent with the terms of this Agreement (including, without limitation, the representations and warranties in Exhibit IV attached hereto).

(x)
Each Seller shall cooperate with Repo Agent in its determination of the Asset Value of each Purchased Loan (including, without limitation, providing all information and documentation in the possession of such Seller regarding such item of underlying collateral or otherwise reasonably required by Repo Agent).

(y)
On the Purchase Date for each Purchased Loan, the applicable Seller shall provide Repo Agent with an Appraisal with respect to each Mortgaged Property collateralizing such Purchased Loan to be dated no earlier than the date which occurs four (4) months prior to the origination date of such Purchased Loan.  Upon exceeding eighteen (18) months of Seasoning with respect to any Purchased Loan and every six (6) months thereafter, the applicable Seller shall promptly deliver to Repo Agent within fifteen (15) Business Days, an updated Appraisal for such Purchased Loan or Mortgaged Property, and such Appraisal to be dated no earlier than the date which occurs thirty (30) days prior to the related eighteenth month or such sixth month, as applicable.  In addition to the Appraisals described above, each month Sellers shall obtain, at the related Seller’s expense, an updated Appraisal with respect to each Mortgaged Property related to a Purchased Loan that (i) is in an Metropolitan Statistical Area (as defined by the U.S. Office of Management and Budget) where the related HPA Index is down more than five percent (5%) from its highest point since the Purchase Date thereof or (ii) the related Mortgaged Property has been extended in the past month.

(z)	[Reserved].

(aa)	Each Seller shall use the proceeds of each Transaction solely for the purposes described in Section 10(a)(xxii).

(bb)	If at any time there exists a Margin Deficit, each Seller shall cure same in accordance with Section 4(a).

(cc)
Each Seller shall, and shall cause each other Relevant Party to, cooperate fully with the Buyer and Repo Agent with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Buyer hereunder or any rights obtained by Buyer under any of the other Transaction Documents and, in connection therewith, permit Buyer, at its election, to participate in any such proceedings.

(dd)
Each Seller shall, contemporaneously with the making of any Renovation Advance pursuant to the terms of any Purchased Loan, to execute such additional documents as Repo Agent shall reasonably request to further evidence any assignment thereof to Buyer.

(ee)	At all times so long as any Transactions are outstanding, each Seller Party shall be in full compliance with all applicable orders, rules and regulations of OFAC.

(ff)	[Reserved].

(gg)	[Reserved].

(hh)
All information, reports, exhibits, schedules, financial statements or certificates of or relating to any Seller Party or any of their officers furnished to Repo Agent hereunder and during Buyer’s diligence the Relevant Parties are and will be true and correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading, in each case as of the date provided or such other date expressly set forth therein.  All required financial statements, information and reports delivered by any Seller Party to Repo Agent pursuant to this Agreement shall be prepared in accordance with GAAP, or, if applicable, the appropriate SEC accounting regulations.

(ii)
Seller shall provide to Repo Agent written update packages containing any modifications to the Underwriting Guidelines since the date of the prior delivery, clearly identifying such changes.  No Mortgage Loans originated pursuant to Underwriting Guidelines as amended by any such modification shall constitute Eligible Loans unless and until such Underwriting Guidelines have been approved by Repo Agent in its sole and absolute discretion, and such Seller shall not request that Buyer enter into a Transaction with respect to any Mortgage Loan originated pursuant to such revised Underwriting Guidelines prior to such delivery and Repo Agent’s approval thereof.

(jj)
Each Seller Party is solvent and shall not be rendered insolvent by the transactions contemplated by this Agreement and the other Transaction Documents and the application of the proceeds thereof by such Seller Party, and, after giving effect to such transactions and the payment by such Seller Party of any dividends, shall not be left with an unreasonably small amount of capital with which to engage in its business.  No Seller Party shall incur debts beyond its ability to pay such debts as they mature.  No Seller Party shall take any action in furtherance of any Act of Insolvency in respect of such Seller Party, any other Seller Party, any of its assets or properties or any of such other Seller Party’s assets or properties.  No Seller shall sell or pledge the Purchased Loans to Buyer, as provided in this Agreement, with any intent to hinder, delay or defraud any of its creditors.

(kk)
Each Seller shall cause any affiliated third party, contemporaneously with the making of any Renovation Advance pursuant to the terms of any Purchased Loan, to execute such additional documents as Repo Agent shall reasonably request to further evidence any assignment thereof to Buyer.

(ll)
For each Purchased Loan as to which there are Advances to be made following the initial Advance thereunder, the applicable Seller shall (i) deliver to Repo Agent copies of all documentation received with respect to the work performed, (ii) fund each draw request made by a Mortgagor with respect to such Advance if such draw request satisfies the criteria or conditions for such draw under the related Purchased Loan Documents, and (iii) obtain a Construction Verification Agent Report from a Construction Verification Agent that shall have inspected the renovations and/or confirmed the payment for such renovations in accordance with reasonable and customary industry practices.

(mm)
Each Seller shall promptly make or cause to be made protective servicing advances (including without limitation for taxes, homeowners’ association fees, dues and assessments, insurance and property preservation) with respect to any Mortgaged Property relating to a Purchased Loan in the event Servicer fails to make or cause to be made such advance.

(nn)
If the Purchase Price remitted from Buyer to Seller on the related Purchase Date will be used by Seller to simultaneously acquire, or cause the simultaneous acquisition of, Purchased Loans from a Person other than Buyer or an Affiliate of Buyer, such closing and the related settlement process shall be executed using an escrow agent approved by Buyer in its reasonable discretion and an escrow agreement approved by Buyer in its sole and absolute discretion shall be executed by Seller, Buyer, such escrow agent and the related third party Seller.

(oo)
Concurrently with the execution of any Limited Crossed Repurchase Agreement, each Seller shall deliver to Buyer all other Limited Cross-Collateralization Transaction Documents, duly completed and executed by each of the parties thereto.

13.	SINGLE-PURPOSE ENTITY

(a)
Single-Purpose Entity.  Each Seller shall (i) own no assets, and shall not engage in any business, other than the assets and transactions specifically contemplated by this Agreement and any other Transaction Document, (ii) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than as otherwise permitted under this Agreement, (iii) not make any loans or advances to any Affiliate or third party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the purchase of Mortgage Loans under the Transaction Documents, (iv) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (v) comply with the provisions of its Governing Documents, (vi) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents without the prior written consent of Repo Agent which shall not be unreasonably withheld (and such Seller shall provide Repo Agent with a copy of each amendment, modification and waiver whether or not material to Buyer), (vii) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (x) appropriate notation shall be made on such financial statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (y) such assets shall also be listed on its own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (viii) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (ix) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (x) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (xi) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (xii) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (xiii) not hold itself out to be responsible for the debts or obligations of any other Person, (xiv) not form, acquire or hold any Subsidiary or own any equity interest in any other entity, (xv) not enter into any transaction with any Affiliate except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction, (xvi) not pledge its assets to secure the obligations of any other Person, (xvii) shall, at all times, have at least one (1) Independent Manager, (xviii) provide in its organizational documents (A) that Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (B) that any Independent Manager of such Seller shall not have any fiduciary duty to the member of such Seller, manager of such Seller or any other Person bound by such Seller’s limited liability company agreement except such Seller and the creditors of such Seller with respect to taking of, or otherwise voting on, any Act of Insolvency; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, and (xix) not engage in any business other than the origination, acquisition, ownership, servicing, enforcement, financing and disposition of the Purchased Loans for sale to Buyer in accordance with the applicable provisions of the Transaction Documents.

(b)
Delaware LLC.  Each Seller shall (i) be a Delaware limited liability company, (ii) have the Pledgor (or such other Person as agreed to by the Repo Agent in its sole discretion) serving as its sole member and manager that is organized as a special purpose entity with an Independent Manager and (iii) not take any Act of Insolvency or, without the prior written consent of its Independent Manager, take any action that will result in an Act of Insolvency.

14.	EVENTS OF DEFAULT; REMEDIES

(a)	Each of the following shall constitute an event of default by a Seller hereunder (each a “Event of Default”):

(i)	failure of any Seller to repurchase one or more Purchased Loans on the applicable Repurchase Date; or

(ii)
failure of any Seller or Servicer to deposit or cause to be deposited any Income in the Collection Account in accordance with the provisions hereof, the related Servicing Agreement, the Servicer Acknowledgment, as applicable, which failure, if due to administrative error that is curable, has not been cured within three (3) Business Days of such Seller’s or Servicer’s obtaining knowledge or receipt of notice thereof; or

(iii)
(A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner of, or, if recharacterized as a secured financing, a secured party with respect to, the Repurchase Assets specified in Sections 6(a) hereof and the other collateral specified in Section 6(c) hereof and in each Limited Crossed Pledge Agreement free of any adverse claim, liens and other rights of others (other than as granted in this Agreement or such Limited Crossed Pledge Agreement); (B) if a Transaction is recharacterized as a secured financing, the Transaction Documents with respect to any Transaction shall for any reason cease to create a valid first priority security interest in favor of Buyer in the Repurchase Assets specified in Section 6(a) hereof and the other collateral specified in Section 6(c) hereof; or (C) if the Transaction Documents shall cease to be in full force and effect or if the enforceability of any of them is challenged or repudiated by any Seller Party, any Servicer or any respective Affiliate thereof; or

(iv)
failure of a Seller to make the payments required under Section 4 or Section 5(b) when due, which failure, with respect to payments required under Section 5(b), if due to administrative error that is curable, has not been cured within three (3) Business Days after written notice thereof from Repo Agent to such Seller; or

(v)
failure of any Seller to make any other payment owing to Buyer or Repo Agent which has become due, whether by acceleration or otherwise, under the terms of this Agreement or any other Transaction Document which failure is not remedied within the period specified herein or therein, or if no period is specified, five (5) Business Days after notice thereof to such Seller from Repo Agent; provided, however, that Repo Agent shall not be required to provide notice in the event of a failure by any Seller to repurchase any Purchased Loan on the Facility Termination Date or the required Repurchase Date therefor; or

(vi)
breach by a Seller in the due performance or observance of any term, covenant or agreement contained in Section 13 (Single Purpose Entity) of this Agreement unless, (A) such failure is inadvertent, immaterial and non-recurring and (B) if such failure is curable, Seller shall have cured such breach within ten (10) Business Days following the date upon which such Seller first obtains knowledge of such breach or violation; or

(vii)	a Change of Control shall have occurred with respect to any Seller Party without prior written consent of Repo Agent; or

(viii)
any representation, warranty or certification made or deemed made by any Seller Party (including without limitation any representation or warranty made by such Seller Party in respect of Pledgor or Depositor) herein or in any other Transaction Document shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than the representations and warranties of Sellers set forth in Exhibit IV attached hereto) and such breach has not been cured within ten (10) Business Days following the earlier of (A) receipt of notice by such Seller Party and (B) knowledge of any Seller Party; provided, however, if the circumstances which resulted in such representation being incorrect or untrue can be remedied and provided further that the applicable Seller Party is diligently working to remedy such circumstances, Seller Party shall have an additional ten (10) Business Days to pursue such remedy; provided further, however, that there shall be no cure period in respect of any of the foregoing if (y) such Seller Party shall have made (or be deemed to have made) any such representations and warranties (including without limitation any representation or warranty made by such Seller Party in respect of Pledgor or Depositor) with knowledge that they were false or misleading at the time made, or (z) any such representations and warranties (including without limitation any representation or warranty made by such Seller Party in respect of Pledgor or Depositor) have been determined by the Repo Agent in its sole discretion exercised in good faith to be false or misleading on a regular basis; or

(ix)
a (i) final judgment by any court, administrative tribunal or other body having jurisdiction for the payment of money (A) in an amount greater than $250,000 shall have been rendered against a Seller and remains undischarged or unpaid for a period of thirty (30) days, during which period execution of such judgment is not effectively stayed, or (B) in an amount greater than $1,000,000, shall have been rendered against any other Relevant Party and remains undischarged or unpaid for a period of thirty (30) days, during which period execution of such judgment is not effectively stayed, or (ii) final non-appealable judgment by any court, administrative tribunal or other body having jurisdiction for the payment of money in an amount greater than $50,000,000 shall have been rendered against Guarantor, Depositor or Pledgor and remains undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed; or

(x)
Any Seller Party shall have defaulted under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction (including, without limitation, any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds) to which it is a party and which provides for borrowed funds and permits the acceleration of the maturity of the obligations by any other party to or beneficiary with respect to such borrowed funds or has a notional amount, as applicable, in an amount equal to or greater than $250,000 (in the case of a default by a Seller), an amount equal to or greater than $1,000,000 (in the case of a default by any other Relevant Party), or an amount equal to or greater than $50,000,000 (in the case of a default by Guarantor); provided, however, that any such default shall not constitute an Event of Default if the applicable Seller Party cures such default within the grace period, if any, provided under the applicable agreement; or

(xi)	as of the end of any fiscal quarter, Guarantor breaches any Guarantor Financial Covenant; or

(xii)
if any Relevant Party shall breach or fail to perform any of the terms, covenants, obligations or conditions of this Agreement or any other Transaction Document, or if Guarantor shall breach or fail to perform any of the terms, covenants, obligations or conditions of the Guaranty Agreement, in each case other than as specifically otherwise referred to in this definition of “Event of Default”, and such breach or failure to perform is not remedied within five (5) Business Days following the earlier of (A) receipt of notice by such Seller Party and (B) knowledge of such Seller Party; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such five (5) Business Day period and such Seller Party shall have commenced to cure such default within such five (5) Business Day period and thereafter diligently and expeditiously proceeds in good faith to cure the same, such five (5) Business Day period shall be extended for such time as is reasonably necessary for such Seller Party, in the exercise of due diligence and good faith, to cure such default, provided, further, that in no event shall such extended cure period exceed thirty (30) days from such Seller Party’s receipt of Repo Agent’s notice of such breach or failure to perform; or

(xiii)	an Act of Insolvency shall have occurred with respect to any Seller Party; or

(xiv)
Buyer and Repo Agent cease for any reason to have a valid and perfected first priority security interest in any Purchased Loan (other than due to (x) any repurchase by a Seller of a Purchased Loan in accordance with the terms of this Agreement or (y) the acts of Buyer or Repo Agent); or

(xv)	a Limited Crossed Event of Default shall have occurred; or

(xvi)	any Seller or the Guarantor shall breach Sections 11(g) hereof or Section V(i) of the Guaranty Agreement, respectively; or

(xvii)
any assignment or attempted assignment by any Seller Party of this Agreement or any other Transaction Document or any rights hereunder or thereunder without first obtaining the express written consent of Repo Agent, or the granting by any Relevant Party of any security interest, lien or other encumbrances on any Purchased Loans or any other Repurchase Assets to any Person other than Buyer or nominee approved by Buyer; or

(xviii)
any Relevant Party shall admit in writing or in a legal proceeding its inability to, or its intention not to, perform any of its obligations hereunder or under any other Transaction Document, or Guarantor shall admit in writing or in a legal proceeding its inability to, or its intention not to, perform any of its obligations under the Guaranty Agreement; or

(xix)
any Seller Party’s audited annual consolidated financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of any Seller Party as a “going concern” or a reference of similar import; or

(xx)	any Relevant Party shall have become an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or

(xxi)
the applicable Seller has not effected a transfer of servicing with respect to the applicable Purchased Loans to a successor servicer within sixty (60) days of an uncured Servicer Termination Event (provided, however, if (x) no Default has occurred and is continuing and (y) such Seller is diligently working towards effecting such servicing transfer as determined by Repo Agent in its sole and absolute discretion exercised in good faith, the applicable Seller shall have an additional thirty (30) days to complete such servicing transfer); or

(xxii)
the Pledgor shall fail to perform all of its material duties as Pledgor under the Transaction Documents and the applicable Limited Liability Company Agreement (as defined in the applicable Pledge Agreement) or cause a Seller to fail to perform the duties and obligations of each Seller under the Transaction Documents and the applicable Limited Liability Company Agreement (as defined in the applicable Pledge Agreement), and such failure continues for thirty (30) days after the Pledgor obtains knowledge or receives notice of such failure; or

(xxiii)
the Depositor shall fail to perform all of its material duties as Depositor under the Transaction Documents and the applicable Limited Liability Company Agreement (as defined in the applicable Pledge Agreement) or cause a Seller to fail to perform the duties and obligations of each Seller under the Transaction Documents and the applicable Limited Liability Company Agreement (as defined in the applicable Pledge Agreement), and such failure continues for thirty (30) days after the Depositor obtains knowledge or receives notice of such failure.

(b)	If an Event of Default shall occur and be continuing, the following rights and remedies shall be available to Repo Agent:

(i)
At the option of Buyer (or Repo Agent on its behalf), exercised by written notice to Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to any Seller Party), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”) (and any Transaction for which the related Purchase Date has not yet occurred shall be canceled).

(ii)	If Buyer (or Repo Agent on its behalf) exercises or is deemed to have exercised the option referred to in Section 14(b)(i):

(A)
A Seller’s obligations hereunder to repurchase all Purchased Loans and to pay all Obligations hereunder shall thereupon become immediately due and payable on and as of the Accelerated Repurchase Date without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding, and Buyer may exercise and shall have any and all rights and remedies available to it under applicable law, this Agreement and the other Transaction Documents or otherwise and may take any such action and exercise any such power as it may elect to enforce its rights and remedies under applicable law, this Agreement and the other Transaction Documents, including with respect to the Purchased Loans and the other Repurchase Assets and all Income deposited in each Collection Account, in each case including any such Income paid after such exercise or deemed exercise, shall be remitted to and retained by Buyer and applied to the aggregate Repurchase Price and any other amounts owing by a Seller hereunder or under any other Transaction Document.  Such Seller shall immediately deliver to the Buyer or its designee any and all original papers, records and files relating to the Repurchase Assets subject to such Transactions then in such Seller’s possession and/or control; and all right, title and interest in and entitlement to such Repurchase Assets and the Servicing Rights with respect thereto shall be deemed transferred to Buyer; and

(B)
the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall include the accrued and unpaid Price Differential with respect to each Purchased Loan accrued at the Pricing Rate applicable upon an Event of Default for such Transaction; and

(C)
Custodian shall, upon the request of Buyer (with simultaneous copy of such request to Sellers), deliver to Buyer all instruments, certificates and other documents then held by Custodian relating to the Purchased Loans.

(iii)
Buyer (or Repo Agent on its behalf) also shall have the right to (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to this Section 14(b) without notice or demand of any kind, to the extent permitted by applicable law, at a public or private sale and at such price or prices as Buyer may reasonably deem satisfactory any or all Purchased Loans and any and all other Repurchase Assets or (B) to the extent permitted by applicable law, in its sole discretion, exercised in good faith, elect, in lieu of selling all or a portion of such Purchased Loans and the other Repurchase Assets, to give Sellers credit for such Purchased Loans and the other Repurchase Assets in an amount equal to the market value of the Purchased Loans and the other Repurchase Assets, as determined by Buyer in its sole discretion exercised in good faith, against the aggregate unpaid Repurchase Price and any other amounts owing by Sellers hereunder.  To the extent permitted by applicable law, Sellers shall remain liable to Buyer for any amounts that remain owing thereto following a sale and/or credit under the preceding sentence.  The proceeds of any disposition of Purchased Loans and other Repurchase Assets effected pursuant to this Section 14(b)(iii) shall be applied (v) first, to the costs and expenses (including attorneys’ fees and expenses) incurred by Buyer in connection with a Seller’s default, (w) second, to the costs of cover and/or hedging transactions, if any, (x) third, to the Repurchase Price, (y) fourth, to any other outstanding Obligation owed by a Seller to Buyer or its Affiliates pursuant to the Transaction Documents (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) irrespective of whether such obligations are direct or indirect, absolute or contingent, matured or unmatured, and (z) the balance, if any, to Sellers.  In the event that Buyer shall not have received repayment in full of the Aggregate Repurchase Price and the other Obligations of Sellers under the Transaction Documents following its liquidation of the Purchased Loans and the other Repurchase Assets, Buyer may, in its sole and absolute discretion, pursue each Seller and Guarantor (to the extent provided in the  Guaranty Agreement ) for all or any part of any deficiency.

(iv)
The parties recognize that it may not be possible to purchase or sell all of the Purchased Loans and the other Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Loans and any other Repurchase Assets may not be liquid.  In view of the nature of the Purchased Loans and the other Repurchase Assets, the parties agree that, to the extent permitted by applicable law, liquidation of a Transaction or the Purchased Loans and any other Repurchase Assets shall not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner.  Accordingly, Buyer may elect, in its sole and absolute discretion, the time and manner of liquidating any Purchased Loans or other Repurchase Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Loans or other Repurchase Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Loans or other Repurchase Assets in the same manner or on the same Business Day, or (B) constitute a waiver of any right or remedy of Buyer.  Notwithstanding the foregoing, the parties to this Agreement agree that the Transactions have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual obligation and that each Transaction has been entered into in consideration of the other Transactions.

(v)
Each Seller shall be liable to Buyer and Repo Agent for (A) the amount of all actual expenses, including reasonable legal fees and expenses of counsel, incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions (including short sales) or entering into replacement transactions, (C) all damages, losses, judgments, actual costs and other expenses of any kind that may be imposed on, incurred by or asserted against Buyer relating to or arising out of such hedging transactions or covering transactions, and (D) any other loss, damage, actual cost or expense directly arising or resulting from the occurrence of an Event of Default.

(vi)
Buyer (or Repo Agent on its behalf) may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default and at any time during the continuance thereof.  No right or remedy herein conferred upon Buyer is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement or in any other Transaction Document, and every such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise may be exercised separately or in any combination.

(vii)
Buyer (or Repo Agent on its behalf) may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives, to the extent permitted by law, any defenses such Seller might otherwise have to require Buyer to enforce its rights by judicial process.  Each Seller also waives, to the extent permitted by law, any defense such Seller might otherwise have arising from the use of nonjudicial process, disposition of any or all of the Purchased Loans and any other Repurchase Assets, or from any other election of remedies.  Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(viii)
Without limiting any other rights or remedies of Buyer, Buyer (or Repo Agent on its behalf) shall have the right, without prior notice to Sellers, and any such notice being expressly waived by Sellers to the extent permitted by applicable law, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit of the account of Sellers (to any obligations of Sellers hereunder to Buyer.

(ix)
Buyer shall without regard to the adequacy of the security for the obligations of Sellers under this Agreement and the other Transaction Documents, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate and sell the Purchased Loans and any other Repurchase Assets or any portion thereof, collect the payments due with respect to the Purchased Loans and any other Repurchase Assets or any portion thereof, and do anything that Buyer is authorized hereunder to do.  Sellers shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

(x)
Buyer (or Repo Agent on its behalf) shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and a Seller, exercisable upon one (1) Business Days’ notice from Buyer to Sellers.  Without limiting the generality of the foregoing, Buyer (or Repo Agent on its behalf) shall have the right, without prior notice to Sellers, and any such notice being expressly waived by Sellers to the extent permitted by applicable law, to set off the proceeds of the liquidation of the Purchased Loans and other Repurchase Assets against all of Seller’s obligations to Buyer or its Affiliates, whether under this Agreement or under any other agreement between a Seller and Buyer or between a Seller and Buyer or any Affiliate of Buyer, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

(xi)
No course of dealing between any Seller Party, on the one hand, and Buyer, on the other hand, or any failure or delay on Buyer’s part in exercising any rights or remedies hereunder or under any Transaction Document shall operate as a waiver of any rights or remedies of Buyer and no single or partial exercise of any rights or remedies hereunder or thereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder.

(xii)
Buyer (or Repo Agent on its behalf) shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Sellers hereunder if a Default or an Event of Default has occurred and is continuing.

(xiii)
Each Seller hereby authorizes Buyer (or Repo Agent on its behalf), at Seller’s expense, to file such financing statement or statements relating to the Purchased Loans and the other Repurchase Assets without Seller’s signature thereon as Buyer at its option may deem appropriate, and appoints Buyer as Seller’s attorney-in-fact to execute any such financing statement or statements in such Seller’s name and to perform all other acts which Buyer (or Repo Agent on its behalf) deems appropriate to perfect and continue the lien and security interest granted hereby and to protect, preserve and realize upon the Purchased Loans and the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents and execute assignments on behalf of such Seller as its attorney-in-fact.  This power of attorney is coupled with an interest and is irrevocable without the Buyer’s consent.

15.	SINGLE AGREEMENT

Buyer and Sellers acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other.  Accordingly, each of Buyer and each Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder, and (iii) that payments, deliveries and other transfers made by any of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

16.	NOTICES AND OTHER COMMUNICATIONS

All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by e‑mail (with return receipt requested) to the addresses specified in Exhibit I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 16.  A notice shall be deemed to have been given: (x) in the case of hand delivery, at the time of delivery; (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (z) in the case of e‑mail, upon receipt.  A party receiving a notice that does not comply with the technical requirements for notice under this Section 16 may elect to waive any deficiencies and treat such notice as having been properly given.  In furtherance of the foregoing, notices pursuant to Section 4 may be sent by electronic mail to the e‑mail addresses set forth on Exhibit I attached hereto.

17.	NON‑ASSIGNABILITY

(a)
The rights and obligations of each Seller Party under the Transaction Documents and under any Transaction shall not be assigned by such Seller Party without the prior written consent of Repo Agent and Buyer each in its sole and absolute discretion.

(b)
Buyer may assign, participate or sell all or any portion of its rights and obligations under the Transaction Documents and under any Transaction from time to time to any Person, in each case upon not less than five (5) Business Days’ notice and with the prior consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that the consent of the Seller shall not be required if an Event of Default has occurred and is continuing.  Each assignee shall be entitled to the benefits of Section 3 (subject to the requirements and limitations therein, including the requirements under Section 3(o) (it being understood that the documentation required under Section 3(o) shall be delivered to the participating Buyer)) and Section 20; provided, however, that any such assignee or participant shall not be entitled to receive any greater payment under Section 3 than its participating Buyer would have been entitled to receive.  During the continuance of an Event of Default, Buyer may assign, participate or sell its rights and obligations under the Transaction Documents and/or any Transaction to any Person without prior notice to Sellers and without regard to the limitations in this Section 17(b). Notwithstanding anything to the contrary set forth in this Section 17(b) (including the immediately preceding sentence), no such assignment, participation or sale shall be made to (i) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (ii) any Seller Party or an Affiliate of any Seller Party.

(c)
Repo Agent, acting solely for this purpose as a non-fiduciary agent of Sellers shall maintain a record of each assignment, participation, or sale and a register for the recordation of the names and addresses of the assignees that become parties hereto and the beneficial owners of amounts owed by a Seller with respect to the Transactions and each such Person’s interest in the rights and obligations under this Agreement and the other Transaction Documents, and, with respect to each assignee, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”).  This provision is intended to be interpreted so that the indebtedness (for federal income tax purposes, as set forth in Section 23) evidenced by the Transaction Documents is treated as being in registered form in accordance with Section 5f.103‑1(c) of the Treasury Regulations.  The Register shall be available for inspection by a Seller at any reasonable time during normal business hours and from time to time upon reasonable prior notice.  The entries in the Register shall be conclusive absent manifest error, and the Buyer and Sellers shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Buyer hereunder for all purposes of this Agreement.

(d)
Subject to the foregoing, the Transaction Documents and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in the Transaction Documents, express or implied, shall give to any Person, other than the parties to the Transaction Documents and their respective successors and permitted assigns, any benefit or any legal or equitable right, power, remedy or claim under the Transaction Documents.

18.	GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a)
This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof, except for Sections 5‑1401 and 5-1402 of the General Obligations Law of the State of New York, which shall govern.

(b)
Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c)
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(d)
Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile and irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein.  Each party hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 18 shall affect the right of Buyer or Sellers to serve legal process in any other manner permitted by law or affect the right of Buyer or Sellers to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(e)
EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

19.	NO RELIANCE; DISCLAIMERS

Each party hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a)
It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents.

(b)
It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed to be necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed to be necessary and not upon any view expressed by the other party.

(c)
It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks.

(d)
It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation.

(e)
It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

20.	INDEMNITY AND EXPENSES

(a)
Each Seller hereby agrees to hold Buyer, Repo Agent and each of their respective Affiliates and each of their respective officers, directors, employees, agents and advisors (“Indemnified Parties”) harmless from and indemnify the Indemnified Parties against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, Indemnified Taxes, fees, costs, expenses (including reasonable attorneys’ fees and disbursements of outside counsel and any and all servicing and enforcement costs with respect to the Purchased Loans) and disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on or asserted or awarded against any Indemnified Party in any way whatsoever arising out of or in connection with or relating to:

(i)	this Agreement, any other Transaction Document, any Purchased Loan(s) or any other Repurchase Asset(s),

(ii)
any breach of a representation, warranty or covenant of any Seller Party or such Seller Party’s officers in this Agreement, any other Transaction Document or in any Officer’s Certificate or other document delivered pursuant hereto or thereto, and any and all actions taken or omissions pursuant hereto or thereto; provided, that, in the case of any representation or warranty set forth in Exhibit IV, all determinations as to the existence of a breach of any such representation or warranty shall be made without reference to any qualification as to any Seller Party’s knowledge, it being understood that all such qualifications are made in the interest of full and fair disclosure and to preclude claim of fraud and misrepresentation, but are not intended to limit the remedies available under this Section 21 for breach of any such representation or warranty),

(iii)
any Transactions, the actual or proposed use of the proceeds of the Transactions, this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby, including, without limitation, any acquisition or proposed acquisition or any indemnity payable under any Servicing Agreement, other servicing or loan administration arrangement,

(iv)	the actual or alleged presence of hazardous materials on any Mortgaged Property or any environmental action relating in any way to any Mortgaged Property or

(v)
the actual or alleged violation of any federal, state, municipal or local predatory lending laws, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

Without limiting the generality of the foregoing, each Seller agrees to hold each Indemnified Party harmless from and indemnify each Indemnified Party against all Indemnified Amounts with respect to any and all Purchased Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit or other laws, including without limitation ERISA, that, in each case, results from anything other than the gross negligence or willful misconduct of an Indemnified Party.  In any suit, proceeding or action brought by Buyer in connection with any Purchased Loan for any sum owing thereunder, or to enforce any provisions of any Purchased Loan Documents, each Seller will save, indemnify and hold Buyer harmless from and against all actual, out‑of‑pocket expense, loss or damage suffered by Buyer by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by such Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Seller.  Each Seller also agrees to reimburse each Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement and any other Transaction Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its outside counsel.  To the extent permitted by applicable law, each of Sellers and Buyer agree that it shall not assert, and each of Sellers and Buyer hereby waives, any claim against the other party, and its directors, employees, attorneys or agents, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Transaction Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Transaction or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of Sellers and Buyer hereby waives, releases and agrees not to sue upon any such claim or any such damages on any theory of liability for special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.  The provisions set forth in this Section 20(a) shall survive the termination of this Agreement.  Each Seller hereby acknowledges that its obligations hereunder are recourse obligations of such Seller.  Notwithstanding anything to the contrary in this Agreement, this Section 20 shall not apply to claims with respect to Taxes other than any Indemnified Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, and shall not apply to claims with respect to Excluded Taxes, or Other Taxes, which are governed by Section 3.

(b)
Each Seller agrees to pay as and when billed by Buyer (i) all Indemnified Amounts provided in Section 20(a), (ii) all of the out‑of‑pocket costs and expenses incurred by Buyer and its Affiliates in connection with the development, preparation, execution and delivery of, and any amendment, supplement or modification to this Agreement and the other Transaction Documents or any other documents prepared in connection herewith or therewith (including, without limitation, (A) all collateral review and Uniform Commercial Code search and filing fees and expenses, (B) all expenses associated with purchase and repurchase transactions under this Agreement and the other Transaction Documents and (C) the reasonable fees and expenses of counsel for such parties with respect to any of the foregoing, with respect to advising such parties as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement and the other Transaction Documents, with respect to negotiations with any Seller Party or with other creditors of any Seller Party arising out of any Default or Event of Default or any events or circumstances that may give rise to a Default or Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto), (iii) all of the out‑of‑pocket costs and expenses (and enforcement costs) incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation all the reasonable fees, disbursements and expenses of counsel to Buyer, (iv) all costs and expenses contemplated by Section 14(b)(v) and (v) all Diligence Fees (collectively, “Transaction Costs”).  Without limiting any of the foregoing, on the Closing Date Sellers shall pay the fees and expenses of Chapman and Cutler LLP, counsel to Buyer and Repo Agent, incurred in connection with the development, preparation, execution and delivery of this Agreement, the other Transaction Documents and the related closing documents and legal opinions.

21.	DUE DILIGENCE

(a)
Each Seller will permit, and will cause each other Relevant Party (in the case of such other Relevant Party, to the extent, but only to the extent, relating to the Purchased Loans, any Seller, any Transaction, this Agreement or any other Transaction Agreement and the transactions contemplated hereby and thereby) and Servicer to permit, Repo Agent or its designated representative to inspect any of such party’s records with respect to all or any portion of the Purchased Loans and other Repurchase Assets subject to a Transaction or proposed by such Seller to be subject to a Transaction, the Transaction Documents, and the conduct and operation of its business as it may relate thereto (including without limitation its platform, servicers, vendor management, policies and procedures, operations and asset-level diligence), in each case to the extent applicable to such Person, upon reasonable prior notice at such reasonable times and with reasonable frequency requested by Repo Agent or its designated representative (but not more frequently than twice in any twelve (12) month period unless a Default shall have occurred and, in Repo Agent’s sole discretion, shall remain unremedied for a period of five (5) Business Days), and to make copies of extracts of any and all thereof.  Repo Agent (and its agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that Repo Agent (and its agents or professional advisors) may disclose such information if required to do so by law or by any regulatory authority.  Upon notice and during regular business hours (but not more frequently than twice in any twelve (12) month period unless a Default shall have occurred and, in Repo Agent’s sole discretion, shall remain unremedied for a period of five (5) Business Days), each Seller agrees to promptly provide and to cause each other Relevant Party and Servicer (in the case of such other Relevant Party, to the extent, but only to the extent, relating to the Purchased Loans, any Seller, any Transaction, this Agreement or any other Transaction Agreement and the transactions contemplated hereby and thereby) to promptly provide Repo Agent (and its agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) Repo Agent (and its agents or professional advisors) may reasonably require in order to conduct periodic due diligence relating to the Purchased Loans and the other Repurchase Assets, Sellers, the other Relevant Parties (in the case of such other Relevant Party, to the extent, but only to the extent, relating to the Purchased Loans, any Seller, any Transaction, this Agreement or any other Transaction Agreement and the transactions contemplated hereby and thereby) and Servicer, as applicable, in connection with any Transaction or the Transaction Documents, in each case on both a pre- and post-funding basis.  Each Seller will (and shall cause each other Relevant Party (in the case of such other Relevant Party, to the extent, but only to the extent, relating to the Purchased Loans, any Seller, any Transaction, this Agreement or any other Transaction Agreement and the transactions contemplated hereby and thereby) and Servicer to) make available to Repo Agent (and its agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to such Person, the Purchased Loans, the other Repurchase Assets and the performance by such Person of its obligations under the Transaction Documents, and to assist in Repo Agent’s diligence.  In addition, each Seller shall provide, or shall cause any other Relevant Party (in the case of such other Relevant Party, to the extent, but only to the extent, relating to the Purchased Loans, any Seller, any Transaction, this Agreement or any other Transaction Agreement and the transactions contemplated hereby and thereby) and Servicer, as applicable, to provide, Repo Agent (and its designated representatives) from time to time, at their discretion and upon reasonable prior notice (but not more frequently than twice in any twelve (12) month period unless a Default shall have occurred and shall remain, in Repo Agent’s sole discretion, unremedied for a period of five (5) Business Days) to the relevant Person, with access to such Person to visit and inspect the offices of such Person and inspect any of such Person’s records with respect to all or any portion of the Purchased Loans and the other Repurchase Assets, the Transaction Documents, and the conduct and operation of its business related thereto upon reasonable prior notice at such reasonable times and with reasonable frequency requested by Repo Agent or its designated representative and to make copies of extracts of any and all thereof.  All reasonable out‑of‑pocket costs and expenses actually incurred by the Repo Agent (and its agents or professional advisors) in connection with the due diligence and other matters outlined in this Section 21 shall be paid by Sellers, subject to an aggregate dollar amount during the term of this Agreement of $60,000 (the “Diligence Fees Cap”).  For the avoidance of doubt, the due diligence costs and expenses incurred by Buyer and Repo Agent in connection with the establishment of this repurchase facility and the related Transaction Documents and the purchase of Purchased Loans to be made on the initial Purchase Date hereunder shall not be applied against the cap.

(b)
Each Seller acknowledges that Repo Agent intends, but shall not be obligated, to conduct due diligence reviews, in each case at such Seller’s sole cost and expense, with respect to not less than 10% (or such other percentage as determined by Repo Agent in its sole and absolute discretion) of the Purchased Loans.  Each Seller shall cooperate with Repo Agent and its designated representatives in connection with any such due diligence review and acknowledges and agrees that Repo Agent, in addition to the foregoing, has the right to perform continuing due diligence reviews with respect to the Purchased Loans, at such Seller’s sole cost and expense (subject to the Diligence Fees Cap), for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or determining or re-determining the Asset Value for purposes of Section 4, or otherwise, and each Seller agrees that Repo Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on any or all of the Purchased Loans and other Repurchase Assets, including, without limitation, ordering new credit reports and Appraisals on the applicable Mortgaged Properties and otherwise regenerating the information used to originate such Purchased Loans.  Upon reasonable (but no less than three (3) Business Days) prior notice to the applicable Seller, Repo Agent or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Loan Files and any and all documents, records, agreements, instruments or information relating to any Purchased Loan or any other Repurchase Asset in the possession or under the control of such Seller.  Each Seller agrees to cooperate with Repo Agent and any third party underwriter designated by Repo Agent in connection with such underwriting, including, but not limited to, providing Repo Agent and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Loans and other Repurchase Assets in the possession, or under the control, of such Seller.  The fact that Repo Agent has conducted or has failed to conduct any partial or complete examination of the Purchased Loan Documents, the Purchased Loans or the other Repurchase Assets shall not affect Repo Agent’s or Buyer’s (or any of its successor’s) rights to demand repurchase, indemnification or other relief or remedy to the extent provided under this Agreement or any other Transaction Document.

22.	SERVICING ADMINISTRATION

(a)
The parties hereto agree and acknowledge that the Purchased Loans will be sold by Sellers to Buyer on a servicing released basis.  In furtherance of the foregoing, Sellers and Buyer hereby agree and confirm that from and after the Closing Date, only this Agreement, the Servicing Agreement, and the Servicer Acknowledgment shall govern the servicing of the Mortgage Loans, and any prior agreement between Sellers and any other Person or otherwise with respect to such servicing is hereby superseded in all respects.

(b)
Each Seller, on Buyer’s behalf, shall contract with each Servicer to service the related Purchased Loans consistent with the degree of skill and care that such Servicer customarily exhibits with respect to similar mortgage loans owned or managed by it and in accordance with Accepted Servicing Practices.  Each Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder, (iii) comply with the Servicing Standard and (iv) not impair the rights of Buyer in any Purchased Loans, the related Mortgaged Properties or any payment thereunder.  Provided that Buyer and Repo Agent shall have received a duly executed Servicer Acknowledgment from Servicer prior to an Event of Default, Sellers may retain such Servicer and its agents and sub-servicers approved by Repo Agent to service the related Purchased Loans for the benefit of or on behalf of Buyer as provided herein; provided, however, that the obligation of a Servicer to service any Purchased Loan for the benefit of or on behalf of Buyer as aforesaid shall cease upon the repurchase of such Purchased Loan by the applicable Seller in accordance with the provisions of this Agreement or as otherwise provided in the Servicer Acknowledgment.

(c)
Each Seller agrees that, as between such Seller and Buyer, Buyer is the owner of all Servicing Rights and servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Loans (the “Servicing Records”).  Each Seller covenants to safeguard (and to cause Servicer and its respective permitted agents and sub-servicers to safeguard) any such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Repo Agent’s request.  Each Seller shall cause Servicer and any other permitted agents or sub-servicers engaged on behalf of Buyer to properly reflect Buyer’s interest in such the Purchased Loans and any related Income in its books and records.

(d)
Each Seller shall cause the Servicer to hold or cause to be held all escrow payments collected with respect to any Purchased Loans in trust accounts and shall apply the same for the purposes for which such escrow payments were collected.

(e)
On the date hereof each Seller shall enter into the Servicer Acknowledgment with Servicer as to which in each case Buyer and Repo Agent shall be third-party beneficiaries.  None of Sellers, Servicer or any Approved Originator shall have any right to select or employ any sub-servicer or successor servicer or successor loan administrator without the prior written approval of Repo Agent in its sole and absolute discretion exercised in good faith.  If the applicable Seller requests that a servicer other than the Servicer identified in the Servicer Acknowledgment as of the date of such request service any of the Purchased Loans, such Seller shall provide promptly to Repo Agent a new Servicer Acknowledgment addressed to and agreed to by such servicer of the related Purchased Loans, advising such servicer of such matters as Repo Agent may reasonably request, including, without limitation, recognition by such servicer of Buyer’s interest in such Purchased Loans and such servicer’s agreement that upon receipt of notice of an Event of Default from Repo Agent, it will follow the instructions of Repo Agent with respect to the Purchased Loans and any related Income with respect thereto and provide such information as Repo Agent may request from time to time, including a reporting tape with respect to such Purchased Loans; provided that prior to receipt of such notice of an Event of Default from Repo Agent, such servicer may follow the directions and instructions of such Seller with respect to such servicer’s duties and obligations under the related Servicing Agreement.  Upon notice thereof to Servicer or such Person from Repo Agent, the related Servicing Agreement and the Servicer Acknowledgment shall together constitute a separate and distinct servicing agreement for the related Purchased Loans.

(f)
Sellers shall cause Servicer and any other permitted sub-servicers engaged on behalf of Buyer to execute a Servicer Acknowledgment acknowledging Buyer’s interest in the related Purchased Loans and the related Servicing Agreement and agreeing that such Servicer and any permitted sub-servicer (if applicable) shall deposit all Income with respect to the Purchased Loans in the Collection Account as provided in this Agreement and the Servicing Agreement (as modified by the Servicer Acknowledgment), all in such manner as shall be acceptable to Repo Agent in its sole and absolute discretion.  Without limiting the generality of the foregoing, Sellers shall, or shall cause Servicer to deposit all Income received by any Servicer on any Purchased Loans into the Collection Account within two (2) Business Days of such Servicer’s receipt thereof.

(g)
Upon the occurrence of a Servicer Termination Event (and provided no Event of Default has occurred and is continuing), Sellers shall terminate Servicer’s right to service and administer the related Purchased Loans under the related Servicing Agreement without payment of any penalty or termination fee and shall appoint a successor servicer or loan administrator acceptable to Repo Agent within ten (10) Business Days of such Servicer Termination Event and shall complete a transfer of servicing of the related Purchased Loans to such successor servicer within sixty (60) days of such Servicer Termination Event.  Upon the occurrence of an Event of Default, Repo Agent may exercise such right of termination and shall provide Sellers with notice thereof and Sellers, if required by Repo Agent shall immediately terminate Servicer’s right to service the related Purchased Loans without payment of any termination fee or any other amount to Servicer or any of its agents, property managers or sub-servicers.  In any such case, Sellers shall, and shall instruct Servicer to cooperate in transferring the servicing and all Servicing Records relating to the related Purchased Loans to a successor servicer approved by Repo Agent in its sole and absolute discretion.  For the avoidance of doubt, any termination of a Servicer’s rights to service by Repo Agent as a result of a Servicer Termination Event or an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.

(h)
To the extent applicable, Sellers shall cause each Servicer to permit Buyer and Repo Agent to inspect such Servicer’s servicing facilities for the purpose of satisfying Buyer and Repo Agent that such Servicer has the ability to service the related Purchased Loan as provided in this Agreement, the related Servicing Agreement and the Servicer Acknowledgment.

(i)
If a Seller should discover that, for any reason whatsoever, such Seller, Servicer or any other Person responsible to such Seller for managing, servicing or administering any Purchased Loan has failed to perform fully such Seller’s obligations under the Transaction Documents or any of the obligations of such entities with respect to the related Purchased Loans, such Seller shall promptly notify Repo Agent and promptly remedy any non-compliance.

(j)
Buyer may, in its sole and absolute discretion if an Event of Default shall have occurred and be continuing, sell the Purchased Loans on a servicing released basis and loan administration released basis, as applicable, without payment of any termination fee or any other amount to Servicer or any of its agents or sub-servicers.

(k)
Upon any termination of Servicer as provided herein, in the Servicer Acknowledgment or in Servicing Agreement, Sellers shall cause Servicer to transfer servicing (including without limitation such Servicing Rights and, if a Seller owns or possesses Servicing Rights, such Seller shall transfer servicing and such Servicing Rights), including, without limitation, delivery of all servicing files to the designee of Buyer as directed by Repo Agent The delivery of servicing files of Servicer or Sellers, as applicable, shall be in accordance with Accepted Servicing Practices.  After Servicer’s servicing terminates and until the related servicing transfer date, Sellers shall cause Servicer to (and if a Seller owns or possesses Servicing Rights, such Seller shall) service the related Purchased Loans in accordance with the terms of this Agreement and for the benefit of Buyer.

23.	TREATMENT FOR TAX PURPOSES

It is the intention of the parties that, for U.S. federal, state and local income and franchise Tax purposes, the Transactions constitute a financing, and that the applicable Seller is, and, so long as no Event of Default shall have occurred and be continuing, will continue to be, treated as the owner of the Purchased Loans for such purposes.  Unless prohibited by applicable law, Sellers and Buyer agree to treat the Transactions as described in the preceding sentence on any and all filings with any U.S. federal, state or local taxing authority and in any audit or other administrative or judicial proceeding concerning Taxes.

24.	INTENT

(a)
The parties intend and recognize that each Transaction (including without limitation any Purchase Price Increase) is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)
The parties intend (i) for each Transaction (including without limitation any Purchase Price Increase) to qualify for the safe harbor treatment provided by the Bankruptcy Code and for each party to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 741 of the Bankruptcy Code, (ii) for the grant of a security interest set forth in Section 6 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (iii) that each party shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract,” and a “master netting agreement,” including (x) the rights, set forth in Section 14 and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Loans and the other Repurchase Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in this Agreement and in Sections 362(b)(6), 362 (b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code.

(c)
It is understood that either party’s right to accelerate or terminate this Agreement or to liquidate Repurchase Assets delivered to it in connection with the Transactions (including without limitation any Purchase Price Increase) hereunder or to exercise any other remedies pursuant to Section 14 hereof is a contractual right to accelerate, terminate or liquidate this Agreement or the Transactions (including without limitation any Purchase Price Increase) as described in Sections 555 and 559 of the Bankruptcy Code.  It is further understood and agreed that either party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement or the Transactions (including without limitation any Purchase Price Increase) hereunder is a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement as described in Section 561 of the Bankruptcy Code.

(d)
The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction (including without limitation any Purchase Price Increase) hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(e)
Each party hereto hereby further agrees that it shall not challenge the characterization of (i) this Agreement or any Transaction (including without limitation any Purchase Price Increase) as a “repurchase agreement,” “securities contract” and/or “master netting agreement” within the meaning of the Bankruptcy Code, or (ii) Buyer as a “repo participant” within the meaning of the Bankruptcy Code except insofar as the type of asset subject to the Transactions (including without limitation any Purchase Price Increase) or, in the case of a “repurchase agreement,” the term of the Transactions, would render such definition inapplicable.

(f)
It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction (including without limitation any Purchase Price Increase) hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(g)	It is understood that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and as used in Section 561 of the Bankruptcy Code.

(h)
The parties acknowledge and agree that the Guaranty Agreement is a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of Title 11 of the United States Code, as amended, and a “securities contract” as that term is defined in Section 741(A)(xi) of Title 11 of the United States Code, as amended.

(i)
The parties intend and acknowledge that any provisions hereof or in any other document, agreement or instrument that is related in any way to the servicing of the Purchased Loans shall be deemed “related to” this Agreement within the meaning of Sections 101(47) and  741 of the Bankruptcy Code.

(j)
The parties hereby understand, acknowledge and agree that all of the Repurchase Assets (including cash) shall qualify as eligible collateral under the definition of a “repurchase agreement” and/or “securities contract” under Title 11 of the United States Code, as amended.  However, to the extent that any of the Repurchase Assets (including cash) are determined to not qualify as eligible collateral under the definition of a “repurchase agreement” or “securities contract” under Title 11 of the United States Code, as amended, each Seller hereby pledges to Buyer as security for the performance by such Seller of its obligations under each Transaction, and hereby grants to Buyer a security interest in, only those Repurchase Assets (including cash) which are determined to not qualify as eligible collateral under the definition of a “repurchase agreement” or “securities contract” under Title 11 of the United States Code, as amended.  The parties intend that those Repurchase Assets (including cash) which are determined to not qualify as eligible collateral under the definition of a “repurchase agreement” or “securities contract” under Title 11 of the United States Code, as amended, shall be treated as collateral under a security agreement, arrangement or other credit enhancement related to this repurchase agreement and securities contract under Sections 101(47)(A)(v) and 741(A)(xi) of Title 11 of the United States Code, as amended, respectively.  This pledge by the Sellers is in addition, and without prejudice, to the grant of a security interest in the Repurchase Assets (including cash) under Section 6.

25.	POWER OF ATTORNEY

(a)
Each Seller hereby irrevocably constitutes and appoints Buyer, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such Seller or in its own name, from time to time in Buyer’s or Repo Agent’s discretion to file such financing statement or statements relating to the Purchased Loans and the Repurchase Assets without such Seller’s signature thereon as Buyer at its option may deem appropriate, and, without limiting the generality of the foregoing, such Seller hereby gives Buyer the power and right, on behalf of such Seller, without assent by, but with notice to, such Seller, if an Event of Default shall have occurred and be continuing, to do the following:

(i)
in the name of such Seller, or in its own name, or otherwise, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement and the other Transaction Documents;

(ii)
in the name of such Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Purchased Loans and any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer (or Repo Agent on its behalf) for the purpose of collecting any and all such moneys due with respect to any Purchased Loans and any other Repurchase Assets whenever payable;

(iii)	to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Loans or any other Repurchase Assets; and

(iv)
(A)  to direct any party liable for any payment under any Purchased Loans or any other Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer (or Repo Agent on its behalf) shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Loans or any other Repurchase Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Loans or any other Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Loans, any other Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Purchased Loans or any other Repurchase Assets; (E) to defend any suit, action or proceeding brought against such Seller with respect to any Purchased Loans or any other Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Loans or any other Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and such Seller’s expense, at any time, and from time to time, all acts and things which Buyer (or Repo Agent on its behalf) deems necessary to protect, preserve or realize upon the Purchased Loans and the other Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do.

Each Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable until all obligations of Sellers under this Agreement and the other Transaction Documents have been paid in full and this Agreement and the other Transaction Documents are terminated in accordance with the terms hereof and thereof.

Each Seller also authorizes Buyer and Repo Agent, if an Event of Default shall have occurred and be continuing, from time to time, to execute, in connection with any sale provided for in Section 14, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Loans and the other Repurchase Assets.  The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Purchased Loans and the other Repurchase Assets and shall not impose any duty upon it to exercise any such powers.  Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Sellers, any other Seller Party or any other Person for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

(b)
In connection with the repurchase by a Seller of any Purchased Loan in accordance herewith, upon receipt of the Repurchase Price by Buyer, Buyer (or Repo Agent on its behalf) will deliver to such Seller, at such Seller’s expense, such documents and instruments as may be reasonably necessary and requested by such Seller to reconvey such Purchased Loan and any unapplied Income related thereto to such Seller.

26.	CONFIDENTIALITY

(a)
This Agreement and its terms, provisions, supplements, amendments, notices and other deliverables hereunder (including without limitation each Monthly Platform Report), are proprietary to the parties hereto and shall be held by each party hereto in strict confidence and shall not be disclosed to any third party without the written consent of the other parties hereto except for (i) disclosure to a party’s direct and indirect Affiliates and Subsidiaries, and its and their respective directors, officers, managers, employees, limited partners, investors, owners, advisors, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure to governmental agencies or regulatory bodies if it is reasonable and necessary for such party to do so in working with such governmental agencies or regulatory bodies, (iii) disclosure to such party’s agents, assignees or prospective assignees, provided that each such third party agrees to maintain the confidentiality of such information to the same standard to which the Buyer is held by this Section 26, or (iv) disclosure required by law, rule, regulation or order of a court or other regulatory body or rules of a stock exchange.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that none of the parties hereto may disclose the name of or identifying information with respect to any other party hereto or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the other parties hereto.  Notwithstanding anything contained in this Agreement to the contrary or any disclosure their respective Affiliates have entered into with third parties (1) the Fee Letter, the Monthly Platform Reports and their respective terms may not be disclosed by any party hereto to any Person without the prior written consent of the other party hereto except to the extent required by applicable law, which such consent may be withheld for any reason, and (2) Buyer and Repo Agent may disclose general information relating to this Agreement, the Fee Letter and the transactions contemplated herein and therein to third parties that are customers, or potential customers, of Buyer, Repo Agent or its respective Affiliates through customary methods used to market lending and underwriting services including, but not limited to, through pitch books, presentations and other similar means of marketing; provided, that each such third party agrees to maintain the confidentiality of such information to the same standard to which the Buyer is held by this Section 26.

(b)
Notwithstanding anything in this Agreement to the contrary, each party hereto shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Loans and/or any applicable terms of this Agreement (the “Confidential Information”).  Each of the parties hereto understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm Leach Bliley Act (the “Act”), and each party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws.  Each of the parties shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of each other party or any Affiliate of such other party which such party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each party represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect.  Upon request, each party will provide evidence reasonably satisfactory to allow the other party to confirm that the providing party has satisfied its obligations as required under this Section.  Without limitation, this may include the other party’s review of audits, summaries of test results, and other equivalent evaluations of such party.  Each party shall notify the other parties hereto immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of any other party hereto provided directly to such party.  Each party hereto shall provide such notice to the other parties hereto by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

27.	MISCELLANEOUS

(a)
Time is of the essence under the Transaction Documents and all Transactions thereunder, and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents.

(b)
All rights, remedies and powers of Buyer and/or Repo Agent hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer and/or Repo Agent whether under law, equity or agreement.  In addition to the rights and remedies granted to it in this Agreement to the extent applicable, Buyer shall have all rights and remedies of a secured party under the UCC and any other applicable law.

(c)
The Transaction Documents may be executed in counterparts, including facsimile or electronic (i.e., “pdf” or “tif”) counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this Agreement, shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any Requirement of Law, including the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act as in effect in any state, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309) or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.

(d)	The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(e)
Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(f)
This Agreement, the Fee Letter, each Confirmation, each Purchase Price Increase Confirmation and each other Transaction Document contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(g)
Each party understands that this Agreement is a legally binding agreement that may affect such party’s rights.  Each party represents to the other that such party has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(h)
Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(i)
To the extent permitted by applicable law, each party hereby waives any right to claim or recover from the other party any exemplary or punitive damages of any kind or nature whatsoever, whether the likelihood of such damages was known or foreseeable and regardless of the form of the claim or action.  The foregoing waiver shall also apply to Indemnified Amounts.

(j)
Unless otherwise specified herein, no amendment to or waiver of any provision of this Agreement nor consent to any departure by the Sellers therefrom shall in any event be effective unless the same shall be in writing and signed by the Seller, Repo Agent and the Required Buyers; provided, however, that (x) no such amendment, waiver or consent shall, without the consent of the Repo Agent, require the Repo Agent to take any action or amend, modify or waive the duties, responsibilities or rights of the Repo Agent hereunder or any other Transaction Document and (y) the consent of each affected Buyer shall be required to:

(i)
amend the definitions of Repurchase Date, Required Buyers, or any other provision hereof specifying the percentage of Buyers required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder contained in this Agreement;

(ii)
amend, modify or waive any provision of this Agreement in any way which would (A) reduce the Price Differential or the Repurchase Price due to such Buyer or delay any scheduled date for payment thereof, (B) reduce fees payable by the Sellers to such Buyer or delay the dates on which such fees are payable or (C) change the currency of payments due to such Buyer hereunder; or

(iii)	amend this Section 27(j) in any way other than expanding the list of amendments, waivers or consents that require the consent of each affected Buyer.

Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(k)
Acknowledgement and Consent to Bail In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii)	the effects of any Bail In Action on any such liability, including, if applicable:

(A)	a reduction in full or in part or cancellation of any such liability;

(B)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(C)	the variation of the terms of such liability in connection with the exercise of the write down and conversion powers of the applicable Resolution Authority.

28.	APPOINTMENT AS REPO AGENT

(a)          Authorization and Action of Repo Agent.

(i)
Buyer hereby appoints Repo Agent, and Repo Agent hereby accepts the appointment, to perform certain administrative functions and carry out certain calculations, and to act on Buyer’s behalf, in each case, pursuant to and in accordance with the terms of this Agreement, and authorizes Repo Agent to perform such services and take such actions on its behalf as are contemplated hereby and to exercise such other powers as are delegated to Repo Agent hereby, in each case, together with such authority and powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Repo Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement, nor shall the Repo Agent have or be deemed to have any fiduciary relationship with any Buyer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Repo Agent.  Without limiting the generality of the foregoing sentence, the use of the term “Repo Agent” in this Agreement with reference to the Repo Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(ii)
The Repo Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Repo Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.  Except for actions which the Repo Agent is expressly required to take pursuant to this Agreement, the Repo Agent shall not be required to take any action which exposes the Repo Agent to personal liability or which is contrary to applicable law unless the Repo Agent shall receive further assurances to its satisfaction from the Agents that it will be indemnified against any and all liability and expense which may be incurred in taking or continuing to take such action.

(b)
Repo Agent’s Reliance, etc.  Neither the Repo Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it as Repo Agent under or in connection with this Agreement, any other Transaction Document or any related agreement or document, except for its own gross negligence or willful misconduct.  Without limiting the foregoing, the Repo Agent:

(iii)
may consult with legal counsel (including counsel for any Seller or any Affiliate of any Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(iv)
makes no warranty or representation to any Buyer, and shall not be responsible to any Buyer, for any statements, warranties or representations made by any Seller Party, any Servicer or any Mortgagor in connection with this Agreement or any other Transaction Document;

(v)
shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of any Seller Party, any Servicer or any Mortgagor or to inspect the property (including the books and records) of any Seller Party, any Servicer or any Mortgagor;

(vi)
shall not be responsible to any Buyer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Transaction Document or any other instrument or document furnished pursuant hereto; and

(vii)
shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or other electronic means) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

(c)
Other Dealings. The Repo Agent and its Affiliates may generally engage in any kind of business with any Seller Party, any Mortgagor, any Servicer, or any of their respective Affiliates and any Person who may do business with or own securities of any Seller Party, any Mortgagor, any Servicer, or any of their respective Affiliates, all as if such entities were not the Repo Agent and without any duty to account therefor to any Buyer.

(d)
Decision to Make Transactions. The Buyers acknowledge that each has, independently and without reliance upon the Repo Agent, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to enter into Transactions hereunder.  The Buyers also acknowledge that each will, independently and without reliance upon the Repo Agent or any of its Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or any related agreement, instrument or other document.  Furthermore, each Buyer acknowledges and agrees that although it may have received modeling and other structural information (including cash flow analysis) from the Repo Agent, the Repo Agent does not assume any responsibility for the accuracy or completeness of such information and such information is not intended to be relied upon as a prediction of performance or for any other reason.

(e)	Successor Repo Agent.

(i)
The Repo Agent may resign at any time by giving five (5) days’ written notice thereof to each Buyer and each Seller.  Upon any such resignation, the Required Buyers shall have the right to appoint a successor Repo Agent.  If no successor Repo Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Repo Agent’s giving of notice of resignation, then the retiring Repo Agent may, on behalf of the Buyers and the Sellers, appoint a successor Repo Agent.  If the successor Repo Agent is not an Affiliate of the resigning Repo Agent, or a Buyer, such successor Repo Agent shall be subject to the Sellers’ prior written approval (which approval will not be unreasonably withheld or delayed and which approval shall not be required following the occurrence and during the continuation of an Event of Default). Upon the acceptance of any appointment as Repo Agent hereunder by a successor Repo Agent, such successor Repo Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Repo Agent, and the retiring Repo Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Repo Agent’s resignation hereunder as Repo Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Repo Agent under this Agreement.

(ii)
The “Repo Agent” shall include any successors to the Repo Agent as a result of a merger, consolidation, combination, conversion, reorganization or any other transaction (or series of related transactions) in which shares of the Repo Agent’s capital stock are sold or exchanged for or converted or otherwise changed into other stock or securities, cash and/or any other property, or the sale, lease, assignment, transfer or other conveyance of a majority of the assets of the Repo Agent in any transaction (or series of related transactions).  Notwithstanding anything to the contrary in this Agreement, no consent of the Buyers or the Sellers shall be required in connection with the succession of the Repo Agent as a result of any of the foregoing transactions.

(f)
Reimbursement. Each Buyer agrees to reimburse and indemnify the Repo Agent and its officers, directors, employees, representatives, counsel and agents (to the extent the Repo Agent is not paid or reimbursed by the Sellers), ratably according to the amounts owed to each such Person hereunder, from and against such Buyer’s ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Repo Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Repo Agent under this Agreement or any other Transaction Document; provided, that no Buyer shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Repo Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Buyer agrees to reimburse the Repo Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Repo Agent in connection with the due diligence, negotiation, preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Transaction Document, in each case to the extent that the Repo Agent is not reimbursed for such expenses by the Sellers.

29.	JOINT AND SEVERAL

Sellers and Buyer hereby acknowledge and agree that Sellers are each jointly and severally liable to Buyer for payment and performance of all of their respective liabilities and obligations hereunder.

[SIGNATURES COMMENCE ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER AND REPO AGENT:

GOLDMAN SACHS BANK USA,
a New York state member bank

By:	/s/ Joseph Grathwohl
Name:	Joseph Grathwohl
Title:	Authorized Signatory

Master Repurchase Agreement – Signature Page

SELLERS:

FCR NS SELLER I LLC,
a Delaware limited liability company

By:	/s/ Avraham Dreyfuss
Name:	Avraham Dreyfuss
Title:	Chief Financial Officer

Master Repurchase Agreement – Signature Page